EXHIBIT 10.1

AMENDED AND RESTATED

CASINO OPERATING CONTRACT

Louisiana Gaming Control Board

(“Gaming Board”)

and

Jazz Casino Company, L.L.C.

(“Casino Operator”)

8.2	Subcontracting by Casino Operator	43
8.3	Casino Operator’s Obligations Under the Casino Management Contract and Enterprise Services Agreement	44
8.4	Acts and Omissions of the Casino Manager and Enterprise Services Provider	44
8.5	Access to Casino Manager’s and Enterprise Services Provider’s Books and Records of the Casino	44
8.6	Notice of Termination of Casino Management Contract or Enterprise Services Agreement	44
8.7	Casino Name Change	45

Article IX. CASINO OPERATOR’S AFFIRMATIVE COVENANTS		46

9.1	General	46
9.2	Casino	46
9.3	Payment	46
9.4	Intentionally Omitted	46
9.5	Financial Stability	46
9.6	Non-Discrimination Policies	49
9.7	Minority Employment Policies	50
9.8	Compulsive Gambling Program	50
9.9	Maintain Qualifications	50
9.10	On-Site Inspections	50
9.11	Cooperate in Investigations	50
9.12	Access to Information, Materials, and Data	50
9.13	Maintain Books and Records After Termination or Expiration	50
9.14	Documents for Investigations	51
9.15	Cooperation to Facilitate Restrictive Use Casino Operating Contracts	51
9.16	Maintain Suitability	51
9.17	Information Concerning Creditors	52
9.18	Business Ability and Casino Gaming Experience	52
9.19	Notice of Claims	52
9.20	Insurance Coverages	52
9.21	Essential Documents	52
9.22	Casino Bankroll	52
9.23	Days and Hours of Operation	53
9.24	Age Limitations	53
9.25	Maintenance of Casino	53
9.26	Computerized Accountability	53
9.27	Minimum Internal Controls	56
9.28	Utilization of Louisiana Goods and Services	56
9.29	Intentionally Omitted	56
9.30	Landlord Payments	56
9.31	Payment of Impositions	56
9.32	Intentionally Omitted	57
9.33	Capital Investment	57

Article X. CASINO OPERATOR’S NEGATIVE COVENANTS		58

10.1	General	58
10.2	Food and Restaurant Facilities and Service	59
10.3	Lodging and Meeting Space	59

10.4	Prohibited Contacts with Public Officers	59
10.5	Improper Activities	59
10.6	Prohibited Sale of Certain Products	59
10.7	Exclusion and Detention of Certain Persons	59
10.8	Environmental Laws	60
10.9	Other Prohibited Activities	60
10.10	Reduction in Personnel and Compensation	60

Article XI. INTENTIONALLY OMITTED		60

Article XII. FINANCIAL AND ACCOUNTING RECORDS, ACCESS AND REPORTING REQUIREMENTS, CONFIDENTIALITY		60

12.1	Financial and Accounting Records	60
12.2	Financial Statements and Quarterly Meetings	61
12.3	Expiration or Termination Audit	62
12.4	Public Company Disclosure	62
12.5	Review and Audit	62
12.6	Cooperation with the Legislative Auditor	62
12.7	Public Records Access	63
12.8	Errors in Financial and Accounting Records Resulting in Overpayment to the Gaming Board	63

Article XIII. FUNDS AND FINANCING		64

13.1	Financing	64
13.2	Intentionally Omitted	64
13.3	Intentionally Omitted	64
13.4	Intentionally Omitted	64
13.5	Financing Representations; Restrictions	64
13.6	Limitations on Financing	64
13.7	Capital Replacements	65

Article XIV. INSURANCE		66

14.1	Property and Casualty Insurance Coverage	66
14.2	Builder’s Risk Insurance	67
14.3	Adjustments to Policy Limits and Deductibles	67
14.4	Liability Insurance	67
14.5	Contractor Insurance	69
14.6	Other Contractor Insurance	69
14.7	Architect and Engineer Insurance	71
14.8	Business Interruption Insurance	71
14.9	Adjustments to Policy Limits for Liability Insurance	72
14.10	Form of Insurance and Insurers	72
14.11	Other Policies	73
14.12	Adjustment of Insurance	73
14.13	Insurance Notice	73
14.14	Keep in Good Standing	73
14.15	Blanket Policies	73
14.16	Change of Circumstances	73

Article XV. DAMAGE TO OR DESTRUCTION OF THE CASINO		74

15.1	Damage or Destruction	74
15.2	Insurance Proceeds	74
15.3	Utilization of Insurance Proceeds	74
15.4	Damage at End of Casino Term	75

Article XVI. ALTERATIONS AND MODIFICATIONS TO CASINO PREMISES AFTER COMPLETION		76

16.1	Alteration Approvals	76
16.2	Manner of Performance	76

Article XVII. ENTRY UPON CASINO PREMISES BY GAMING BOARD; INSPECTION		76

17.1	Access and Inspection Rights	76

Article XVIII. INDEMNIFICATION		77

18.1	Indemnification	77
18.2	Defense of Proceedings	79
18.3	Right to Participate in Defense	79
18.4	No Settlement Without Gaming Board Approval	79
18.5	Payment of Judgment	79
18.6	Indemnity of State	79

Article XIX. INTENTIONALLY OMITTED		80

Article XX. CASINO OPERATOR’S DEFAULT		80

20.1	Events of Default	80
20.2	Notice; Opportunity to Cure	82
20.3	Payment Disputes	82
20.4	Remedies	82
20.5	Right to Injunctive Relief	83
20.6	No Limitation on Available Remedies	83
20.7	Costs	84
20.8	Fines, Penalties	84

Article XXI. BANKRUPTCY AND INSOLVENCY		84

21.1	Bankruptcy or Insolvency	84
21.2	Regulation; Exercise of Police and Regulatory Powers	85
21.3	Cash Collateral	85
21.4	Performance; Assumption or Rejection	85
21.5	No Performance Excused	85
21.6	Notice of Filing	85
21.7	Relief from Automatic Stay	86
21.8	Cure Periods Not Tolled	86

v

Article XXII. DEFAULT BY THE GAMING BOARD		86

22.1	Default by Gaming Board	86
22.2	Remedies	86
22.3	Exclusivity - Default by the Gaming Board and Remedies	86

Article XXIII. LEASEHOLD MORTGAGEES		87

23.1	General	87
23.2	Registered Leasehold Mortgagee	87
23.3	Notices to Registered Leasehold Mortgagees	87
23.4	Opportunity to Cure	87
23.5	Revocation/Suspension Proceedings	88
23.6	Receivership/Foreclosure Proceedings	88
23.7	Effect of Appointment of Receiver	91
23.8	No Effect On Suit to Enforce	91
23.9	Third Party Beneficiaries	91
23.10	No Lien on this Casino Operating Contract	91
23.11	Subleasehold Interest	91

Article XXIV. SUITABILITY OF OTHERS		91

24.1	Suitability Requirements	91
24.2	Unsuitability - Casino Manager or Enterprise Services Provider	91
24.3	Unsuitability - Holders of Equity or Debt Interests	92
24.4	Safe Harbor	92

Article XXV. GUARANTEES AND ASSURANCES		94

25.1	Additional Guarantees and Assurances	94

Article XXVI. TRANSFER RESTRICTIONS		94

26.1	Casino Operator Transfers - Casino Operating Contract	94
26.2	Casino Operator Transfers - Essential Documents	94
26.3	Other Actions or Transfers Requiring Approval	94
26.4	Conditions to Approval of Proposed Transfer	95
26.5	Five Percent Accumulation	95
26.6	Transfer Restriction Legend	96
26.7	Notice and Cure Period; Safe Harbor	96

Article XXVII. NOTICES		96

27.1	Manner of Giving Notice	96

Article XXVIII. MISCELLANEOUS		97

28.1	No Joint Venture or Partnership	97
28.2	No Waiver	97
28.3	Partial Invalidity	98
28.4	Responsibility for Costs and Risks of Operations	98

28.5	Applicable Law	98
28.6	Venue, Personal Jurisdiction and Forum Selection	98
28.7	Compliance	99
28.8	Captions	99
28.9	Number and Gender	99
28.10	No Drafting Presumptions	99
28.11	Prior Agreements; Amendment	99
28.12	Intervention by Casino Manager, Enterprise Services Provider and JCC Holding	99
28.13	Time of the Essence	99
28.14	Successors and Assigns	100
28.15	No Third Party Beneficiary	100
28.16	Intentionally Omitted	100
28.17	No Novation	100
28.18	Counterparts	100
28.19	Intentionally Omitted	100
28.20	Estoppel Certificates	100

AMENDED AND RESTATED
CASINO OPERATING CONTRACT

This Amended and Restated Casino Operating Contract is made and entered into this 1st day of April, 2020, by and between the State of Louisiana, by and through the Louisiana Gaming Control Board (the “Gaming Board”), and Jazz Casino Company, L.L.C., a Louisiana limited liability company (“JCC”).

RECITALS

WHEREAS, on July 15, 1994 the Louisiana Economic Development and Gaming Corporation (“LEDGC”) entered into a Casino Operating Contract (the “Initial Operating Contract”) with Harrah’s Jazz Company, a Louisiana general partnership (“HJC”), whereby HJC was authorized to construct and operate the Casino (as defined below); and

WHEREAS, HJC filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on or about November 22, 1995; and

WHEREAS, on or about May 1, 1996, pursuant to R.S. 27:15 the Gaming Board assumed, among other things, all regulatory authority, control, and jurisdiction over gaming activities authorized under the Louisiana Economic Development and Gaming Corporation Act; and

WHEREAS, HJC submitted, and the United States Bankruptcy Court confirmed, the Plan (as defined below) in the bankruptcy proceedings of HJC; and

WHEREAS, pursuant to the Plan, HJC dissolved and the assets and business of HJC vested in JCC on the Plan Effective Date (as defined below); and

WHEREAS, prior to the Plan Effective Date, the Gaming Board (a) renegotiated the Initial Operating Contract with HJC and (b) Approved (as defined below) the amendment and renegotiation of the Initial Operating Contract and assignment of the Initial Operating Contract, as amended and renegotiated, to JCC as HJC’s successor pursuant to the Plan; and

WHEREAS, on October 30, 1998, the Gaming Board, HJC, and JCC entered into that certain Amended and Renegotiated Casino Operating Contract (the “Original Amended Operating Contract”) to amend and restate the Initial Operating Contract in its entirety; and

WHEREAS, the Gaming Board and JCC amended the Original Amended Operating Contract pursuant to the terms of that certain First Amendment to Amended and Renegotiated Operating Contract dated October 19, 1999 (the “First Amendment”), that certain Second Amendment to Amended and Renegotiated Operating Contract dated March 8, 2001 (the “Second Amendment”), that certain Third Amendment to Amended and Renegotiated Operating Contract dated March 29, 2001 (the “Third Amendment”), that certain Fourth Amendment to Amended and Renegotiated Operating Contract dated February 14, 2005 (the “Fourth Amendment”), that certain Fifth Amendment to Amended and Renegotiated Operating Contract dated December 16, 2005 (the “Fifth Amendment”), and that certain Sixth Amendment to Amended and Renegotiated Operating Contract dated June 20, 2016 (the “Sixth Amendment” and together with the Original Amended Operating Contract, First Amendment, Second Amendment, Third Amendment, Fourth

Amendment, and Fifth Amendment, collectively, the “Existing Amended Operating Contract”); and

WHEREAS, as of the date of this Amended and Restated Casino Operating Contract, VICI Properties, L.P., a Delaware limited partnership (“VICI”), holds: (a) an option to purchase, among other things, all of the Casino Operator’s right title and interest in, to, and under the Casino Premises (as defined below), the Casino Lease (as defined below) and the real property improvements located on the Casino Premises, pursuant to the terms of that certain Call Right Agreement (Harrah’s New Orleans) dated October 6, 2017; and (b) the right to enter into a sale-leaseback transaction with Casino Operator pursuant to which VICI would purchase all of Casino Operator’s right, title, and interest in, to, and under the Casino Premises, the Casino Lease, and the real property improvements located on the Casino Premises, and lease the foregoing back to Casino Operator, all under that certain Purchase and Sale Agreement dated September 26, 2019; and

WHEREAS, the Gaming Board and JCC desire to enter into this Amended and Restated Casino Operating Contract in order to amend and restate the Existing Amended Operating Contract in its entirety.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

Article I.
POLICY, PURPOSE, AND SUBJECT MATTER

Public Policy and Amendment and Restatement

.

(a)Amendment and Restatement.  Pursuant to the Casino Act and Rules and Regulations (as such terms are defined below), the Gaming Board and JCC hereby amend and restate the Existing Amended Operating Contract in its entirety on the terms set forth in this Amended and Restated Casino Operating Contract, which shall be revocable in accordance with the terms hereof.  This Amended and Restated Casino Operating Contract (which amends and restates the Existing Amended Operating Contract in its entirety), as amended by any future amendments, changes, modifications, renegotiations, or restatements hereof, is hereinafter referred to as this “Casino Operating Contract.”  Notwithstanding the foregoing, this Casino Operating Contract shall have no force or effect until the date that:

(i)the City Council of the City of New Orleans (the “City”) has approved an amendment, restatement, or amendment and restatement of the Existing Casino Lease that reflects the mutual understanding of the Casino Operator, Landlord, and the City and the economic development requirements consistent with the Casino Act;

(ii)the Joint Legislative Committee on the Budget (the “JLCB”) has approved this Casino Operating Contract; and

(iii)this Casino Operating Contract has been fully executed by all parties hereto.

(b)Public Policy. The Parties acknowledge the public policy and provisions of the Casino Act and Rules and Regulations.  The purpose of this Casino Operating Contract is to set forth: the conditions, covenants, obligations, requirements, and terms under which the Casino Operator shall provide and furnish the Casino and shall be entitled to conduct Gaming Operations (as defined below) in the Casino; the rights and privileges of the Gaming Board under this Casino Operating Contract and the corresponding duties, responsibilities, and obligations of the Casino Operator to the Gaming Board under this Casino Operating Contract; and the rights of the Casino Operator with respect to the Gaming Board.

Subject Matter

. The subject matter of this Casino Operating Contract is the Casino that has been constructed, furnished, equipped, and operated, and will continue to be furnished, equipped, and operated, by the Casino Operator on the site of the former Rivergate Convention Center and numbered 8 Canal Street in the City of New Orleans, Parish of Orleans, State of Louisiana.

Exclusive Contract

.

(a)Exclusivity Protection.  Subject to the conditions, obligations, requirements, provisions, and terms of this Casino Operating Contract, this Casino Operating Contract is exclusive as to land-based gaming in the Parish of Orleans as more particularly set forth in R.S. 27:241(H), as in effect on the Effective Date, and Section 1.3(b) - “Violations Generally.”  Except as otherwise permitted in this Section 1.3 - “Exclusive Contract,” no other land-based gaming facility shall be contracted or licensed in the Parish of Orleans during the term of this Casino Operating Contract or any renewal or extensions hereof.

(b)Violations Generally.

(i)Violations.  The Casino Operator shall be relieved of the obligation to make the Minimum Payments, Daily Payments and Louisiana Gross Gaming Revenue Share Payments (collectively, the “Revenue Share Payments”) as set forth in Section 1.3(c) - “Judicial Relief for Exclusivity Violation” only if all of the following three conditions ((A) through (C)) occur:

(A)there is a Material (as defined below) violation of the exclusivity provisions of R.S. 27:241(H), as in effect on the Effective Date, or of Section 1.3(a) - “Exclusivity Protection” (as qualified and defined hereinafter in this Section 1.3(b) - “Violations Generally”) as a result of:

(1)a change, other than an Eligible Facility Amendment (as defined below) or a Permitted Amendment (as defined below), in State law (adopted by statute, regulation, or rule) from that in effect as of the Effective Date, that permits:

(I)any Game (as defined below) (whether authorized at the Casino or at any other land based facility) or Gaming Device (as defined below) (except video poker operations authorized pursuant to the Video Draw Poker Devices Control Law, as in effect on the Effective Date, and slot machine gaming authorized by Act 352 of the 2003 Regular Session of the Legislature (as defined below)) at another land-based facility in the Parish of Orleans, or

(II)any riverboat (other than a Permitted Riverboat (as defined below) conducting gaming in accordance with a Permitted Amendment) to conduct dockside gaming in the Parish of Orleans beyond the scope of R.S. 27:65(B)(1), as in effect on January 1, 1997;

(2)a failure by the State, or an agency or instrumentality of the State, to enforce the State law regarding land-based gaming in the Parish of Orleans (other than Dockside Violations (as defined below) which are subject to the exclusive remedies set forth in Section 1.3(d) - “Dockside Violations” and Permitted Amendment Violations (as defined below) which are subject to the exclusive remedies set forth in Section 1.3(e) - “Permitted Amendment Violations”);

(3)the Gaming Board and/or the State permitting any riverboat (other than a Permitted Riverboat conducting gaming in accordance with a Permitted Amendment) to conduct gaming operations in the Parish of Orleans if the riverboat does not meet the requirements of R.S. 27:44(4) and 27:44(23)(c) and (d), as in effect January 1, 1997; or

(4)Indian Gaming Operations being conducted in the Parish of Orleans, (each such Material violation, (a) through (d), an “Exclusivity Violation”);

(B)such Exclusivity Violation continues after Notice (as defined below) of such Exclusivity Violation from the Casino Operator to the Gaming Board and the passage of a sixty (60) Day cure period for the Gaming Board or the State to remedy such Exclusivity Violation; and

(C)a court of competent jurisdiction renders a final non-appealable judgment holding that such Exclusivity Violation did occur and was not timely cured within sixty (60) Days after Notice thereof from the Casino Operator to the Gaming Board.

It is hereby agreed that Dockside Violations and Permitted Amendment Violations are not, and will not form the basis for, any Exclusivity Violations.

(ii)Matters Not Constituting Prohibited Land-Based Gaming. For purposes of this Section 1.3(b) - “Violations Generally”, the following shall not constitute prohibited land-based gaming as described in Section 1.3(a) - “Exclusivity Protection” or this Section 1.3(b) - “Violations Generally”:

(A)gaming operations upon riverboats while cruising or sailing or dockside in accordance with the Louisiana Riverboat Economic Development and Gaming Control Act (as in effect on January 1, 1997);

(B)riverboat dockside or land-based gaming outside of the Parish of Orleans in accordance with any Permitted Amendment to State law;

(C)video poker operations authorized pursuant to the Video Draw Poker Devices Control Law (as in effect on the Effective Date);

(D)authorized charitable gaming activities pursuant to the provisions of the Charitable Raffles, Bingo and Keno Licensing Law (as in effect on the Effective Date);

(E)lottery games conducted pursuant to the provisions of the Louisiana Lottery Corporation Law (as in effect on the Effective Date);

(F)pari-mutuel wagering as authorized by the provisions of Chapter 4 of Title 4 of the Louisiana Revised Statutes of 1950 (as in effect on the Effective Date);

(G)slot machine gaming in accordance with any Eligible Facility Amendment; and

(H)following the date that Casino Operator is fully authorized to conduct sports betting or wagering operations at the Casino, sports betting or wagering operations conducted solely within the Fairgrounds (as defined below) by Churchill Downs Louisiana Horseracing Company, LLC (“Fairgrounds Owner”) or on behalf of Fairgrounds Owner by service providers or vendors which Fairgrounds Owner has contracted with to conduct such operations.  The sports betting or wagering operations conducted within the Fairgrounds shall consist solely of the operation of:

(1)a sports book within a building located upon the Fairgrounds; and

(2)a mobile telecommunications application that is capable of accepting and processing sports bets and wagers solely from persons who are physically located within the Fairgrounds.

Subpart (H), immediately above, is not intended to be a waiver of exclusivity that: extends to any Off Track Betting locations within Orleans Parish or any other location within Orleans Parish that the Fairgrounds Owner controls; or that extends to the Fairgrounds Owner (including Fairgrounds Race Course & Slots) or any other third party to conduct mobile sports betting (not including wagering on horse racing or pari-mutuel wagering on horseracing) in Orleans Parish other than within the boundaries of the Fairgrounds property or to locate and use equipment at Fairgrounds for purposes of conducting or accepting mobile sports betting outside of Orleans Parish.

(c)Judicial Relief for Exclusivity Violation.  Any judicial relief sought by the Casino Operator with respect to an Exclusivity Violation shall include a prayer for a determination as to the date of such Exclusivity Violation and the duration of such Exclusivity Violation.  The Casino Operator, with a reservation of all its legal rights, shall continue to pay the Revenue Share Payments while any judicial action brought by the Casino Operator with respect to an Exclusivity Violation is prosecuted to a final non-appealable judgment.  If such judicial action results in a final non-appealable judgment that an Exclusivity Violation has occurred, then the Casino Operator shall be relieved of its obligation to make further Revenue Share Payments from the date of such final non-appealable judgment, subject to the additional cure rights set forth in Section 1.3(f) - “Notice and Cure Subsequent to Judicial Relief.”  The Casino Operator’s obligation to make future Revenue Share Payments shall resume in accordance with the Judicial Declaration of Cure (as defined below) provisions in Section 1.3(f) - “Notice and Cure Subsequent to Judicial Relief.”  The

Casino Operator shall be entitled to an offset against future Revenue Share Payments for an amount equal to any Revenue Share Payments paid to the Gaming Board and/or the State during the judicially determined period of any Exclusivity Violation, which is the period commencing on the sixtieth (60th) Day after the Casino Operator provides Notice of the Exclusivity Violation to the Gaming Board.

(d)Dockside Violations.  The State and the Gaming Board shall not permit any Dockside Violations.  A “Dockside Violation” shall mean any riverboat conducting dockside gaming in the Parish of Orleans in violation of the requirements of R.S. 27:65(B)(1), as in effect on January 1, 1997, provided that a Dockside Violation shall not include gaming on:

(i)a riverboat while cruising or sailing or dockside in accordance with the Louisiana Riverboat Economic Development and Gaming Control Act, as in effect on January 1, 1997, if such violation is not a Material violation, that is, if such riverboat sails or cruises in Material accordance with the requirements of R.S. 27:65(B)(1), as in effect on January 1, 1997; or

(ii)a Permitted Riverboat remaining dockside pursuant to a Permitted Amendment.

If (A) any Dockside Violation continues after Notice from the Casino Operator to the Gaming Board and sixty (60) Days opportunity to cure by the Gaming Board or the State and (B) a court of competent jurisdiction renders a judgment (subject to applicable appellate rights) holding that such Dockside Violation did occur and was not timely cured within sixty (60) Days after receipt by the Gaming Board of Notice from the Casino Operator, then the Casino Operator will be entitled to seek only the following remedies:

(i)specific performance by the Gaming Board and/or the State of the obligations under this Section 1.3(d) - “Dockside Violations” not to permit Dockside Violations; and/or

(ii)mandamus against the Gaming Board or any other appropriate governmental authority not to permit Dockside Violations.

During the pendency of any judicial action and through the issuance of a final non-appealable judgment concerning a Dockside Violation, and at all times thereafter until the expiration of the Term (as defined below) or earlier termination of this Casino Operating Contract, the Casino Operator shall not be relieved of its obligation to pay the Revenue Share Payments due to such Dockside Violation.  Any finding of a Dockside Violation by a judgment of a court of competent jurisdiction shall not, at that time or any time thereafter, relieve the Casino Operator of its obligation to pay the Revenue Share Payments.

(e)Permitted Amendment Violations.  The State and the Gaming Board shall not permit any Permitted Amendment Violations.  A “Permitted Amendment Violation” shall mean a Permitted Riverboat conducting gaming in the Parish of Orleans in violation of a Permitted Amendment.  If (x) any Permitted Amendment Violation continues after Notice from the Casino Operator to the Gaming Board and sixty (60) Days’ opportunity to cure by the Gaming Board or the State and (y) a court of competent jurisdiction renders a judgment (subject to applicable appellate rights) holding that a Permitted Amendment Violation did occur and was not timely cured within sixty (60) Days after receipt by the Gaming Board of Notice from the Casino Operator, then the Casino Operator will be entitled to seek only the following remedies:

(i)specific performance by the Gaming Board and/or the State of the obligations under this Section 1.3(e) - “Permitted Amendment Violations” not to permit Permitted Amendment Violations; and/or

(ii)mandamus against the Gaming Board or any other appropriate governmental authority not to permit Permitted Amendment Violations.

During the pendency of any judicial action and through the issuance of a final non-appealable judgment concerning a Permitted Amendment Violation, and at all times thereafter until the expiration of the Term or earlier termination of this Casino Operating Contract, the Casino Operator shall not be relieved of its obligation to pay the Revenue Share Payments due to such Permitted Amendment Violation.  Any finding of a Permitted Amendment Violation by a judgment of a court of competent jurisdiction shall not, at that time or at any time thereafter, relieve the Casino Operator of its obligation to pay the Revenue Share Payments.

(f)Notice and Cure Subsequent to Judicial Relief.  Notwithstanding the terms of any final non-appealable judgment resulting in a court holding that an Exclusivity Violation occurred and was not cured within sixty (60) Days after Notice from the Casino Operator to the Gaming Board (a “Judicial Declaration of Violation”), the Gaming Board and/or the State shall have twenty-four (24) months after the date such Judicial Declaration of Violation is rendered to cure such Exclusivity Violation and to file an action for declaratory relief seeking a declaration from a court of competent jurisdiction confirming that such Exclusivity Violation has been cured and the date and duration of any one or more period or periods of cure of such Exclusivity Violation after the original sixty (60) Day cure period, as provided for in Section 1.3(b) - “Violations Generally,” expired, during which such cure was effected up to the last day with respect to which the court accepts evidence on the issue (a “Judicial Declaration of Cure”).  The parties recognize that the period of any such cure may occur, if at all, only after the rendering of such Judicial Declaration of Violation and that such cure may be achieved during some, but not all, of that twenty-four (24) month period after the date such Judicial Declaration of Violation is rendered.  If such Judicial Declaration of Cure determines that such Exclusivity Violation has been cured within the specified twenty-four (24) months, the Casino Operator’s obligations to make Revenue Share Payments shall be reinstated for any period of cure of such Exclusivity Violation, as established by such Judicial Declaration of Cure, and continue from the latest date of cure and thereafter, subject to any prior rights of offset pursuant to Section 1.3(c) - “Judicial Relief for Exclusivity Violation” for any Revenue Share Payments previously paid by the Casino Operator during any period of an Exclusivity Violation.  In the event of any Exclusivity Violation(s) subject to a Judicial Declaration of Cure, the provisions of Sections 1.3(a), (b), (c), (d) and (e) shall remain applicable.

Article II.
DEFINITIONS

For the purposes of this Casino Operating Contract, the following words and phrases, in addition to words and phrases defined elsewhere in this Casino Operating Contract, shall have the meanings set forth below, unless otherwise expressly provided in this Casino Operating Contract:

2.1“Additional Charges” means any and all payments, costs, expenses, fines, and penalties (other than the remittance of the Revenue Share Payments, Supplemental Payments, Annual Payments, and Call Option Payments) that are required to be paid by the Casino Operator to the Gaming Board pursuant to the provisions of this Casino Operating Contract, the Casino Act, or the Rules and Regulations.

2.2“Affiliate” means with respect to a particular Person, any other Person who, directly or indirectly Controls (as defined below), or is Controlled by, or is under common Control with the Person specified.  Whenever the term “Affiliate” is used with respect to the Casino Operator, the term also means and includes any Person holding a direct or indirect shareholder interest that gives such Person the ability to Control the Casino Operator or any Person owning a five percent (5%) or more direct or indirect interest in the Casino Operator.  For purposes of calculating the percentage of ownership interest, the following shall be attributed to such Person:

(a)the ownership, income, profit, economic, or beneficial interest held by a trustee of a trust of which a Person is a beneficiary; and

(b)the ownership, income, profit, economic, or beneficial interest held by a member of such Person’s immediate family.

“Immediate family” means a Person’s spouse, children, parents, brothers, sisters, nieces, nephews, and cousins to the first degree.  Notwithstanding the foregoing, a shareholder owning, directly or indirectly, five percent (5%) or more ownership, income, profit, economic, or beneficial interest in a corporation the shares of which are widely held and publicly traded shall not be an “Affiliate” of a Person unless the Gaming Board determines the shareholder Controls that Person.

2.3“Alterations” has the meaning set forth in Section 16.1 - “Alteration Approvals.”

2.4“Annual Audit” means the audit performed each Calendar Year by the Independent CPA (as defined below) of the Calendar Year Financial Statement of the Casino Operator.  The Annual Audit shall be performed in accordance with the requirements of Section 12.5 - “Review and Audit.”

2.5“Annual Business Plan” means an annual plan for the forthcoming Fiscal Year to be prepared by or for the Casino Operator for the Gaming Board consisting of an estimate of revenue and expenses, including the Louisiana Gross Gaming Revenue Share Payments and other economic items.  The information contained in each Annual Business Plan shall be certified by the Casino Operator, the Casino Manager (as defined below), and the Enterprise Services Provider (as defined below) as being true and complete.

2.6“Annual City Payment” has the meaning set forth in Section 6.1(d)(iii) - “Annual City Payments.”  The Annual City Payment shall be the same payment defined and described as the “City Support Payment” in the Casino Lease.

2.7“Annual City Payment Period” has the meaning set forth in Section 6.1(d)(iii) - “Annual City Payments.”

2.8“Annual Payments” has the meaning set forth in Section 6.1(d) - “Annual Payments.”

2.9“Annual Supplemental Payment” has the meaning set forth in Section 6.1(d)(i) - “Annual Supplemental Payments.”

2.10“Anticipated Ensuing Calendar Year Balance” has the meaning set forth in Section 13.7 - “Capital Replacements.”

2.11“Approve,” “Approves,” “Approved,” “Approval” mean, when used with respect to the Gaming Board, that the Gaming Board has approved, confirmed, upheld, or granted permission with respect to an action or shall have the right, prior to an action, to approve, confirm, uphold, or grant permission with respect to the subject matter thereof, as applicable.  Appeals of the actions, decisions, or orders of the Gaming Board, a hearing officer, or the Chairman, when exercising its duty or prerogative to Approve, shall be in accordance with the Casino Act and Rules and Regulations.

2.12“Approved Financial Institution” means either of the following:

(a)a state or federal bank domiciled in the State or with a branch or correspondent bank located in the State and which satisfies the following requirements:

(i)the bank has capital and surplus in excess of Two Hundred Fifty Million Dollars ($250,000,000);

(ii)there is no enforcement action against the bank by any regulatory authority that would lead to a receiver being appointed; and

(iii)no current member of the board of directors or senior officer of the bank or its holding company has ever been convicted of a felony involving the activities of the bank or been the subject of civil money penalties imposed as a result of a regulatory action involving the bank; or

(b)any other financial institution Approved by the Gaming Board.

The Approved Financial Institution:

(a)shall waive all contractual and legal rights of setoff (offset) against all funds of the Casino Operator on deposit in or otherwise held by that financial institution other than contractual setoff (offset) rights provided by security or collateral documents Approved by the Gaming Board; and

(b)if not domiciled in the State, shall, for purposes of any action brought by the Gaming Board, appoint an agent for service of process in the State and consent to jurisdiction and venue in the State.

2.13“Attorney General” means the Office of the Attorney General of the Department of Justice of the State.

2.14“Books and Records” means all financial statements, revenue, expense, and other accounting or financial documents or records, including general ledgers, accounts receivable, accounts payable, invoices, payroll records, ownership records, expense records, income records, and other documents or records required by the Internal Control System (as defined below) (including detailed records by game, drop, and shift) and all other documents or records maintained by the Casino Operator, the Casino Manager, or the Enterprise Services Provider whether in print, electronic, magnetic, optical, digital, or other media form relating to or concerning the Casino.

2.15“Business Days” means all Days except Saturdays, Sundays, and all days that are official legal holidays of the State, the City, or the United States.  Unless specifically stated as “Business Days,” a reference to “day” means a calendar day and “days” means consecutive calendar days.

2.16“Calendar Year” means the period that begins on January 1st and ends on December 31st of the same year.

2.17“Calendar Year Financial Statement” has the meaning set forth in Section 12.2 - “Financial Statements and Quarterly Meetings.”

2.18“Call Option Payment Conditions Satisfaction Date” has the meaning set forth in Section 6.1(e) - “Call Option Payments.”

2.19“Call Option Payments” has the meaning set forth in Section 6.1(e) - “Call Option Payments.”

2.20“Capital Investment” means a capital investment consisting of construction of a new hotel and the improvements and replacements to be made to the Casino, the Support Facilities, and/or other real property which is owned, leased, or subleased by the Casino Operator and located adjacent to or near the Casino.  The Capital Investment shall consist of construction of a new hotel and the improvements and replacements related to:

(a)the modernization or enhancement of the exterior of the Casino, including improvements and replacements related to the roof, signage, lighting and sound systems, landscaping, and entry points of the Casino;

(b)the modernization or enhancement of the interior of the Casino, including improvements and replacements related to the lighting and sound systems of the Casino;

(c)the construction, installation, or modernization of hotel, gym, pool, spa, meeting space, special event space, and/or other similar and related facilities; and/or

(d)the construction, installation, or modernization of food, beverage, and entertainment facilities, including nightclub, bar, lounge, restaurant, dining hall, retail, live performance, and other similar and related facilities.

This definition of Capital Investment shall be subject to modification in connection with the Gaming Board’s review and Approval of the schematic design and construction plans for the Capital Investment in accordance with Section 9.33 - “Capital Investment.”

2.21“Capital Investment Deadline” has the meaning set forth in Section 9.33 - “Capital Investment.”

2.22“Capital Investment Expenses” shall mean all costs and expenses incurred by the Casino Operator in connection with the Capital Investment Work (as defined below) that may be capitalized in accordance with GAAP (as defined below) and all other costs and expenses incurred by Tenant in connection with planning, designing, and constructing the Capital Investment.

2.23“Capital Investment Work” means any work performed in connection with the development, marketing, rebranding, design, provision, construction, and commission of the Capital Investment, including, without limitation, any work or services performed or provided and goods provided in connection therewith, including:

(a)processing and obtaining any permits, entitlements, and approvals for the Capital Investment;

(b)any tests and inspections related to the Capital Investment;

(c)the commissioning, shipment, and installation of furnishings, fixtures, equipment, and technology in connection with the Capital Investment;

(d)the survey and review of as-built and existing conditions in connection with the performance of any Capital Investment Work;

(e)project management and procurement agent services, including services performed by employees of the Casino Operator or its Affiliates or pursuant to contracts with third parties, in connection with the performance of any Capital Investment Work; and

(f)staff and employee training and other pre-opening work and services performed in preparation for the opening of the Capital Investment and the procurement of inventories related to the Capital Investment.

2.24“Capital Replacements” means the capital improvements and replacements to the Casino that are required from time to time in order to keep and maintain the Casino in a first-class, efficient operating condition.

2.25“Capital Replacements Account” has the meaning set forth in Section 13.7 - “Capital Replacements.”

2.26“Casino” means the entirety of the building and improvements located at the site of the former Rivergate Convention Center and numbered 8 Canal Street in the City of New Orleans, Parish of Orleans, State of Louisiana, and as identified in the Casino Act and Rules and Regulations as the “official gaming establishment.”  The Gaming Board shall retain jurisdiction and Approval rights over the Second Floor of the Casino and the right to require any lessee or sublessee of the Casino to comply with all licensing, permitting, and Suitability Requirements of the Casino Act, Rules and Regulations, and Section 8.2 - “Subcontracting by Casino Operator.”

2.27“Casino Act” means the Louisiana Gaming Control Law (R.S. 27:1 et seq.), as it may be amended from time to time, as applicable.

2.28“Casino Bankroll” means the amount necessary to promptly pay all undisputed winning wagers to Casino patrons without excuse, forbearance, or delay.  The Casino Bankroll shall be the “House Bank Account,” as defined in the Casino Management Contract.  The amount of the Casino Bankroll may be changed from time to time by the Rules and Regulations to ensure the payment of the full amount of winning wagers to Casino patrons as and when due without excuse, extension, forbearance, or delay.

2.29“Casino Employee” is an individual who is employed by the Casino Operator, the Casino Manager, or the Enterprise Services Provider and who performs work or services at or in connection with the Casino.

2.30“Casino Gaming Day” means the twenty-four (24) hour period commencing at a time selected by the Casino Operator and Approved by the Gaming Board.

2.31“Casino Lease” means that certain Second Amended and Restated Lease Agreement by and between the Casino Operator and Landlord dated substantially concurrently herewith, as it may be amended or assigned from time to time.

2.32“Casino Manager” means HNOMC or another Person with whom the Casino Operator contracts to manage and operate the Casino under the terms of the Casino Management Contract in accordance with this Casino Operating Contract, the Casino Act, and the Rules and Regulations, who or which has been Approved and found Suitable (as defined below) by the Gaming Board.

2.33“Casino Management Contract” means that certain Management Agreement dated May 20, 2014, by and between the Casino Operator and HNOMC, and any other written agreement, Approved by the Gaming Board, between the Casino Operator and the Casino Manager, through which the latter agrees to manage and operate the Casino under the terms of the Casino Management Contract that was most recently Approved by the Gaming Board in accordance with this Casino Operating Contract, the Casino Act, and the Rules and Regulations, as any such written agreement may be amended, modified, or replaced in whole or in part from time to time with the Approval of the Gaming Board, whether by the same or different Casino Operator and/or Casino Manager.  Under the terms of the Enterprise Services Agreement (as defined below), the Enterprise Services Provider performs certain duties and obligations under the Casino Management Contract.

2.34“Casino Operating Contract” has the meaning set forth in Section 1.1 – “Public Policy and Amendment and Restatement” hereof.

2.35“Casino Operator” means JCC and any other Person who or which, with the prior Approval of the Gaming Board, has succeeded to the Casino Operator’s rights, powers, and duties under this Casino Operating Contract.

2.36“Casino Premises” means the real estate described in the legal description attached hereto as Exhibit A and by this reference incorporated herein.

2.37“Casino Property” means all personal and movable property that legally belongs to the Casino Operator, the Casino Manager, or gaming suppliers, manufacturers, and distributors and that has been brought onto the Casino Premises by or for the Casino Operator, the Casino Manager, or their respective employees, agents, servants, suppliers, distributors, or contractors for use in connection with the operation of the Casino.  Casino Property includes, but is not limited to, all Gaming Devices, equipment and supplies, and card or gaming tables within the Casino.

2.38“Casino Property and Improvements” shall mean the Casino Premises and the real property improvements located on the Casino Premises.

2.39“Casino Sublease” means a sublease agreement entered into by the Casino Operator and a VICI Transferee in connection with a VICI Sale-Leaseback Transaction, whereby, among other things, such VICI Transferee subleases to the Casino Operator the leasehold interest held by such VICI Transferee under the Casino Lease, as such Casino Sublease may be amended from time to time.

2.40“Casino Sublease Documents” means, collectively, the Casino Sublease and any other written agreements entered into by the Casino Operator with Landlord and/or the City in connection with the consummation of the VICI Sale-Leaseback Transaction, as any such written agreement may be amended, modified or replaced in whole or in part from time to time.

2.41“CEC” means Caesars Entertainment Corporation.

2.42“Certificate” means a written statement signed by a Person (or such Person’s duly authorized representative) having knowledge of the truthfulness of the facts and circumstances recited therein sworn to under oath to the best of such Person’s Knowledge (as defined below).

2.43“Certify” means to attest to the truthfulness of facts and circumstances by signing a Certificate.

2.44“CES” means Caesars Enterprise Services, LLC.

2.45“Chairman” means the Chairman of the Gaming Board or its designee consistent with the terms of the Casino Act and Rules and Regulations.

2.46“City” has the meaning set forth in Section 1.1(a) - “Amendment and Restatement” hereof.

2.47“City Call Option Payment” has the meaning specified in Section 6.1(e) - “Call Option Payments.”  The City Call Option Payment shall be the same payment defined and described as the “City Call Option Payment” in the Casino Lease.

2.48“City Supplemental Payment” has the meaning specified in Section 6.1(c) - “Supplemental Payments.”  The City Supplemental Payment shall be the same payment defined and described as the “City Supplemental Payment” in the Casino Lease.

2.49“Claims” means any and all claims, demands, or causes of action of every kind and character, whether foreseen or unforeseen and asserting liability for performance or entitlement to recover value for any loss, cost, damage, outlay, expense, obligation, penalty, fine, or monetary sum whatsoever (including reasonable attorney’s fees or other costs of proceedings) and based on any theory or principle of law or equity whatsoever, including but not limited to tort, negligence, failure to act, strict liability, absolute liability, vicarious liability, product liability, fraud, misrepresentation, contract, quasi-contract, inducement to breach a contract, and/or express or implied warranties.

2.50“CMS System” shall have the meaning set forth in Section 9.26(a) - “Centralized Computer.”

2.51“Consumer Price Index” or “CPI” means the Consumer Price Index for all Urban Consumers (CPI-U), U.S. City Average, prepared by the Bureau of Labor Statistics of the United States Department of Labor [1982-1984 = 100], or, if such index shall cease to be published, such other comparable index of inflation as may be selected by the Gaming Board.

2.52“Continuous Operation Plan” shall have the meaning set forth in Section 8.6 - “Notice of Termination of Casino Management Contract or Enterprise Services Agreement.”

2.53“Contractor” means a firm licensed as a contractor in the State engaged by the Casino Operator, which shall carry such insurance and be bonded to the extent required by applicable law and this Casino Operating Contract.

2.54“Control” means with respect to a Person, the ability in the sole opinion and discretion of the Gaming Board, to exercise a significant influence over the activities of such Person.  Nothing in this Section shall restrict the rights and authority of the Gaming Board under the Casino Act and Rules and Regulations.

2.55“Control Relationship” means an affiliation between a Person and another Person who Controls or is Controlled by or is Controlled with the first Person.

2.56“Daily Payment” has the meaning set forth in Section 6.3 - “Remittance and Monthly Adjustments.”

2.57“Day” or “Days” when not preceded by the word “business” means a calendar day or consecutive calendar days, respectively.

2.58“Debt” means all obligations to repay money, which are:

(a)secured or unsecured;

(b)from advances, borrowings, final judgments, loans, obligations, or sale of debt instruments; and

(c)obtained from and due to any source or Person.  Debt does not include current liabilities incurred in the ordinary course of business.

2.59“Default Interest Rate” means a floating rate of interest at all times equal to the greater of:

(a)the prime rate of Citibank, N.A. or its successor plus five percent (5%); or

(b)fifteen percent (15%) per annum,

whichever is greater, provided, however, that the Default Interest Rate shall not exceed the maximum interest rate allowed by applicable law.

2.60“Distributions” means payments:

(a)to Affiliates of income or profits, return of capital, reimbursement of expenses, repayment of advances, salaries, Debt, consulting fees, or other guaranteed payments; or

(b)to any other Person in a Control Relationship with any Affiliate in excess of Fifty Thousand Dollars ($50,000) (annually) including payments for advances, salaries, Debt, consulting fees, or other guarantee payments, advertising purchases, accounting fees or management fees, or on account of any Insider Financing.

2.61“Dockside Violation” has the meaning set forth in Section 1.3(d) - “Dockside Violations.”

2.62“Effective Date” means the date upon which all of the conditions set forth in clauses (i), (ii) and (iii) of Section 1.1(a) - “Amendment and Restatement” are fully satisfied.

2.63“Eligible Facility” means a facility that satisfies the definition of an “eligible facility” under Act 352 of the 2003 Regular Session of the Legislature.

2.64“Eligible Facility Amendment” means any change in State law authorizing slot machine gaming at a live horse racing facility in the Parish of Orleans that is an Eligible Facility, but only if such change in State law prohibits such facility from having a number of slot machines that exceeds:

(a)five hundred (500), if the Gross Gaming Revenue of the Casino Operator exceeds Three Hundred Fifty Million Dollars ($350,000,000) for no preceding twelve-month period; or

(b)seven hundred (700), if the Gross Gaming Revenue of the Casino Operator exceeds Three Hundred Fifty Million Dollars ($350,000,000) for any preceding twelve-month period.

For the purposes of this definition of Eligible Facility Amendment, the term “slot machine” shall have the meaning given to such term in R.S. 27:353(14).

2.65“Enterprise Services Agreement” means that certain Third Amended and Restated Omnibus License and Enterprise Services Agreement dated December 26, 2018, by and among CES, CEC, Caesars Entertainment Resort Properties LLC, Caesars Growth Properties Holdings, LLC, Caesars Licensing Company, LLC, and Caesars World, Inc., as may be amended, modified, or replaced in whole or in part from time to time with the Approval of the Gaming Board.

2.66“Enterprise Services Provider” means CES, with whom the Casino Operator has contracted to provide all or substantially all of the services under the terms of the Enterprise Services Agreement in accordance with this Casino Operating Contract, the Casino Act, and the Rules and Regulations, who or which has been Approved and found Suitable by the Gaming Board.

2.67“Environmental Laws” means any applicable law, rule, or regulation pertaining to health, safety or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, by the Superfund Amendments and Reauthorization Act of 1986, as hereafter amended (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Hazardous and Solid Waste Amendments of 1984, as hereafter amended (“RCRA”), the Federal Water Pollution Control Act, as now or hereafter amended (“WPCA”), and any laws of the State or any subdivision or governmental unit thereof relating to abatement, disposal, existence, generation, handling, leaking, presence, release, threatened release, removal, storage, transportation, or use of hazardous substances, oil, petroleum, solid waste, or toxic pollutants about, from, in, on, to, or under the Casino or any additions to the Casino made during the Term of this Casino Operating Contract.  The terms “hazardous substance” and “release” shall have the meanings specified in CERCLA and RCRA; the terms “solid waste” and “disposal” or “disposed” shall have the meanings specified in RCRA; the terms “oil,” “petroleum,” and “toxic pollutant” shall have the meanings specified in WPCA and RCRA; provided that, to the extent that the laws of the State, as currently enacted or hereafter amended, establish a meaning for “oil,” “petroleum,” “toxic pollutants,” “hazardous substance,” “release,” “solid waste,” or “disposal” that is broader than that specified in CERCLA, RCRA, or WPCA, such broader meaning shall apply.

2.68“Essential Documents” means, collectively, (i) the articles of organization and operating agreement, if any, of the Casino Operator, (ii) the Casino Management Contract, and (iii) the Enterprise Services Agreement.

2.69“Event of Default” has the meaning specified in Section 20.1 - “Events of Default.”

2.70“Exclusivity Violation” has the meaning set forth in Section 1.3(b) - “Violations Generally.”

2.71“Excusable Temporary Cessation of Operations” means any of the following circumstances to the extent and only for such time that it causes temporary closure or temporary cessation of operations of the Casino beyond the reasonable control of JCC, and further provided that the Casino Operator diligently and in good faith seeks to reopen the Casino and to recommence Gaming Operations:

(a)strikes, lockouts, inability to procure materials, failure of power;

(b)arbitrary or capricious State, local, or municipal governmental action (but in no event shall an Excusable Temporary Cessation of Operations pursuant to this clause (b) exceed a period of six (6) months);

(c)acts of God, hurricanes, floods, sinkholes, fires and other casualties, earthquakes, epidemics, or quarantine;

(d)acts of a public enemy, acts of war, terrorism, blockades, insurrections, riots, civil disturbances, governmental preemption in connection with a national emergency, or national or international calamities;

(e)the entry of a judgment, order, or ruling in litigation not filed by JCC or any Affiliates of JCC and which judgment, order, or ruling was not entered substantially as the result of the fault of JCC or any Affiliates of JCC and which judgment, order, or ruling restrains or substantially interferes with operations of the Casino;

(f)any action by the Legislature or any governmental agency the result of which is that Gaming Operations, as conducted at the Casino as of the Effective Date, are materially diminished;

(g)any other causes related to or arising out of the causes stated in subsections (a) through (f) above beyond the reasonable control of JCC (excluding any bankruptcy of JCC or failure of JCC to obtain financing or to pay its financial obligations as they come due) and not substantially the result of the fault of JCC; and

(h)any other cause which the Gaming Board in its sole discretion formally determines to be an Excusable Temporary Cessation of Operations.

2.72“Existing Casino Lease” means that certain Amended and Restated Lease Agreement dated October 29, 1998, by and among Landlord, the Casino Operator, and the City, as amended by that certain First Amendment to Amended and Restated Lease Agreement dated March 28, 2001, as further amended by that certain Second Amendment to Amended and Restated Lease Agreement dated February 7, 2002, as further amended by that certain Third Amendment to Amended and Restated Lease Agreement dated April 16, 2003, and as further amended by that certain Fourth Amendment to Amended and Restated Lease Agreement dated May 2, 2006.

2.73“Expiration Date” means the last Day of the Term whether by expiration through lapse of time, automatic expiration before the end of the Term, or termination as a result of an Event of Default.

2.74“Extended Terms” means, collectively, the First Extended Term and the Second Extended Term.

2.75“Fairgrounds” means the real estate described in the legal description attached hereto as Exhibit B and by this reference incorporated herein.

2.76“Fairgrounds Owner” has the meaning set forth in Section 1.3(b)(ii) - “Matters Not Constituting Prohibited Land-Based Gaming” hereof.

2.77“FF&E” means all furniture, furnishings, equipment, and fixtures (including, but not limited to, Gaming Devices) necessary for the conducting of Gaming Operations at the Casino.

2.78“Financial Statements” means a Person’s balance sheet and related statements of income and operations, partnership or shareholder equity, and cash flow prepared in conformity with GAAP, the requirements of this Casino Operating Contract, the Casino Act, and the Rules and Regulations.

2.79“Financially Stable” with respect to the Casino Operator means that the Casino Operator is in full compliance with the objective financial stability requirements of this Casino Operating Contract, as determined by the Gaming Board.

2.80“Financing” means the act or process or an instance of raising funds relating to the Casino through the issuance of shares of stock, bonds, notes, mortgages, debentures, or other devices evidencing debt or equity interests.

2.81“Financing Affiliate” means any corporation, the stock of which is wholly owned by the Casino Operator and that is utilized solely for the purpose of Financing.

2.82“First Extended Term” means the ten (10) year period that commenced immediately following the end of the Initial Term and shall expire at midnight on the First Extended Term Expiration Date, unless sooner terminated pursuant to the provisions of this Casino Operating Contract.

2.83“First Extended Term Expiration Date” means July 14, 2024, unless the First Extended Term automatically expires or is terminated pursuant to this Casino Operating Contract.

2.84“Fiscal Quarter” means the three (3) calendar month period that begins on the first Day of January, April, July, and October of each Fiscal Year, as applicable.

2.85“Fiscal Quarter Financial Statement” has the meaning set forth in Section 12.2 - “Financial Statements and Quarterly Meetings.”

2.86“Fiscal Year” means the period that begins on April 1st and ends on March 31st of the following year.

2.87“Fiscal Leap Year” means a Fiscal Year containing three hundred sixty-six (366) Days.

2.88“Force Majeure Delay” has the meaning set forth in Section 9.33 - “Capital Investment.”

2.89“Full Fiscal Year” means any Fiscal Year containing not fewer than three hundred sixty-five (365) Days.

2.90“Game” means any banking or percentage game conducted in the Casino that is played with cards, dice or any electronic, electrical or mechanical device or machine for money, property or anything of value.  “Game” includes any form of betting or wagering that may hereafter be authorized at the Casino by the Casino Act (including by an amendment to R.S. 27:205).  As of the Effective Date, “Game” does not mean or include wagering, betting or risking anything of value on either lottery, bingo, charitable games, raffles, electronic video bingo, pull tabs, cable television bingo, wagering on dog races, sports betting or wagering on any type of sports events, inclusive but not limited to football, basketball, baseball, hockey, boxing, tennis, wrestling, jai alai or other sports contest or event; provided, however, if sports betting or wagering on any type of sports event or contest is authorized anywhere in the State by the laws of the State, then, to the extent permitted by applicable law, “Game” shall include sports betting or wagering on any type of sports event or contest and Casino Operator shall be authorized to conduct such sports betting or wagering at the Casino pursuant to and in accordance with Sections 3.1 - “Grant of Authority” and 3.2 - “Permitted Use”.

2.91“Gaming Authority” or “Gaming Authorities” means the Gaming Board and all other Louisiana governmental agencies, authorities, and instrumentalities having regulatory oversight of the gaming or related activities of the Casino Operator, the Casino Manager, the Enterprise Services Provider, their respective Affiliates, or any Person in a Control Relationship with any of them.

2.92“Gaming Board” means the Louisiana Gaming Control Board created pursuant to R.S. 27:11, its successors, and assigns.

2.93“Gaming Board’s Controlled Space” shall have the meaning set forth in Section 7.2 - “Gaming Board’s Controlled Space.”

2.94“Gaming Device” means any equipment or mechanical, electromechanical or electronic contrivance, component or machine used directly or indirectly in connection with any Game which affects the result of a wager by determining win or loss.  The term includes a system for processing information which can alter the normal criteria of random selection, which affects the operation of any Game or which determines the outcome of any Game.  “Gaming Device” does not include a system or device which affects a Game solely by stopping its operation so that the outcome remains undetermined.

2.95“Gaming Employee” means any Person employed or working in any capacity at the Casino in the operation or supervision of a Game, including, but not limited to:

(a)pit bosses, floormen, boxmen, dealers, croupiers, machine mechanics, designated gaming area security personnel, count room personnel, cage personnel, slot machine and slot booth personnel, credit and collection personnel, casino surveillance personnel;

(b)supervisory personnel authorized to make discretionary decisions that regulate Gaming Operations, including, but not limited to, shift bosses, credit executives, casino cashier supervisors, gaming managers and assistant managers; and

(c)any other individual (but not non-gaming equipment maintenance and repair personnel, cleaning personnel, waiters, waitresses, and secretaries) whose duties require or authorize access to designated gaming areas.

2.96“Gaming Operations” or “Gaming Activities” means the offering or conducting of any Game or Gaming Device at the Casino in accordance with the provisions of the Casino Act, this Casino Operating Contract, and the Rules and Regulations.

2.97“Gaming Supplies” means all materials and supplies (other than Gaming Devices) that the Gaming Board Approves to be used or expended in Gaming Operations through the Casino Act and Rules and Regulations.

2.98“Generally Accepted Accounting Principles” or “GAAP” means principles of accounting for casinos as set forth in the Audit and Accounting Guide for Audits of Casinos with conforming changes as of September 1, 1998, prepared by the American Institute of Certified Public Accountants, as amended from time to time, or if not thereby addressed, other generally accepted accounting principles.

2.99“Governance Documents” means:

(a)with respect to a corporation, the articles of incorporation, by-laws, shareholder’s agreements, resolutions of the board of directors, and any other document relating to the organization of the corporation;

(b)with respect to a partnership, the partnership agreement, and any other documents relating to the organization of the partnership; and

(c)with respect to any other type of entity, the documents relating to the organization of the entity or establishing the right of the owners of the entity with respect to the entity or each other.

2.100“Governmental Requirements” means all laws, ordinances, statutes, rules, and regulations of any governmental authority or Gaming Authority, including, but not limited to, the Casino Act and the Rules and Regulations, that are applicable to the acquisition, renovation, development, construction, equipping, use, occupancy, or operation of the Casino, as modified by any waivers, variances, or approvals obtained pursuant thereto.

2.101“Gross Gaming Revenue” means the total receipts of the Casino Operator from Gaming Operations, including all cash, checks, property, and credit extended to a patron for the purposes of gaming, less the total value of all:

(a)amounts paid out as winnings to patrons; and

(b)credit instruments or checks which are uncollected.

When calculating the Gross Gaming Revenue for any Fiscal Year, the value of all uncollected credit instruments or checks under clause (b) of the immediately preceding sentence shall not exceed four percent (4%) of the total receipts of the Casino Operator from Gaming Operations (including all cash, checks, property, and credit extended to a patron for purposes of gaming) during such a Fiscal Year.  For the purposes of this definition of Gross Gaming Revenue, the term “winnings” means the total amount delivered by a Gaming Device as win to a patron or the amount determined by the Approved table game odds as win to a patron, exclusive of any double jackpots, increased payouts in addition to table game odds, or other increased payouts that result from promotional activities, unless Approved in advance by the Gaming Board.

2.102“HJC” shall have the meaning set forth in the recitals of this Casino Operating Contract.

2.103“HNOMC” means Harrah’s New Orleans Management Company LLC.

2.104“Impositions” shall have the meaning set forth in Section 9.31 - “Payment of Impositions.”

2.105“Independent Counsel” means an attorney at law or law firm selected by the Casino Operator and Approved by the Gaming Board to defend the Gaming Board in accordance with the provisions of Section 18.2 - “Defense of Proceedings.”

2.106“Independent CPA” means the auditor engaged by the Casino Operator to perform the Annual Audit.  The Independent CPA shall be either:

(a)one of the six (6) largest accounting firms having a national practice in the United States of America; or

(b)any other accounting firm that is selected by the Casino Operator and Approved by the Gaming Board.

The Gaming Board may require the Casino Operator to select a different Independent CPA if the Gaming Board for good cause determines the Independent CPA is not sufficiently independent of the Casino Operator to perform its required functions, which determination shall not be based solely on the fact that the Independent CPA is or has been engaged by an Affiliate of the Casino Operator.  The Casino Operator shall provide the Gaming Board with Notice of a change of the selection of the Independent CPA and the reasons for the change.  Without the Gaming Board’s Approval, the Casino Operator shall not change the Independent CPA who has been engaged to perform the Annual Audit for a Calendar Year before the Independent CPA has completed the audit of that Calendar Year.  The Independent CPA’s engagement arrangements shall require that all audited Persons waive any applicable confidentiality privilege in order to enable:

(a) the Independent CPA to fully and completely report to the Gaming Board; and

(b) the Gaming Board to have full access to the Independent CPA’s workpapers in connection with the Annual Audit.

The Independent CPA shall prepare and deliver to the Gaming Board a management letter that complies with the requirements of the Casino Act, the Rules and Regulations, and the Internal Control System.

2.107“Indian Gaming Operations” shall mean:

(a)Gaming that is authorized by the federal Indian Gaming Regulatory Act, as is in effect on the Effective Date; and

(b)Gaming that is conducted by Native Americans or purported Native Americans and that is legal because of such Native Americans’ status as Native Americans (such as through the exercise of sovereign immunity or similar rights, privileges, or immunities that are applicable to Native Americans because of their status as such or affiliation with a tribe).

2.108“Information” shall have the meaning set forth in Section 12.7 - “Public Records Access.”

2.109“Initial Effective Date” means the date upon which the LEDGC and HJC executed the Initial Operating Contract.

2.110“Initial Operating Contract” shall have the meaning set forth in the recitals of this Casino Operating Contract.

2.111“Initial Payment” has the meaning set forth in Section 6.1(a) - “Initial Payment.”

2.112“Initial Term” means the time period that commenced on the Initial Effective Date and ended at midnight on the Initial Term Expiration Date.

2.113“Initial Term Expiration Date” means July 14, 2014.

2.114“Initial Call Option Payments Date” has the meaning set forth in Section 6.1(e) - “Call Option Payments.”

2.115“Insider Financing” means advances, borrowings, or loans made to or for the benefit of the Casino Operator (or its Financing Affiliate) by Affiliates of the Casino Operator or any Person in a Control Relationship with any of them (other than holders of five percent (5%) or more of the ownership interests of any company whose shares are widely held and publicly traded on a recognized national stock exchange), including advances, borrowings, or loans resulting from the performance of obligations under completion and other guarantees or assurances provided to the Gaming Board.

2.116“Insurance Coverages” means those insurance coverages described in Article XIV - “Insurance.”

2.117“Internal Control System” means the system of internal controls containing administrative and accounting procedures necessary for the complete and accurate calculation and reporting of financial data, including the Louisiana Gross Gaming Revenue Share Payments, as Approved by the Gaming Board.

2.118“JCC Holding” shall mean JCC Holding Company II LLC.

2.119“JLCB” has the meaning set forth in Section 1.1(a) - “Amendment and Restatement” hereof.

2.120“Judicial Declaration of Cure” has the meaning set forth in Section 1.3(f) - “Notice and Cure Subsequent to Judicial Relief.”

2.121“Judicial Declaration of Violation” has the meaning set forth in Section 1.3(f) - “Notice and Cure Subsequent to Judicial Relief.”

2.122“Key Gaming Employee” shall have the meaning given to such term in R.S. 27:3(15).

2.123“Knowledge” means the actual knowledge of a Person, including such knowledge as would have been obtained by a diligent inquiry and knowledge imputed to a Person by operation of law.

2.124“Landlord” means New Orleans Building Corporation, its successors, and assigns.

2.125“Last Fiscal Year” means any partial Fiscal Year ending with the expiration of the Term, but not ending due to a termination as a result of an Event of Default.

2.126“Late Payment Interest” shall have the meaning set forth in Section 6.7 - “Late Payment Interest.”

2.127“Leasehold Mortgage” means a mortgage on the leasehold interest held by the Casino Operator as the tenant under the Casino Lease or, following a VICI Sale-Leaseback Transaction, the sublease interest held by the Casino Operator under the Casino Sublease (including all immovable improvements so situated upon the immovable property).

2.128“Leasehold Mortgagee” means the holder, from time to time, of a Leasehold Mortgage, including, but not limited to, any creditor holding a Leasehold Mortgage.  The Gaming Board shall have the right to Approve any Leasehold Mortgagee.

2.129“LEDGC” shall have the meaning set forth in the recitals of this Casino Operating Contract.

2.130“Legislative Auditor” means the Legislative Auditor of the State and persons designated by the Legislative Auditor as its representatives.

2.131“Legislature” means the Legislature of the State as it may be constituted from time to time.

2.132“Lender” means:

(a)any insurance company regulated by any state of the United States;

(b)any investment company registered under the Investment Company Act of 1940;

(c)any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees;

(d)any trust fund the trustee of which is a bank or trust company and the participants of which are exclusively plans of the type identified in subsection (c) of this Section 2.132 - “Lender;”

(e)any investment adviser registered under the Investment Advisers Act of 1940;

(f)any real estate investment trust registered with the SEC;

(g)any dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934;

(h)any “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933), and any entity, all of the equity owners of which are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933), acting for its own account or the accounts of other qualified institutional buyers;

(i)any bank as defined in Section 3(a)(2) of the Securities Act of 1933, any savings and loan association or other institution as referenced in Section 3(a)(5)(A) of the Securities Act of 1933, or any foreign bank or savings and loan association or equivalent institution or any investment fund that participates in a bank syndication (and purchaser that takes an assignment interest in the bank syndication);

(j)any investor or group of investors purchasing debt securities of the Casino Operator (or a subsidiary or direct or indirect parent of the Casino Operator) in any public offering registered pursuant to the Securities Act of 1933, receiving debt securities of the Casino Operator (or a subsidiary thereof) pursuant to § 1145 of the United States Bankruptcy Code or through any private placement, and any investor purchasing such securities in a subsequent sale, provided, however, that any of the foregoing securities are publicly traded, and the investor holds no more than twenty percent (20%) of the Casino Operator’s total debt (or its subsidiary or direct or indirect parent) or fifty percent (50%) of a material debt issue of the Casino Operator (or its subsidiary or direct or indirect parent) unless otherwise Approved by the Gaming Board, so as not to give such investor the ability to Control the Casino Operator, the Casino Manager or the Enterprise Services Provider;

(k)any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940;

(l)any business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(m)CEC or an Affiliate of CEC;

(n)following the consummation of the VICI Sale-Leaseback Transaction, VICI or an Affiliate of VICI; or

(o)any other Person found Suitable and Approved by the Gaming Board.

2.133“Litigation Expenses” has the meaning set forth in Section 20.7 - “Costs.”

2.134“Louisiana Casino Revenue Account” means an account established with the Department of the Treasury of the State into which the Casino Operator shall deposit or cause to be deposited all required sums (including the Daily Payments (and other components of the Louisiana Gross Gaming Revenue Share Payments), Gaming Board Supplemental Payment, Annual Supplemental Payments, Annual License Payments, State Call Option Payment and Additional Charges) which may become due and payable to the State by and through the Gaming Board pursuant to this Casino Operating Contract.

2.135“Louisiana Gross Gaming Revenue Share Payments” has the meaning set forth in Section 6.2 - “Louisiana Gross Gaming Revenue Share Payments.”

2.136“Material” shall mean compliance with the obligations of Section 1.3(b) - “Violations Generally” and 1.3(d) - “Dockside Violations” in all respects other than minor or unimportant violations.

2.137“Material Change” means a change to the physical structure of the Casino that:

(a)reduces the gaming area of the Casino by more than five percent (5%);

(b)constitutes a change that materially affects the structural integrity of the Casino;

(c)materially alters the design or composition (e.g. materials) of the exterior of the Casino; or

(d)impairs the ability of the Casino Operator (or the Casino Manager or the Enterprise Services Provider) to remain in compliance with this Casino Operating Contract, including in compliance with the Casino Operator’s obligations with respect to the Internal Control System.

2.138“Minimum Payment” means: the sum of Fifty Million Dollars ($50,000,000.00) for the Fiscal Year beginning April 1, 2001 and ending March 31, 2002; the sum of Sixty Million Dollars ($60,000,000.00) for each of the Fiscal Years that occur during the period beginning on April 1, 2002 and ending on March 31, 2022; the sum of Sixty Five Million Dollars ($65,000,000.00) for the Fiscal Year beginning on April 1, 2022 and every Fiscal Year thereafter; provided, however, for the Last Fiscal Year, the Minimum Payment shall be the product of the Daily Payment (based on $65,000,000.00) and the number of Days in such Last Fiscal Year.  The Minimum Payment for each Fiscal Year is the minimum amount that the Casino Operator will be required to pay to the Gaming Board in connection with the Casino Operator’s payment of the Louisiana Gross Gaming Revenue Share Payment for such Fiscal Year.

2.139“19th JDC” has the meaning set forth in Section 28.6 - “Venue, Personal Jurisdiction, and Forum Selection.”

2.140“Notice” means a writing sent or delivered to a party at its address and in the manner provided in Article XXVII - “Notices.”

2.141“Other Contractors” has the meaning set forth in Section 14.6 - “Other Contractor Insurance.”

2.142“Permitted Amendment” means any change in State law authorizing, at any time or from time to time, one (1) or more licensed riverboats or permanently moored riverboat vessels (as defined and authorized from time to time) to remain dockside or permanently moored and conduct dockside gaming or gaming while permanently moored or land-based beyond the scope of R.S. 27:65(B)(1), as in effect on January 1, 1997, provided that any such change in State law will be a Permitted Amendment only if at all times after such change:

(a)only one (1) licensed riverboat or permanently moored riverboat vessel or barge is authorized to conduct dockside gaming or gaming while permanently moored in the Parish of Orleans at any time (the “Permitted Riverboat”); and

(b)such authorization and State law prohibits:

(i)any riverboat or permanently moored riverboat vessel or barge (other than the Permitted Riverboat) from conducting dockside gaming, gaming while permanently moored or gaming while on land in the Parish of Orleans;

(ii)the Permitted Riverboat from being located anywhere in the Parish of Orleans other than on Lake Pontchartrain;

(iii)the Permitted Riverboat from conducting gaming activities in an area exceeding thirty thousand (30,000) square feet in the aggregate;

(iv)the owner or operator of the Permitted Riverboat from participating directly or indirectly in the ownership, construction, operations or subsidization of any hotel of a size exceeding three hundred ninety-nine (399) guest rooms within a distance of one (1) mile from the berthing area of the Permitted Riverboat; and

(v)the Permitted Riverboat from maintaining or offering for patron or public use on the Permitted Riverboat and at its terminal, berthing area, and any hotel not prohibited by clause (iv), immediately above, more than eight thousand (8,000) square feet of restaurant facilities in the aggregate (exclusive of food operation and handling areas).

2.143“Permitted Amendment Violation” shall have the meaning set forth in Section 1.3(e) - “Permitted Amendment Violations.”

2.144“Permitted Riverboat” shall have the meaning set forth in the definition of a Permitted Amendment.

2.145“Person” means any individual, partnership, corporation, association, unincorporated association or organization, limited liability company, limited liability partnership, trust, or other juridical entity or any governmental agency, body, or subdivision.

2.146“Plan” means the Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code, consolidated Case Numbers 95-14545, 95-14544, 95-14871, filed by the Harrah’s Jazz Company, Harrah’s Jazz Finance Corp., and Harrah’s New Orleans Investment Company, which plan was confirmed by the United States Bankruptcy Court, Eastern District of Louisiana on January 29, 1998, as subsequently modified.

2.147“Plan Effective Date” shall mean the “Effective Date,” as defined in the Plan.

2.148“Post-Termination Payment Period” shall have the meaning set forth in Section 15.4 - “Damage at End of Casino Term.”

2.149“Receiver” has the meaning set forth in Section 23.6(a) - “Receivership Proceeding - Gaming Board as Nominal Defendant.”

2.150“Receivership” has the meaning set forth in Section 23.4 - “Opportunity to Cure.”

2.151“Receivership List” has the meaning set forth in Section 23.6 - “Receivership/Foreclosure Proceedings.”

2.152“Reduced Operations Period” means any period of time during the Term when the Casino is not fully open for business (other than temporary adjustments made by the Casino Operator to the number of open Casino areas or Games made on the basis of the number of patrons then in the Casino), including, but not limited to, any time period during which the Casino is not fully open for business as a result of:

(a)the Gaming Board’s enforcement or regulatory proceedings;

(b)any fire, flood, or other casualty; or

(c)the performance of Work or Alterations.

2.153“Registered Leasehold Mortgagee” has the meaning set forth in Section 23.2 - “Registered Leasehold Mortgagee.”

2.154“Required Payment” has the meaning set forth in Section 6.3(a) - “Amount and Payment of Daily Payment.”

2.155“Revenue Share Payments” has the meaning set forth in Section 1.3(b)(i) - “Violations.”

2.156“Revised Plan” means the confirmed Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code, in consolidated Case Numbers 01-10086, 01-10087, 01-10088, 01-10089, 01-10090 filed by JCC Holding Company, JCC, JCC Canal Development, L.L.C., JCC Fulton Development, L.L.C., and JCC Development Company, L.L.C. in the United States Bankruptcy Court, Eastern District of Louisiana.

2.157“Rules and Regulations” means the rules and regulations of the Gaming Board now existing and hereafter adopted found in Title 42 of the Louisiana Administrative Code.

2.158“SDS System” has the meaning set forth in Section 9.26(a) - “Centralized Computer.”

2.159“SDS and CMS Systems” has the meaning set forth in Section 9.26(a) - “Centralized Computer.”

2.160“SEC” means the United States Securities and Exchange Commission.

2.161“Second Extended Term” means the additional thirty (30) year extension period following the end of the First Extended Term.

2.162“Second Floor” means the second floor of the Casino.

2.163“Secured Debt” means a debt of the Casino Operator secured by a Leasehold Mortgage or a security interest in Gaming Devices or Gaming Supplies.

2.164“Space Lease” means any concession, franchise, lease, license, sublease, sub-sublease, or other agreement (other than the Casino Lease, the Casino Sublease Documents, the Casino Management Contract or the Enterprise Services Agreement) that would permit or allow a Person to use and maintain non-gaming space as a tenant in the building on the Casino Premises, including the Second Floor.

2.165“Space Lease Operator” means the Person entitled to use and/or maintain space under a Space Lease.

2.166“State” means the State of Louisiana.

2.167“State’s Interest in Daily Collections” has the meaning set forth in Section 6.4 - “State’s Interest in Daily Collections.”

2.168“State Call Option Payment” has the meaning specified in Section 6.1(e) - “Call Option Payments.”

2.169“State Police” means the Louisiana State Police.

2.170“State Supplemental Payment” has the meaning specified in Section 6.1(c) - “Supplemental Payments.”

2.171“Suitable” or “Suitability Requirements” means, as applicable to any Person, the criteria provided for in the Casino Act and Rules and Regulations, as the same may be amended, modified, or restated from time to time.

2.172“Suitable Lender” means a Lender described in Section 2.132 - “Lender,” subsections (a) through (o) or any other Lender presumed suitable by the Casino Act and Rules and Regulations unless at any time either:

(a)such Lender exercises Control or intends to exercise Control over the Casino Operator, the Casino Manager or the Enterprise Services Provider; or

(b)the Gaming Board receives information indicating that such Lender may not meet the Suitability Requirements.

If the Gaming Board in its sole discretion determines that a condition described in either (a) or (b) exists with respect to a particular Lender, then the presumption may no longer exist for that Lender and the Lender shall be required to demonstrate its compliance with the Suitability Requirements in accordance with the terms of the Casino Act and Rules and Regulations.  Neither the commencement of a foreclosure proceeding and the seeking of a receiver in accordance with R.S. 27:275 et seq. nor the acceptance of a debt or equity interest in JCC Holding shall, in and of itself, lead to the loss of the presumption unless the Gaming Board, in its sole discretion, determines that the Lender is exercising Control of the Casino Operator.

2.173“Supplemental Payments” has the meaning specified in Section 6.1(c) - “Supplemental Payments.”

2.174“Supplemental Payments Conditions Satisfaction Date” has the meaning set forth in Section 6.1(c) - “Supplemental Payments.”

2.175“Support Facilities” means the Poydras Street parking facilities on the land legally described on Exhibit C attached hereto and by this reference incorporated herein.

2.176“System Marks” means all service marks, trademarks, copyrights, trade names, patents, or similar rights or registrations under which the Casino may be operated pursuant to the Casino Management Contract and Enterprise Services Agreement.

2.177“Term” means the Initial Term and the Extended Terms of this Casino Operating Contract.

2.178“Transfer” means to alienate, assign, bequeath, bestow, cede, change control, convey, dispose of, divest, donate, give, grant an interest in, grant a security or secured interest in, hypothecate, mortgage, pawn, pledge, or sell.

2.179“VICI” has the meaning set forth in the recitals of this Casino Operating Contract.

2.180“VICI Sale-Leaseback Transaction” means a transaction, whereby:

(a)the Casino Operator sells to a VICI Transferee, and such VICI Transferee purchases from the Casino Operator, the Casino Operator’s right and interest in, to, and under the Casino Property and Improvements;

(b)the Casino Operator assigns the Casino Lease to a VICI Transferee, and such VICI Transferee assumes the tenant’s obligations under the Casino Lease;

(c)such VICI Transferee subleases its interest in the Casino Lease (including leasing the Casino Property and Improvements) to the Casino Operator in accordance with the terms of a Casino Sublease; and

(d)concurrently with the execution of such Casino Sublease by the Casino Operator and such VICI Transferee, the Casino Operator enters into any other Casino Sublease Documents with all other parties thereto.

2.181“VICI Transfer” means the Casino Operator’s assignment of the leasehold interest under the Casino Lease to a VICI Transferee, such VICI Transferee’s sublease of such leasehold interest to the Casino Operator, and the execution of any other Casino Sublease Documents by the Casino Operator and all other parties thereto in connection with a VICI Sale-Leaseback Transaction.

2.182“VICI Transferee” means the Person who is assigned and assumes the Casino Operator’s leasehold interest in the Casino Lease in connection with a VICI Sale-Leaseback Transaction.  A VICI Transferee shall be VICI or an Affiliate of VICI.

2.183“Work” means the labor, material, and professional design and other services which must be performed in order to repair and restore the Casino following damage or destruction resulting from fire, flood, or other casualty.

Article III.

GRANT OF AUTHORITY

Grant of Authority

. Subject to the conditions, covenants, obligations, requirements, and terms herein contained and in consideration of the obligation and agreement of the Casino Operator to provide for and furnish the Casino, to collect and remit the Louisiana Gross Gaming Revenue Share Payments and Additional Charges due and to become due to the State by and through the Gaming Board in accordance with this Casino Operating Contract, the Casino Act and the Rules and Regulations, to pay the Supplemental Payments, Annual Payments and Call Option Payments in accordance with the terms and conditions of this Casino Operating Contract, and in consideration of other conditions, covenants, obligations, requirements, and terms agreed to by the Casino Operator in this Casino Operating Contract (some of which may be more extensive or onerous than the basic obligations provided for in the Casino Act and Rules and Regulations, but are authorized pursuant to the Casino Act and Rules and Regulations, and particularly, without limitation, R.S. 27:241(D) and R.S. 27:244 (A)(10) of the Casino Act), the Gaming Board does hereby grant to the Casino Operator the exclusive authority to conduct Games and Gaming Operations at the Casino for the benefit of the Gaming Board (and through the Gaming Board for the benefit of the State) and the Casino Operator.

Permitted Use

. The Casino Operator may use the Casino solely for the purposes of conducting Games and Gaming Operations and operating lodging, meeting space, and food and restaurant facilities therein pursuant to and in compliance with the Casino Act, this Casino Operating Contract, and the Rules and Regulations and for such other uses as may be permitted by the Casino Act, this Casino Operating Contract, and the Rules and Regulations.  The Casino Operator shall have the right to construct hotel, meeting space, food and restaurant facilities, and other related improvements upon the Casino Premises and, to the extent permitted by applicable law, to sell, and permit Space Lease Operators to sell, lottery tickets within the portions of the Casino Premises in which Gaming Activities are not being conducted.  The Casino Operator shall not use or suffer the use of the Casino for any illegal or unlawful purpose or in violation of Governmental Requirements, the Casino Lease, the Casino Sublease Documents following the consummation of a VICI Sale-Leaseback Transaction, or the requirements of the Insurance Coverages.

Approval Prerogative

. The Casino Operator acknowledges and consents to the Gaming Board’s right to allow, permit, or sanction a proposed action or request by the Casino

Operator (including requests to do and requests not to do) whenever and wherever by virtue of the Casino Act, this Casino Operating Contract or the Rules and Regulations, the Gaming Board’s prior Approval, consent, or satisfaction is a prerequisite condition, subject to appeal or review, as provided in this Casino Operating Contract.

Location of Casino

. The Casino shall be located at the site of the former Rivergate Convention Center and numbered 8 Canal Street in the City of New Orleans, Parish of Orleans, State of Louisiana, as more particularly described in the legal description attached hereto as Exhibit A.

Article IV.
WARRANTIES AND REPRESENTATIONS

Gaming Board Warranties; Due Authorization

. The Gaming Board warrants to the Casino Operator that it is a duly established State regulatory agency under Louisiana law and, pursuant to the Casino Act and Rules and Regulations, is authorized to execute and deliver this Casino Operating Contract on its own behalf and on behalf of the State.

Casino Operator Warranties

. The Casino Operator warrants and represents that on the date of this Casino Operating Contract:

(a)Due Organization and Good Standing. The Casino Operator is duly organized and in good standing under laws of the State and has the full right, power, and authority to enter into this Casino Operating Contract and to perform all of its obligations hereunder.  The making, execution, delivery, and performance of this Casino Operating Contract by the Casino Operator has been duly authorized and approved by requisite action of the Casino Operator in accordance with the requirements of its Governance Documents and applicable law.

(b)Financial Capacity. The Casino Operator has and shall have the requisite authority and ability (financial or otherwise) to perform, as and when timely performance is required, all of its obligations under this Casino Operating Contract, the Casino Act and the Rules and Regulations, as such authority and ability is contemplated by the provisions of Section 9.5 - “Financial Stability.”

(c)No Material Misrepresentation.  There is not any material misrepresentation contained in any warranty or representation made by the Casino Operator in this Casino Operating Contract.

(d)No Knowledge of Unsuitability. The Casino Operator does not have knowledge of any fact or circumstance not disclosed to the Gaming Board in writing that would render unsuitable any Person who or which is required by the Casino Act, this Casino Operating Contract, or the Rules and Regulations to be found Suitable pursuant to the Casino Act and Rules and Regulations.

(e)Possession of Casino. The Casino Operator has the right to possession and use of the Casino pursuant to the Casino Lease.

Article V.
TERM AND EXTENDED TERMS

Initial Term

.  The Initial Term was a period of twenty (20) consecutive years that commenced on the Initial Effective Date and expired at midnight on the Initial Term Expiration Date.

First Extended Term

.  The Term of this Casino Operating Contract was automatically extended in accordance with the terms of the Existing Amended Operating Contract for the First Extended Term, an additional ten (10) year extension period that commenced immediately following the end of the Initial Term and shall expire at midnight on the First Extended Term Expiration Date, unless this Casino Operating Contract expires or is sooner terminated as provided in this Casino Operating Contract.

Second Extended Term

.  Provided that this Casino Operating Contract has not been terminated in accordance with the terms hereof, the Term of this Casino Operating Contract shall be extended for the Second Extended Term, an additional thirty (30) year extension period that shall commence immediately following the end of the First Extended Term, unless the Casino Operator has given Notice to the Gaming Board of its election not to extend the Term for the Second Extended Term a minimum of eighteen (18) months prior to the expiration of the First Extended Term.

Article VI.
COMPENSATION PAYMENTS; AMOUNTS AND METHODS

Fixed Payment Obligations

.

(a)Initial Payment.  As partial consideration for the rights granted to the Casino Operator pursuant to the Initial Operating Contract, the Gaming Board acknowledges that HJC paid an initial payment of One Hundred Twenty-Five Million Dollars ($125,000,000) to the LEDGC (the “Initial Payment”).

(b)Intentionally Omitted.

(c)Supplemental Payments.  As partial consideration for the rights granted to the Casino Operator under this Casino Operating Contract, on or before the date that is ten (10) Days after the Supplemental Payments Conditions Satisfaction Date (as defined below), the Casino Operator shall:

(i)pay Seventeen Million Five Hundred Thousand and No/100 Dollars ($17,500,000.00) to the State (the “State Supplemental Payment”); and

(ii)pay Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00) to the City (the “City Supplemental Payment” and together with the State Supplemental Payment, collectively, the “Supplemental Payments”).

For the purposes of this Section 6.1(c) - “Supplemental Payments,” the term “Supplemental Payments Conditions Satisfaction Date” shall mean the date that all of the following conditions have been fully satisfied:

(i)the JLCB has approved this Casino Operating Contract;

(ii)the City Council of the City has approved an amendment, restatement, or amendment and restatement of the Existing Casino Lease that reflects the mutual understanding of the Casino Operator, Landlord, and the City and the economic development requirements consistent with the Casino Act; and

(iii)this Casino Operating Contract has been fully executed by all parties hereto.

(d)Annual Payments.  As partial consideration for the rights granted to the Casino Operator under this Casino Operating Contract, the Casino Operator hereby agrees to make the following payments (collectively, the “Annual Payments”), in accordance with, and subject to the terms and conditions of, this Section 6.1(d) - “Annual Payments:”

(i)Annual Supplemental Payments.  On or before October 1, 2019, and on or before October 1st of every year thereafter during the Term (but in no event after July 14, 2054), the Casino Operator shall pay the Annual Supplemental Payment (as defined below) to the State.

For the purposes of this Section 6.1(d)(i) - “Annual Supplemental Payments,” the term “Annual Supplemental Payment” shall mean the amount of Three Million Four Hundred Thousand and No/100 Dollars ($3,400,000.00), provided that:

(A)the amount of the Annual Supplemental Payment to be paid by the Casino Operator to the State on or before October 1, 2024, and the amount of each Annual Supplemental Payment to be paid by the Casino Operator to the State on or before October 1st of every second (2nd) year thereafter (i.e., October 1, 2026, October 1, 2028) shall be equal to the product of:

(1)the amount of the Annual Supplemental Payment the Casino Operator was obligated to pay to the State on or before October 1st of the immediately preceding year under this Section 6.1(d)(i) - “Annual Supplemental Payments,” multiplied by:

(2)the lesser of:

(I)one and two-hundredths (1.02); and

(II)the greater of:

(x)one (1); and

(y)a fraction, the numerator of which is the CPI as of July 1st of the year in which such Annual Supplemental Payment is required to be made (i.e., the date that is three (3) months before the Day by which such Annual Supplemental Payment is required to be made) and the denominator of which is the CPI as of July 1st of the year that is two (2) years before the year in which such Annual Supplemental Payment is required to be made (i.e., the date that is twenty-seven (27) months before the Day by which such Annual Supplemental Payment is required to be made); and

(B)the amount of the Annual Supplemental Payment to be paid by the Casino Operator to the State on or before October 1, 2025, and the amount of each Annual Supplemental Payment to be paid by the Casino Operator to the State on or before October 1st of every second (2nd) year thereafter shall be equal to the amount of the Annual Supplemental Payment the Casino Operator was obligated to pay to the State on or before October 1st of the immediately preceding year.

(ii)Annual License Payments.  On or before April 1, 2022, and on or before April 1st of every year thereafter during the Term, the Casino Operator shall pay the Gaming Board a license payment equal to Three Million and No/100 Dollars ($3,000,000.00) (each an “Annual License Payment”).

(iii)Annual City Payments.  For the one (1) year period that commences on August 1, 2019, and expires on July 31, 2020, and each consecutive one (1) year period thereafter during the Term (each an “Annual City Payment Period”), the Casino Operator shall pay an Annual City Payment (as defined below) to the City.  The Casino Operator shall pay each Annual City Payment to the City in equal quarterly installments during the applicable Annual City Payment Period, and one (1) such quarterly installment shall be paid by the Casino Operator to the City on or before the first Day of August, November, February, and May of the applicable Annual City Payment Period.  Each Annual City Payment paid by the Casino Operator to the City in accordance with this Section 6.1(d)(iii) - “Annual City Payments” shall be applied toward the City’s cost of providing support services resulting from the operation of the Casino.

For the purposes of this Section 6.1(d)(iii) - “Annual City Payments,” the term “Annual City Payment” shall mean the amount of Six Million and No/100 Dollars ($6,000,000.00), provided that:

(A)the amount of the Annual City Payment to be paid by the Casino Operator to the City for the Annual City Payment Period that commences on August 1, 2024, and the amount of each Annual City Payment to be paid by the Casino Operator to the City for each Annual City Payment Period that commences on August 1st of every other year thereafter, shall be equal to the product of:

(1)the amount of the Annual City Payment the Casino Operator was obligated to pay to the City for the immediately preceding Annual City Payment Period under this Section 6.1(d)(iii) - “Annual City Payments” multiplied by:

(2)the lesser of:

(I)one and two-hundredths (1.02); and

(II)the greater of:

(x)one (1); and

(y)a fraction, the numerator of which is the CPI as of May 1st of the Annual City Payment Period that immediately precedes the Annual City Payment Period for which such Annual City Payment is required to be made (i.e., the date that is three (3) months before the commencement of the Annual City Payment Period for which such Annual City Payment is required to be made) and the denominator of which is the CPI as of May 1st of the Annual City Payment Period that occurred two (2) years prior to the Annual City Payment Period for which such Annual City Payment is required to be made (i.e., the date that is twenty-seven (27) months before the commencement of the Annual City Payment Period for which such Annual City Payment is required to be made); and

(B)the amount of the Annual City Payment to be paid by the Casino Operator to the City for the Annual City Payment Period that commences on August 1, 2025, and the amount of each Annual City Payment to be paid by the Casino Operator to the City for each Annual City Payment Period that commences on August 1st of every other year thereafter, shall be equal to the amount of the Annual City Payment the Casino Operator is obligated to pay to the City for the immediately preceding Annual City Payment Period.

(e)Call Option Payments.  As partial consideration for the rights granted to the Casino Operator under this Casino Operating Contract, the Casino Operator shall pay Twenty-Eight Million and No/100 Dollars ($28,000,000.00) to the State (the “State Call Option Payment”) and Twelve Million and No/100 Dollars ($12,000,000.00) to the City (the “City Call Option Payment” and together with the State Call Option Payment, collectively, the “Call Option Payments”).  The Call Option Payments shall be paid to the State and the City in accordance with the following terms and conditions:

(i)If a VICI Sale-Leaseback Transaction is consummated and VICI, or an Affiliate of VICI, assumes the Casino Operator’s leasehold interest in the Casino Lease prior to October 1, 2020, then the Casino Operator shall:

(A)on or before the date (the “Initial Call Option Payments Date”) that is ten (10) Days after the later of:

(1)the date VICI or an Affiliate of VICI assumes the Casino Operator’s leasehold interest in the Casino Lease; and

(2)the Call Option Payment Conditions Satisfaction Date (as defined below),

pay Fourteen Million and No/100 Dollars ($14,000,000.00) of the State Call Option Payment to the State and pay Six Million and No/100 Dollars ($6,000,000.00) of the City Call Option Payment to the City;

(B)on or before the date that is one (1) year after the Initial Call Option Payments Date, pay Seven Million and No/100 Dollars ($7,000,000.00) of the State Call

Option Payment to the State and pay Three Million and No/100 Dollars ($3,000,000.00) of the City Call Option Payment to the City; and

(C)on or before the date that is two (2) years after the Initial Call Option Payments Date, pay the remaining Seven Million and No/100 Dollars ($7,000,000.00) balance of the State Call Option Payment to the State and pay the remaining Three Million and No/100 Dollars ($3,000,000.00) balance of the City Call Option Payment to the City.

For the purposes of this Section 6.1(e) - “Call Option Payments,” the term “Call Option Payment Conditions Satisfaction Date” shall mean the date that all of the following conditions have been fully satisfied:

(w) the JLCB has approved this Casino Operating Contract;

(x)the City Council of the City has approved an amendment, restatement, or amendment and restatement of the Existing Casino Lease that reflects the mutual understanding of the Casino Operator, Landlord, and the City and the economic development requirements consistent with the Casino Act;

(y)all approvals required for a VICI Transfer in connection with the consummation of a VICI Sale-Leaseback Transaction are obtained without the imposition of any further requirements for remuneration to be paid, or further concessions to be made, by the Casino Operator or VICI to the City; and

(z)this Casino Operating Contract has been fully executed by all parties hereto.

(ii)If a VICI Sale-Leaseback Transaction is not consummated or VICI, or an Affiliate of VICI, has not assumed the Casino Operator’s leasehold interest in the Casino Lease prior to October 1, 2020, then the Casino Operator shall:

(A)on or before October 12, 2020, pay Fourteen Million and No/100 Dollars ($14,000,000.00) of the State Call Option Payment to the State and pay Six Million and No/100 Dollars ($6,000,000.00) of the City Call Option Payment to the City;

(B)on or before October 11, 2021, pay Seven Million and No/100 Dollars ($7,000,000.00) of the State Call Option Payment to the State and pay Three Million and No/100 Dollars ($3,000,000.00) of the City Call Option Payment to the City; and

(C)on or before October 11, 2022, pay the remaining Seven Million and No/100 Dollars ($7,000,000.00) balance of the State Call Option Payment to the State and pay the remaining Three Million and No/100 Dollars ($3,000,000.00) balance of the City Call Option Payment to the City.

Louisiana Gross Gaming Revenue Share Payments

.  In addition to the payment of the Initial Payment previously paid by HJC and the Casino Operator’s obligation to pay the Supplemental Payments, Annual Payments, and Call Option Payments in accordance with Section 6.1 - “Fixed Payment Obligations,” and as further consideration for the rights granted to the Casino

Operator pursuant to this Casino Operating Contract, the Casino Operator shall pay an amount to the Gaming Board for each Fiscal Year (each a “Louisiana Gross Gaming Revenue Share Payment”), which shall be calculated in the following manner:

Subject to the terms of the relief from payments set forth in Sections 1.3 (b), (c), (e), and (f) of this Casino Operating Contract, the Louisiana Gross Gaming Revenue Share Payment for each Fiscal Year from the Casino shall be equal to the greater of:

(a)the Minimum Payment for such Fiscal Year; or

(b)21½% of the Gross Gaming Revenues for such Fiscal Year, plus the additional override payments set forth below.

The Louisiana Gross Gaming Revenue Share Payment for a Fiscal Year will increase by, and the Casino Operator will pay and will be obligated to pay an additional portion of the Gross Gaming Revenues for such Fiscal Year, an amount that is equal to the following:

(w)1½% (in addition to 21½%) on Gross Gaming Revenues in excess of $500,000,000 and equal to or less than $700,000,000;

(x)3½% (in addition to 21½%) on Gross Gaming Revenues in excess of $700,000,000 and equal to or less than $800,000,000;

(y)5½% (in addition to 21½%) on Gross Gaming Revenues in excess of $800,000,000 and equal to or less than $900,000,000; and

(z)7½% (in addition to 21½%) on Gross Gaming Revenues in excess of $900,000,000.

For example, if the Casino Operator has Gross Gaming Revenues from the Casino of $750,000,000 in any Fiscal Year, the Louisiana Gross Gaming Revenue Share Payment for such Fiscal Year, and the amount that the Casino Operator would owe (and would be obligated to pay) the Gaming Board, would be equal to One Hundred Sixty-Six Million Dollars ($166,000,000), which is the total of:

(j)21½% of the first $500,000,000 in Gross Gaming Revenues;

(k)23% of the next $200,000,000 in Gross Gaming Revenues above $500,000,000; and

(l)25% of the next $50,000,000 in Gross Gaming Revenues above $700,000,000.

In the event it is held at any time that the 21½% Louisiana Gross Gaming Revenue Share Payments and/or any or all of the "override" payments provided for above are for any reason null and void and/or unenforceable as a result of a final, definitive, and non-appealable judgment of a Louisiana state court of competent jurisdiction, then, in such event, the Casino Operator agrees that the 18½% Louisiana Gross Gaming Revenue Share Payments in effect and payable under the

Original Amended Operating Contract prior to the Gaming Board and Casino Operator having entered into the Second Amendment and the additional increased percentage Louisiana Gross Gaming Revenue Share Payments in effect and payable under the Original Amended Operating Contract prior to the Gaming Board and Casino Operator having entered into the Second Amendment shall at such time or times become in full force and effect and shall be owed and payable by the Casino Operator to the Gaming Board under this Casino Operating Contract until such time that the increased percentages agreed to in this Casino Operating Contract become enforceable and no longer null and void as a result of enforceable legislative enactments or otherwise.  A final, definitive, and non-appealable judgment is a judgment in which all appeal rights and all other rights of review, by the same or any other court of competent jurisdiction, have expired and terminated.

Remittance and Monthly Adjustments

. Until the Expiration Date, the Casino Operator shall make daily payments of a portion of the Louisiana Gross Gaming Revenue Share Payment for a Fiscal Year (each a “Daily Payment”) as follows:

(a)Amount and Payment of Daily Payment. The parties intend that at all times during each Fiscal Year, the Gaming Board shall have been paid an amount that is not less than the product of the amount of the applicable Daily Payment, multiplied by the number of Days that have elapsed in such Fiscal Year (the “Required Payments”).  At the end of each Fiscal Year, the positive difference, if any, between:

(i)the amount of the Louisiana Gross Gaming Revenue Share Payment that is to be paid to the Gaming Board for such Fiscal Year; less

(ii)the aggregate amount of all Daily Payments deposited into the Louisiana Casino Revenue Account during such Fiscal Year shall be paid by the Casino Operator to the Gaming Board in accordance with Section 6.3(c) – “Monthly Report - Adjustments to Louisiana Gross Gaming Revenue Share Payments.”

Notwithstanding the foregoing, the Daily Payments (and the obligation to have paid the Required Payments) shall be suspended if:

(A) there is an Excusable Temporary Cessation of Operations pursuant to Section 2.71(b) hereof (in no event to exceed six (6) months); or

(B) Daily Payments are suspended pursuant to Section 15.3 - “Utilization of Insurance Proceeds.”

The amount of each Daily Payment in a non-Fiscal Leap Year shall be the sum of $164,383.56, and the amount of the Daily Payment in a Fiscal Leap Year shall be the sum of $163,934.43.  The Daily Payments shall be paid in accordance with the terms of Section 6.5 - “Daily Deposits,” and a Daily Payment for a non-Business Day shall be carried forward without interest and paid on the next Business Day.

Except as provided hereinabove in this Section 6.3(a) - “Amount and Payment of Daily Payment,” there shall be no abatement in, any right of offset, setoff, or recoupment of, or any right to withhold or fail to pay, the Daily Payment as required in Section 6.5 - “Daily Deposits.”

(b)Daily Gross Gaming Revenue Report. The Casino Operator shall, in accordance with the Casino Act and Rules and Regulations, submit to the Gaming Board or its representative a daily gaming revenue report.

(c)Monthly Report - Adjustments to Louisiana Gross Gaming Revenue Share Payments. On or before the fifteenth (15th) Day following the end of each month, the Casino Operator shall submit to the Gaming Board a report showing:

•	Gross Gaming Revenue for the previous month and the then-current Fiscal Year to date;
•

Any adjustments to the Gross Gaming Revenue calculation for the then-current Fiscal Year, including, without limitation, any adjustments for bad debt write-offs (provided that the aggregate amount of all bad debt write-offs for any Fiscal Year shall not exceed the amount that is equal to four percent (4%) of the Gross Gaming Revenue for such Fiscal Year), progressive jackpot accruals, or other appropriate adjustments;

•	Total amount of all Daily Payments paid during the previous month;
•	The actual amount of the Required Payments remitted to the Gaming Board during the then-current Fiscal Year through the end of the previous month; and
•

In the last month of the Fiscal Year, the actual amount of the Louisiana Gross Gaming Revenue Share Payment actually due for such Fiscal Year based on the amount of the Gross Gaming Revenue for that period.

If the actual amount due to the Gaming Board for the Louisiana Gross Gaming Revenue Share Payment for a Fiscal Year exceeds the aggregate amount of all Daily Payments paid to the Gaming Board during such Fiscal Year, then the Casino Operator shall pay the difference, without interest, on or before the due date for the final monthly report for such Fiscal Year.

State’s Interest in Daily Collections

.  The State shall own a portion of the daily collections from Gaming Operations for a Day, which portion (the “State’s Interest in Daily Collections”) shall be equal to the greater of:

(a)the Daily Payment for such Day; and

(b)the amount that is equal to the positive difference (if any) of:

(i)the product of:

(A)the total amount of the daily collections from Gaming Operations for all Days in the then-current Fiscal Year up through and including such Day; multiplied by

(B)0.215; minus

(ii)the total amount of the State’s interest in the daily collections from Gaming Operations for all Days during the then-current Fiscal Year that occurred prior to such Day.

No other Person shall have any interest whatsoever in or to the State’s Interest in Daily Collections.  The Casino Operator shall not enter into any contract or other agreement that permits or purports to permit the Casino Operator or any other Person to claim any ownership or collateral or security right or interest in or to the Louisiana Gross Gaming Revenue Share Payments, including the State’s Interest in Daily Collections, and the Casino Operator shall indemnify the State against all loss suffered by the State as a result of the Claims of other Persons to the Louisiana Gross Gaming Revenue Share Payments, including the State’s Interest in Daily Collections.

Daily Deposits

.  The Daily Payment for each Casino Gaming Day shall be deposited by wire or electronic funds transfer directly into the Louisiana Casino Revenue Account, or such other account designated by the State by and through the Gaming Board, by 5:00 p.m. Central Standard Time (or Central Daylight Savings Time when in effect in Louisiana) on the next Business Day following the close of that Casino Gaming Day (unless the Gaming Board directs a different method).  For example, the State’s Daily Payment for the Casino Gaming Day ending 6:00 a.m. on Thursday, June 11, 1998 shall be deposited in the Louisiana Casino Revenue Account by 5:00 p.m. on Friday, June 12, 1998.

Casino Operator’s Right to Grant Security Interest

. The Casino Operator shall have the right to grant to one or more Leasehold Mortgagees a security interest or lien in the funds owned by the Casino Operator, provided that the instrument granting the security interest or lien clearly states that the security instrument does not extend to the State’s ownership interest in the Louisiana Gross Gaming Revenue Share Payments, including the State’s Interest in Daily Collections, and provided the Casino Operator obtains the Approval of the Gaming Board for the granting of such security interest or lien.  The Leasehold Mortgagee shall acknowledge that its Leasehold Mortgage does not extend to the State’s ownership interest in the Louisiana Gross Gaming Revenue Share Payments, including the State’s Interest in Daily Collections.

Late Payment Interest

.  If the Casino Operator fails to pay as and when due any amount due to the State or the Gaming Board under this Casino Operating Contract, then the amount past due shall bear interest at the Default Interest Rate from the due date until paid (“Late Payment Interest”), regardless of whether such amount shall be paid to the State or the Gaming Board by the Casino Operator, a Leasehold Mortgagee, or any other payor.

No Reduction in Payment

.  All payments due to the State or the Gaming Board pursuant to this Casino Operating Contract shall be made in immediately available lawful money of the United States of America, by wire or electronic funds transfer and, except as provided herein, without notice or demand and without abatement, deduction, reduction, or setoff.

Continuing Payment Requirement

. During any Reduced Operations Period, the Casino Operator shall continue to pay all sums due to the State or the Gaming Board, including the Louisiana Gross Gaming Revenue Share Payments, subject, however, to the occurrence of:

(a)an Excusable Temporary Cessation of Operations pursuant to Section 2.71(b) hereof (in no event to exceed six (6) months); or

(b)a suspension of the Daily Payments in accordance with Section 15.3 - “Utilization of Insurance Proceeds.”

Notwithstanding the amount of actual Gross Gaming Revenue during the time period that Work or Alterations are undertaken, the Louisiana Gross Gaming Revenue Share Payments shall never be less than the Minimum Payment.

Article VII.
OTHER CONSIDERATIONS

Open Access

.  As additional consideration for the right to operate the Casino, the Casino Operator agrees that it shall comply with the requirements of the Casino Act and Rules and Regulations.

Gaming Board’s Controlled Space

.  As additional consideration for this Casino Operating Contract and in order to permit the Gaming Board to perform on-site its regulatory duties and to monitor the Casino Operator’s performance under this Casino Operating Contract, the Casino Operator shall provide, at no cost to the Gaming Board, reasonable space in the Casino (the “Gaming Board’s Controlled Space”) for the Gaming Board (including its representatives, personnel, and equipment) and the State Police.  The Gaming Board’s Controlled Space shall be specifically configured (in one or more locations in the Casino) and equipped at the Casino Operator’s expense, as the Gaming Board directs from time to time.  The Gaming Board’s Controlled Space shall be secure space accessible only to the Gaming Board, its representatives, and the State Police.  All of the Gaming Board equipment in the Gaming Board’s Controlled Space shall be secure and accessible only to the Gaming Board, its representatives, and the State Police.

Article VIII.
CASINO MANAGER and CASINO MANAGEMENT CONTRACT and enterprise services provider and enterprise services agreement

Subcontracting of Casino Operator’s Obligations

. This Casino Operating Contract is personal to the Casino Operator.  The performance of the Casino Operator’s duties and obligations under this Casino Operating Contract may not be subcontracted, assigned, or otherwise delegated to any other Person without the Gaming Board’s Approval.  In connection with the obligation of the Casino Operator to demonstrate that it is capable of conducting, and is likely to conduct, the activities for which it is licensed and that it has acquired, or guarantees that it will acquire, adequate business competence and experience in the operation of Gaming Operations, the Gaming Board has agreed to permit the Casino Operator to enter into the Casino Management Contract and Enterprise Services Agreement.  The Casino Management Contract and Enterprise Services Agreement shall, collectively, provide for the comprehensive management and operation of the Casino, subject to the Gaming Board’s Approval (so long as necessary), through which the

Casino Manager and Enterprise Services Provider (each of whom shall be a knowledgeable and experienced Person) shall covenant and agree with the Casino Operator to operate the Casino in accordance with this Casino Operating Contract, the Casino Act, and the Rules and Regulations, as promulgated by the Gaming Board.  Except for the Casino Management Contract between the Casino Operator and the Casino Manager and the Enterprise Services Agreement between the Casino Operator and the Enterprise Services Provider, the Casino Operator shall not have the right to further subcontract, assign, or delegate performance of the Casino Operator’s duties and obligations under this Casino Operating Contract or receive performance from any other Person without the Gaming Board’s prior Approval.  No Person subcontracting with the Casino Operator with respect to the management of the Casino shall have different or greater rights than the Casino Operator nor shall such Person have the right to further subcontract or assign, or delegate performance of, its obligations under the Casino Management Contract or the Enterprise Services Agreement, as applicable, to other Persons without the Gaming Board’s Approval.  No provision of the Casino Management Contract or the Enterprise Services Agreement that conflicts with the provisions of this Casino Operating Contract shall be valid and each such conflicting provision is hereby declared to be void and of no effect. Without limiting the generality of the foregoing, no provision of the Casino Management Contract or the Enterprise Services Agreement which provides for or otherwise imposes a penalty or liquidated damages for the termination thereof shall be valid or enforceable if the Gaming Board orders the termination of the Casino Management Contract or the Enterprise Services Agreement as a result of the Casino Manager’s or the Enterprise Services Provider’s, as applicable, violation of the obligations imposed on the Casino Operator under this Casino Operating Contract.

Subcontracting by Casino Operator

.

(a)The Casino Operator or its successors may enter into Space Leases for conducting activities that are not Gaming Activities and enter into incidental contracts with vendors, suppliers, contractors, or consultants as long as such incidental contracts do not, either alone or when aggregated, constitute a Casino Management Contract or Enterprise Services Agreement, provided that the Gaming Board:

(i)retains the right to require compliance by such Persons with the licensing, permitting, and Suitability Requirements of the Casino Act and the Rules and Regulations; and

(ii)shall have the authority to Approve all Space Leases and to license and permit any sublessee of any space within the Second Floor to ensure that the sublessee is Suitable and that any desired use of the Second Floor is consistent with and complies with the Casino Act and the Rules and Regulations.

Subject to the foregoing, the Casino Operator or its successors may develop and/or sublease all or part of the Second Floor for use by persons under the age of twenty-one (21); provided that the Casino Operator shall implement policies and procedures with respect to patronization of businesses on the Second Floor by persons under the age of twenty-one (21) and provide adequate security to enforce policies and procedures designed to prevent persons under the age of twenty-one (21) from entering any gaming areas of the Casino, all subject to Approval by the Gaming Board.

(b)The Casino Operator or its successors may enter into Space Leases for conducting off-track horse racing betting, subject to Title 4 of the Louisiana Revised Statutes, the rules and regulations of the Louisiana Racing Commission, the Casino Act, and the Rules and Regulations, as may be applicable.

Casino Operator’s Obligations Under the Casino Management Contract and Enterprise Services Agreement

  The Casino Operator shall at all times hereafter implement the Casino Management Contract and the Enterprise Services Agreement and abide by the terms of the Casino Management Contract and the Enterprise Services Agreement that do not conflict with the obligations imposed on the Casino Operator under this Casino Operating Contract.  The Casino Operator shall operate the Casino diligently and efficiently and in a manner consistent with the operation of first-class casinos by leaders in the industry and in accordance with this Casino Operating Contract, the Casino Act, and the Rules and Regulations.

Acts and Omissions of the Casino Manager and Enterprise Services Provider

. The acts and omissions of each of the Casino Manager and Enterprise Services Provider shall be conclusively deemed to be the acts and omissions of the Casino Operator for all purposes under this Casino Operating Contract.  Without limiting the generality of the foregoing in any way, all Gross Gaming Revenue received by the Casino Manager or Enterprise Services Provider shall be conclusively deemed to have been contemporaneously received for and on the joint account of the Casino Operator and the Gaming Board in accordance with Section 6.4 - “State’s Interest in Daily Collections.” The required timely performance of the Casino Operator’s obligations under this Casino Operating Contract shall not be excused by virtue of the acts or omissions of the Casino Manager or Enterprise Services Provider.  For purposes of this Casino Operating Contract, the Casino Operator shall be responsible for the acts and omissions of all Casino Employees.

Access to Casino Manager’s and Enterprise Services Provider’s Books and Records of the Casino

. The Gaming Board or its designee shall at all times during the Term have full and unrestricted access to the Books and Records irrespective of whether the same are maintained by the Casino Operator, Casino Manager, Enterprise Services Provider, or any other Person.

Notice of Termination of Casino Management Contract or Enterprise Services Agreement

.  The Casino Operator shall give the Gaming Board no less than twelve (12) months’ advance Notice of any intended termination of the Casino Management Contract or Enterprise Services Agreement (or any other event that would result in the Casino Operator’s inability to use System Marks at the Casino); provided, however, that the Casino Operator may terminate the Casino Management Contract or Enterprise Services Agreement upon shorter Notice and without penalty if the Gaming Board has ordered the Casino Management Contract or Enterprise Services Agreement, as applicable, to be terminated and/or has Approved a substitute Casino Manager and a substitute Casino Management Contract or a substitute Enterprise Services Provider and a substitute Enterprise Services Agreement, as applicable.  If the Casino Operator gives the Gaming Board advance Notice of the Casino Operator’s intent to terminate the Casino Management Contract or Enterprise Services Agreement, then such Notice shall include a written plan that provides for the continuous operation of the Casino without material interruption (a “Continuous Operation Plan”).

A Continuous Operation Plan shall provide for the following to the extent necessary in connection with the event or circumstance for which the continuous operation plan is provided:

(a)the continuous and uninterrupted operation of the Casino;

(b)the orderly replacement of all signs and items bearing System Marks that the Casino Operator no longer has the right to use;

(c)the replacement or assignment of the right to continue to use proprietary or non-proprietary computer systems used in connection with the operation of the Casino;

(d)the assignment of occupancy agreements and operating agreements, as is materially necessary for the continued operation of the Casino;

(e)the substitution of services provided under the Casino Management Contract or the Enterprise Services Agreement, as applicable, for marketing, accounting, and insurance services;

(f)the orderly replacement of all System Marks, labeled Gaming Supplies, and Gaming Devices;

(g)the removal of all permanently affixed or movable items bearing System Marks, such as signs, carpets, fixtures, trade fixtures, furniture, equipment, and improvements;

(h)the replacement of all marketing and advertising materials that have System Marks and are used in connection with the operation of the Casino, whether or not located at the Casino, such as billboards, handbills, flyers, and media tapes; and

(i)the replacement of any other Casino Property that contains or bears any System Marks, whether or not proprietary in nature, such as computer hardware/software, management information systems, and non-gaming consumables (such as napkins, flatware, glassware, and stationery).

Casino Name Change

. The Casino Operator shall have the right to change the d/b/a of the Casino to “Caesars New Orleans” without the prior Approval of the Gaming Board.  Any other change to the name of the Casino shall be subject to the prior Approval of the Gaming Board.  If there is a change in the name of the Casino, then the Casino Operator shall, at the Casino Operator’s sole cost and expense, comply with the Continuous Operation Plan to provide for uninterrupted operation of the Casino and remove or cause to be removed from the Casino all property bearing any System Marks of the Casino Manager, the Enterprise Services Provider or any of their respective Affiliates (including, if applicable, the name “Harrah’s” or “Caesars”).

Article IX.
CASINO OPERATOR’S AFFIRMATIVE COVENANTS

General

.  Throughout the Term, the Casino Operator covenants with the Gaming Board to observe and cause the Casino Manager and Enterprise Services Provider, as and where applicable, to observe the covenants contained in this Article IX - “Casino Operator’s Affirmative Covenants,” as well as those found elsewhere in this Casino Operating Contract.

Casino

.  The Casino Operator shall be solely responsible for providing, improving and maintaining the Casino and shall provide all FF&E, Gaming Devices, Gaming Supplies and other things or services necessary for the efficient conduct of Games and Gaming Operations at the Casino.  The Casino Operator shall conduct all Games and Gaming Operations at the Casino in accordance with this Casino Operating Contract, the Rules and Regulations, and the Casino Act.  The Casino Operator shall provide, or cause to be provided, to the Casino Employees and other personnel such other services or goods that are required by this Casino Operating Contract, the Casino Act and the Rules and Regulations and are necessary to comply with the Casino Operator’s obligations under this Casino Operating Contract.  The Casino Operator shall comply with the requirements of R.S. 27:244, provide, improve, and maintain the Casino and be responsible for the payment of all expenses of Gaming Operations and other operations of the Casino.  The Casino Operator shall provide private security for the detection and prevention of offenses against patrons and for the orderly operation of the Casino.  The Casino shall have at least one hundred thousand (100,000) square feet of usable space in a single structure and shall be operated with usable and non-obsolete FF&E, which shall be sufficient to conduct full Gaming Operations in such one hundred thousand (100,000) square feet of usable space.

Payment

. The Casino Operator shall pay the Louisiana Gross Gaming Revenue Share Payments, the Supplemental Payments, the Annual Payments, the Call Option Payments, and the Additional Charges in accordance with the provisions of this Casino Operating Contract.

Intentionally Omitted

.

Financial Stability

. In order to maintain the Casino Manager’s and Enterprise Services Provider’s compliance with the Suitability Requirements, the Casino Operator shall at all times be and remain Financially Stable, and, to the extent it meets such requirements, the Casino Operator shall be deemed to be financially suitable to operate the Casino and conduct the Gaming Operations.  The Casino Operator shall at all times during the Term demonstrate its financial stability and its ability to perform its obligations under this Casino Operating Contract.  The Casino Operator shall, through periodic compliance reports to the Gaming Board (which, until a different reporting period is ordered by the Gaming Board by Notice to the Casino Operator, shall be quarterly and delivered to the Gaming Board not later than the fifth (5th) Business Day following the last Day of each Fiscal Quarter), demonstrate by clear and convincing evidence its ability to comply with the financial requirements of this Casino Operating Contract and the Essential Documents, as and when required and without seeking extensions or delays.  The periodic compliance reports shall be Certified by the Casino Operator and by the president and the chief financial officer of each of the Casino Manager and Enterprise Services Provider, or their respective designees.  The Casino Operator shall be deemed to be Financially Stable only when its periodic compliance reports demonstrate that the Casino Operator is in compliance with each of the financial stability standards set forth in subsections (a) through (d) of this Section 9.5 - “Financial Stability.”

(a)Maintenance of Casino Bankroll. The Casino Operator shall be able to demonstrate its ability to maintain the Casino Bankroll in the amount required by this Casino

Operating Contract, the Casino Act, and the Rules and Regulations.  The Casino Operator shall establish its compliance with this financial stability standard only when it proves by clear and convincing evidence that it has continuously maintained the Casino Bankroll required by this Casino Operating Contract and has not failed to pay the full amount of winning wagers to Casino patrons as and when due and without excuse, extension, forbearance, or delay.

(b)Performance and Payment of Operating Expense Obligations. The Casino Operator shall be able to demonstrate its ability to pay in full when due all sums due under this Casino Operating Contract and all other undisputed operating expenses of the Casino of every kind and character other than Debt (which is governed by subsection (c) below), including, but not limited to, timely payment of:

(i)the Louisiana Gross Gaming Revenue Share Payments;

(ii)the Daily Payments;

(iii)the Supplemental Payments;

(iv)the Annual Payments;

(v)the Call Option Payments; and

(vi)the Additional Charges,

all without excuse, extension, forbearance, or delay, and, as a result, the Casino Operator has funds to pay when due other undisputed operating expenses owed by the Casino Operator.

The Casino Operator shall establish its compliance with this financial stability standard only by proving by clear and convincing evidence that it has paid all such sums not disputed as and when due or has been excused from performance or otherwise received an extension of time, forbearance, or delay.

(c)Performance and Payment of Debt Obligations. The Casino Operator shall demonstrate its continuing ability to pay, exchange, refinance, or extend Debt that will mature or otherwise become due and payable during the ensuing twelve (12) month period or otherwise manage a default with respect thereto in a manner Approved by the Gaming Board.  The Casino Operator shall establish its compliance with this financial stability standard only by proving by clear and convincing evidence that it has the continuing ability to pay, exchange, refinance, or extend its Debt that will mature or otherwise become due and payable during the ensuing twelve (12) month period.  The periodic financial reports delivered by the Casino Operator to the Gaming Board in accordance with this Section 9.5. - “Financial Stability” shall state the source, manner, and timing of all payments of Debt that shall become due and payable during the ensuing twelve (12) month period.

(d)Capital Maintenance Expenses. The Casino Operator shall demonstrate its ability to make all capital maintenance expenditures necessary to ensure the maintenance of the Casino in a first-class operating condition.  The Casino Operator shall establish its compliance with this financial stability standard by proving by clear and convincing evidence that the Casino

Operator has paid, or has the funds available to pay, for the undisputed costs and expenses of fully completed Capital Replacements.

(e)Financial Stability Default. If, at any time, the Casino Operator is unable to demonstrate that it is Financially Stable, then, and in any such event, the Casino Operator, after Notice from the Gaming Board to cure a failure to comply with the applicable requirements, shall be subject to the regulatory authority of the Gaming Board as provided below.  The cure period for any default in maintaining the Casino Bankroll, as set forth in Section 9.5(a) - “Maintenance of Casino Bankroll,” shall be ten (10) Days after the Casino Operator’s receipt of Notice from the Gaming Board.  The cure period for any default in performance and payment of operating expense obligations, as set forth in Section 9.5(b) - “Performance and Payment of Operating Expense Obligations,” shall be three (3) months after the Casino Operator’s receipt of Notice from the Gaming Board (except for any payment due to the Gaming Board, which shall be subject to a fifteen (15) Day cure period).  The cure period for any default with respect to the payment, exchange, refinancing, or extension of Debt, as set forth in Section 9.5(c) - “Performance and Payment of Debt Obligations,” shall be six (6) months after the Casino Operator’s receipt of Notice from the Gaming Board.  The cure period for any default with respect to capital maintenance expenditures, as set forth in Section 9.5(d) – “Capital Maintenance Expenses,” shall be three (3) months after the Casino Operator’s receipt of Notice from the Gaming Board.  During any cure period under this Section 9.5(e) - “Financial Stability Default,” the Gaming Board may make and impose orders or regulatory conditions, including, but not limited to, the following:

(i)shortening the period for periodic reporting concerning financial stability;

(ii)changing the required content of periodic reporting concerning financial stability;

(iii)interdicting or placing restrictions on Distributions by the Casino Operator to its Affiliates or any other Person in a Control Relationship with respect to the Casino Operator; or

(iv)appointing a representative to act as a fiscal agent for the Casino, which Person shall have authority to interdict or restrict Distributions by the Casino Operator to its Affiliates or to any other Person in a Control Relationship with respect to the Casino Operator.

Notwithstanding the foregoing, Distributions for the following purposes shall not be interdicted or restricted:

(i)payments for reasonable and necessary goods and services in amounts not exceeding the cost of similar goods and services from independent third parties;

(ii)salaries to Key Gaming Employees in an amount not exceeding one and five-hundredths (1.05) times that Person’s salary in the prior Calendar Year;

(iii)payments to the Casino Manager or Enterprise Services Provider to reimburse the Casino Manager or Enterprise Services Provider, as applicable, for costs and expenses incurred or paid by the Casino Manager or Enterprise Services Provider, as applicable, in connection with the operation of the Casino and related functions;

(iv)payments of rent and similar amounts under the Casino Lease prior to the consummation of a VICI Sale-Leaseback Transaction or under the Casino Sublease Documents, as applicable, following the consummation of a VICI Sale-Leaseback Transaction; and

(v)repayment of Debt or indebtedness to any Leasehold Mortgagee, debtholder or any “institutional investors” (as defined in the Rules and Regulations), to the extent funds are available after all payments required to be made by the Casino Operator to the Gaming Board under this Casino Operating Contract, and which are then due and payable, have been made.

If, after the applicable cure period has expired:

(i)the Gaming Board makes a final determination that the Casino Operator is not Financially Stable; and

(ii)such determination is appealed by the Casino Operator to a proper court within the applicable period provided by law,

then the Gaming Board shall not terminate this Casino Operating Contract as a result of the Gaming Board’s determination that the Casino Operator is not Financially Stable until the appeal is dismissed or such proper court renders a final non-appealable judgment upholding the Gaming Board’s determination.

Provided further, if an appeal of the Gaming Board’s determination that the Casino Operator is not Financially Stable is filed by the Casino Operator, then the Gaming Board may, pending the appeal, take such steps as the Gaming Board, in its sole opinion, deems appropriate in order to protect the public interest, the integrity of the Casino (including Gaming Operations), and the fiscal interest of the Gaming Board and the State, including, but not limited to, the immediate appointment of a conservator who shall have such powers and duties with respect to the Casino and Gaming Operations as the Gaming Board Approves by emergency or other Rules and Regulations, including the power to interdict or restrict all Distributions by the Casino Operator.  In the event of the appointment of a receiver in accordance with the terms of the Casino Act and Rules and Regulations, the conservatorship shall be terminated and the receiver shall be governed by the Casino Act and Rules and Regulations adopted by the Gaming Board.

Non-Discrimination Policies

. The Casino Operator shall adhere to nondiscrimination policies and practices embodied in all applicable federal, state, and local laws or regulations and as required by R.S. 27:202(G)(1) and the Rules and Regulations.

Minority Employment Policies

. The Casino Operator shall, as nearly as practicable, employ a number of minority employees that is consistent with the minority population of the State, all as required by R.S. 27:202(G)(2), the Rules and Regulations, and all applicable law.

Compulsive Gambling Program

.  The Casino Operator shall maintain and continue to comply with its program for persons suffering from compulsive or problem gaming in accordance with the Casino Act and Rules and Regulations.

Maintain Qualifications

.  The Casino Operator shall maintain its compliance with the qualifications and requirements which are applicable to the Casino Operator under the Casino Act and Rules and Regulations, including, without limitation, the Suitability Requirements.

On-Site Inspections

. The Casino Operator shall permit and not hinder, delay, or obstruct either:

(a)the Gaming Board’s or its representatives’ on-site inspections of the Casino, the Casino Premises, the Gaming Devices, the Gaming Supplies, the Support Facilities, the Casino Operator’s, the Enterprise Services Provider’s and the Casino Manager’s on-site and off-site offices (including office or building space in the Casino occupied by the Casino Manager, the Enterprise Services Provider or their respective personnel pursuant to occupancy rights granted in the Casino Management Contract or Enterprise Services Agreement, as applicable); or

(b)the Gaming Board’s examination and review of the Books and Records and the operations and business of the Casino Operator, the Casino Manager or the Enterprise Services Provider.

Cooperate in Investigations

. The Casino Operator shall cooperate fully in any investigation by the Gaming Board into:

(a)the qualifications of each applicant for a contract, license, or permit requested or to be issued pursuant to the Casino Act and Rules and Regulations;

(b)the circumstances surrounding any act, failure to act, or transaction for which the Gaming Board’s review, notification, or Approval is required; or

(c)violations of any of the Governmental Requirements relating to Gaming or Gaming Operations at the Casino.

Access to Information, Materials, and Data

. The Casino Operator shall provide to the Gaming Board (and its representatives) continuous and unobstructed access to the Books and Records and such other information, material, or data concerning the Casino Operator, the Casino Manager and the Enterprise Services Provider, as provided in R.S. 27:231(A)(8) and (C)(4)(a) and the Rules and Regulations.

Maintain Books and Records After Termination or Expiration

. The Casino Operator shall maintain the Books and Records in accordance with the terms of this Casino Operating Contract for three (3) years following expiration or termination of this Casino Operating Contract.

Documents for Investigations

. The Casino Operator shall supply, upon demand by the Gaming Board, and cause the Casino Manager and Enterprise Services Provider to supply, upon demand by the Gaming Board, such information, documents, and/or data (electronic or otherwise) necessary to permit the Gaming Board to perform its investigative and regulatory duties under the Casino Act and the Rules and Regulations.

Cooperation to Facilitate Restrictive Use Casino Operating Contracts

. The Casino Operator shall fully cooperate with the Gaming Board and its representatives as and when required by the Gaming Board in order to enable the Gaming Board to enter into restrictive use agreements with Gaming Authorities.

Maintain Suitability

. The Casino Operator (including, without limitation, the officers and directors of the Casino Operator), the Enterprise Services Provider and the Casino Manager shall be Suitable as of the Effective Date and shall remain Suitable at all times during the Term as required by the Casino Act and the Rules and Regulations.  For purposes of this Casino Operating Contract, and subject to cure, safe harbor provisions, and financial stability provisions contained herein, the Casino Operator shall:

(a)be and remain a person of good character, honesty, and integrity;

(b)not be disqualified under the Casino Act or Rules and Regulations;

(c)be and remain capable and likely to conduct the Casino and Gaming Operations in accordance with the conditions, covenants, obligations, requirements, and terms of this Casino Operating Contract, the Casino Act, and the Rules and Regulations;

(d)possess adequate business experience and competence and have adequate financing from sources required to be found suitable by the Gaming Board;

(e)be and remain capable of complying with the Casino Act and Rules and Regulations with respect to bonds or financial guarantees;

(f)continually inform the Gaming Board, as required by the Casino Act and Rules and Regulations, of material changes in its respective affiliations, businesses, financial standing, operations, ownership, and relationships;

(g)provide, upon the Gaming Board’s demand, such information, data, and documentation that is necessary to determine whether the Casino Operator continues to comply with the Suitability Requirements;

(h)not be convicted or enter pleas of guilty or nolo contendere to any offense punishable by imprisonment for more than one (1) year; and

(i)have no Control Relationship with a Person who is not Suitable (subject, however, to any “safe harbor” provisions applicable to the Casino Operator).

Additionally, the Casino Operator shall comply with the Casino Act and Rules and Regulations in connection with any contract for FF&E or supplies or the conduct of any business relating to the Casino or Gaming Operations.

Information Concerning Creditors

.  Upon the Gaming Board’s request, the Casino Operator shall produce information, documentation, and assurances concerning any holders of indentures, notes, or other evidences of indebtedness either in effect or proposed which bear any relation to the Casino, Games, or Gaming Operations in order to enable the Gaming Board to perform its duties pursuant to R.S. 27:242(A).

Business Ability and Casino Gaming Experience

. In conformity with the requirements of R.S. 27:242(B), upon the Gaming Board’s request, the Casino Operator shall furnish to the Gaming Board such information, documentation, and assurances as may be required to establish by clear and convincing evidence that the Casino Operator has sufficient business ability and casino gaming experience, or is capable of obtaining employees with such experience, to establish the Casino Operator’s ability to conduct Gaming Operations in accordance with the provisions of this Casino Operating Contract, the Casino Act and the Rules and Regulations.

Notice of Claims

. Subject to the confidentiality provisions contained in the Casino Act and Rules and Regulations, the Casino Operator shall give Notice to the Gaming Board concerning each threatened or pending Claim, administrative proceeding, criminal or investigative proceeding (including grand jury investigations), or lawsuit concerning the Casino Operator, the Casino Manager, the Enterprise Services Provider, their respective Affiliates, or any other Person the Casino Operator knows to be in a Control Relationship with any of them and which may be material to the Casino Operator’s, the Casino Manager’s or the Enterprise Services Provider’s ability to perform under this Casino Operating Contract or the Gaming Board’s interests herein.

Insurance Coverages

.  The Casino Operator shall effect and maintain the Insurance Coverages.

Essential Documents

. The Casino Operator shall timely perform all of its obligations under each of the Essential Documents, the Casino Lease prior to the consummation of a VICI Sale-Leaseback Transaction, and the Casino Sublease Documents following the consummation of a VICI Sale-Leaseback Transaction and shall not default with respect to its obligations under such agreements if such default would adversely affect the Casino Operator’s ability to perform any of its obligations under this Casino Operating Contract.  The Casino Operator shall not permit the amendment, cancellation, modification, or restatement of any of the Essential Documents without the Approval of the Gaming Board unless the Gaming Board’s Approval of any such amendment, cancellation, modification, or restatement is not required pursuant to the Casino Act and Rules and Regulations.

Casino Bankroll

. The Casino Operator shall provide the Casino Bankroll, as required by Section 9.5(a) - “Maintenance of Casino Bankroll.”

Days and Hours of Operation

.  The Casino Operator shall keep the Casino open for business twenty-four (24) hours per Day or the operating hours proposed by the Casino Operator and Approved by the Gaming Board.  Notwithstanding the foregoing, the Casino Operator, with the Approval of the Gaming Board, may close the Casino from time to time as necessary to effect Work or Alterations which cannot be effected while the Casino is open for business.  The Casino Operator may make temporary adjustments to the portions of the Casino that are being operated based on the number of patrons then present in the Casino.  However, no closing of the Casino or reduction in hours of operation, with or without the Approval of the Gaming Board, shall relieve the Casino Operator of its obligations to make all payments required under this Casino Operating Contract, except as otherwise expressly provided in this Casino Operating Contract.

Age Limitations

. The Casino Operator shall take all reasonable steps necessary to prevent persons under the age of twenty-one (21), unless otherwise permitted under applicable law, to:

(a)play or be allowed to play any Game or Gaming Device at the Casino;

(b)loiter or be permitted to loiter in or about any room, premises, or designated area where any Game or Gaming Device is located, operated, or conducted at the Casino;

(c)be employed as a Gaming Employee or an operator of any Game or Gaming Device at the Casino; or

(d)serve or be served, consume or be allowed to consume, any alcoholic beverage at the Casino.

The Casino Operator shall draft and implement policies and procedures designed to satisfy the requirements of this Section 9.24 - “Age Limitations,” including policies and procedures pertaining to documentation relating to proof of age and the examination of such documentation by responsible Casino Employees, and provide suitable security to enforce the policies and procedures. Notwithstanding the provisions of R.S. 27:260, the Casino Operator covenants and agrees that it shall at all times be subject to the Gaming Board’s regulatory authority and that the Gaming Board may, by the enforcement of the Casino Act and Rules and Regulations, provide for incremental fines and/or penalties for any violation of the same kind or involving the same Person in addition to those fines and/or penalties stipulated in R.S. 27:260.

Maintenance of Casino

. The Casino Operator shall maintain the Casino, including the landscaped areas, driveways, sidewalks, and pedestrian and vehicular passageways, in a clean, safe, sanitary first-class condition and in compliance with the Governmental Requirements.

Computerized Accountability

.

(a)Centralized Computer. In order to provide necessary security, integrity, and financial accountability for Gaming Operations at the Casino, the Casino Operator shall maintain, or cause to be maintained, the Books and Records relating to Gaming Operations in the Casino Operator’s, the Enterprise Services Provider’s or Casino Manager’s casino management system (“CMS System”) and the slot data system (“SDS System” and together with the CMS System, collectively, the “SDS and CMS Systems”) with terminals located at the Casino Premises or at such other location within the State as may be Approved by the Gaming Board or the Louisiana State Police.  All Gaming Devices that can be linked to the SDS System, excluding table games and similar gaming devices, shall be linked to the SDS System.

(b)Access to Computer Records. The Gaming Board and the Louisiana State Police shall be afforded complete and unrestricted access to information stored in the SDS and CMS Systems relating to Gaming Operations (excluding employee information, which information shall be available upon request by the Gaming Board or the Louisiana State Police) in accordance with the procedures specified below with the understanding that such access is not intended to expand the statutory rights of the Gaming Board to request and obtain information as set forth in the Casino Act, Rules and Regulations or other applicable law.

(i)The Casino Operator shall provide, and shall cause the Casino Manager and Enterprise Services Provider to provide, the Gaming Board and the Louisiana State Police with a computer terminal and printer to be located in the Gaming Board’s Controlled Space or other approved area in the Casino to access the information in the SDS and CMS Systems in accordance with the terms hereof.  If information requested is not available for review at such terminal by the Gaming Board or the Louisiana State Police due to technical problems, then the Casino Operator shall, and shall cause the Casino Manager and Enterprise Services Provider to, cooperate with the Gaming Board and the Louisiana State Police in providing immediate alternative access to the requested information.

(ii)The access to the computer terminal that is provided to the Gaming Board and the Louisiana State Police shall be on an inquiry-only basis and shall not include any ability to enter updates or otherwise add, delete, modify, program or reorganize the data in the SDS and CMS Systems.

(iii)Due to the public reporting requirements imposed upon the Casino Operator under the federal securities laws and the propriety and confidential nature of much of the information maintained in the SDS and CMS Systems, the Gaming Board shall, and shall cause the Louisiana State Police and their representatives, employees, servants, and agents to, treat all information obtained from their review of the SDS and CMS Systems in a confidential manner and use it solely for its investigatory, administrative, and audit functions permitted by the Casino Act and Rules and Regulations.

(iv)At any given time, the Gaming Board and the Louisiana State Police shall designate, in the aggregate, no more than eight (8) employees who may access information in the SDS and CMS Systems; provided, however, nothing herein shall prevent such employees from sharing and utilizing any information obtained from the SDS and CMS Systems with authorized employees of the Louisiana State Police, the Attorney General, or the Gaming Board in connection with the performance of their duties.  The Casino Operator, the Casino Manager or the Enterprise Services Provider shall provide such employees designated by the Gaming Board and the Louisiana State Police with special passwords that shall provide access to the information in the SDS and CMS Systems to the designated employees without further assistance of the Casino Operator, Casino Manager or Enterprise Services Provider; provided, however, that the Casino Operator agrees to provide, and to cause the Casino Manager and Enterprise Services Provider to provide, the designated employees with instructions and training on how to access the computer terminal that is provided to the Gaming Board and the Louisiana State Police.  No other Gaming Board employee or agent shall be trained or permitted to access the SDS and CMS Systems.  The Gaming Board and the Louisiana State Police shall take appropriate internal measures to protect the security of the information in the SDS and CMS Systems.

(v)To ensure the integrity of the direct access relationship to the proprietary and confidential information maintained on the SDS and CMS Systems, the Casino

Operator, the Casino Manager or the Enterprise Services Provider may keep through the SDS and CMS Systems an audit trail of the activity on the terminal that is made available to the Gaming Board and the Louisiana State Police pursuant to this Section 9.26 - “Computerized Accountability,” including:

(A)the date, time, and duration of any access;

(B)the identity of the employee gaining access; and

(C)the data screens reviewed.

The specific elements recorded on the audit trail may also include a designation of which data screens were printed.  The audit trail shall not be used by the Casino Operator, the Casino Manager or the Enterprise Services Provider to thwart, interfere with or undermine a Gaming Board investigation or audit.

(vi)If the Casino Operator, the Casino Manager or the Enterprise Services Provider determines through its review of the audit trail that a Gaming Board or Louisiana State Police employee or agent has exceeded the rights granted by this Section 9.26 - “Computerized Accountability” or that a Gaming Board or Louisiana State Police employee or agent may have disclosed information to an unauthorized Person, then the Casino Operator, the Casino Manager or the Enterprise Services Provider shall notify the Gaming Board and the Louisiana State Police.  If either the Gaming Board or the Louisiana State Police determine that one of its employees accessed or used information contrary to the terms of this Section 9.26 “Computerized Accountability,” then the Gaming Board or the Louisiana State Police, as applicable, shall take appropriate action against such employee or agent and it shall take all steps to prevent the misuse of information obtained from the SDS and CMS Systems, including the prosecution of all available remedies against any unauthorized Persons that have access to such information.

(vii)This Section 9.26 - “Computerized Accountability” creates no new or independent obligation for the Casino Operator, the Casino Manager or the Enterprise Services Provider to revise their computer screens or create new computer screens, so long as the Gaming Board and the Louisiana State Police have terminal access to all information that is otherwise in the SDS and CMS Systems.

Minimum Internal Controls

.  The Casino Operator shall establish and maintain, or cause to be established and maintained, the Internal Control System in accordance with the Casino Act and Rules and Regulations.  The Internal Control System shall be Approved by the Gaming Board.  The Gaming Board shall at all times during the Term have the right to modify the requirements for the Internal Control System by amending the Rules and Regulations.  The Gaming Board may at any time direct the Casino Operator to correct any item of material noncompliance with the Internal Control System (whether reported by the Independent CPA, the Casino Manager, or the Enterprise Services Provider or coming to the attention of the Gaming Board in any other manner) in a manner Approved by the Gaming Board.

Utilization of Louisiana Goods and Services

. In purchasing or contracting for goods and services, the Casino Operator shall give preference and priority to Louisiana residents,

laborers, vendors, and suppliers, except in those instances wherein the Casino Operator establishes that it is not reasonably possible to do so without added expense, substantial inconvenience or sacrifice in operational efficiency.

Intentionally Omitted

.

Landlord Payments

. Within sixty (60) Days after the end of each Fiscal Year, the Casino Operator shall:

(a)if a VICI Sale-Leaseback Transaction has not been consummated, deliver to the Gaming Board a certified statement detailing the date, purpose, and amount of all payments made to Landlord, the City, or other Persons pursuant to the Casino Lease or any other agreement with the City or Landlord for the previous Fiscal Year; or

(b)if a VICI Sale-Leaseback Transaction has been consummated,

(i)in its capacity as sublessee under the Casino Sublease, deliver to the Gaming Board a certified statement detailing the date, purpose, and amount of all payments made to Landlord and the City pursuant to the Casino Lease for the previous Fiscal Year; and

(ii)deliver to the Gaming Board a certified statement detailing the date, purpose, and amount of all payments made by the Casino Operator to Landlord, the City, or other Persons pursuant to any agreement between the Casino Operator and the City or Landlord for the previous Fiscal Year.

Payment of Impositions

. The Casino Operator shall pay or cause to be paid, on or before the last Day on which payment may be made without penalty or interest, all non-discriminatory and uncontested real estate taxes and assessments (ordinary and extraordinary, unforeseen as well as foreseen), water rents, sewer and other charges, value added tax, use and occupancy tax, sales tax, vault tax and other taxes, duties and charges, fees or payments imposed by any governmental, quasi-governmental, or public authority, or utility or entity, which is imposed, assessed, levied or becomes due or payable or becomes a charge or lien upon, or arises in connection with the ownership, use, occupancy, or possession of, the Casino Premises, or any part thereof, or any of the improvements thereon, or any appurtenances thereto (all of the foregoing being herein collectively referred to as “Impositions”) during the Term of this Casino Operating Contract.

Intentionally Omitted

.

Capital Investment

.

(a)The Casino Operator shall, at its sole cost and expense, cause:

(i)the Capital Investment to be made before the Capital Investment Deadline; and

(ii)the aggregate amount of the Capital Investment Expenses to be equal to or greater than Three Hundred Twenty-Five Million and No/100 Dollars ($325,000,000.00) as of the date of the Capital Investment Deadline.

If any Alterations are made to the Casino in connection with the performance of the Capital Investment, such Alterations shall be performed in compliance with the terms and conditions of Article XVI - “Alterations and Modifications to Casino Premises After Completion.”  The Gaming Board shall have the right to review and Approve the schematic design and construction plans for the Capital Investment as provided in the Casino Act and Rules and Regulations.  The Casino Operator shall provide the Gaming Board with a complete copy of the then-current development budget for the Capital Investment, a written report that provides a reasonable summary of the then-current status of the Capital Investment Work and the Capital Investment Expenses incurred by the Casino Operator as of the date of such written report and such other financial information and documentation related to the Capital Investment Work and Capital Investment Expenses that is in the possession (or subject to the reasonable control) of the Casino Operator and requested by the Gaming Board for the purpose of exercising its regulatory authority under the Casino Act and Rules and Regulations promptly following the Casino Operator’s receipt of a Notice requesting such information; provided, however, the Gaming Board shall not have the right to deliver a Notice requesting such information more frequently than once each calendar month.  For the avoidance of doubt, the Gaming Board hereby acknowledges and agrees that: (i) the Casino Operator may, without the Gaming Board’s Approval, incur costs and expenses which exceed Three Hundred Twenty-Five Million and No/100 Dollars ($325,000,000.00) in connection with the performance of the Capital Investment, so long as the Casino Operator timely pays all undisputed Capital Investment Expenses in full; and (ii) the Casino Operator may modify such development budget from time-to-time.

(b)The term “Capital Investment Deadline” means July 15, 2024; provided, however, if a Force Majeure Delay occurs, then the Casino Operator shall have the right to extend the Capital Investment Deadline, on a day-for-day basis, for the same amount of time that such Force Majeure Delay delays the Casino Operator’s performance of the Capital Investment Work by:

(i)delivering Notice of the Casino Operator’s election to extend the Capital Investment Deadline to the Gaming Board; and

(ii)concurrently with the delivery of such Notice, either posting a completion bond or depositing funds into an escrow account to secure the Casino Operator’s performance of the Capital Investment.

The amount of the completion bond or funds deposited into the escrow account shall be equal to Three Hundred Twenty-Five Million and No/100 Dollars ($325,000,000.00), less the aggregate amount that the Casino Operator has paid with respect to Capital Investment Expenses as of the date that the Casino Operator elects to extend the Capital Investment Deadline.  If the Casino Operator elects to deposit funds into an escrow account in connection with the Casino Operator’s election to extend the Capital Investment Deadline, then the Casino Operator shall have the right to draw funds from such escrow account to pay for the Capital Investment Expenses and the Casino Operator, Gaming Board, and the escrow agent holding such escrow account shall enter into an escrow agreement which is, as to form and substance, substantially similar to the form of escrow agreement attached hereto as Exhibit D and by this reference incorporated herein.

For the purposes of this Section 9.33 - “Capital Investment,” the term “Force Majeure Delay” shall mean any delay in the performance of the Capital Investment Work that results from:

(A)strikes, lockouts, inability to procure materials, failure of power;

(B)arbitrary or capricious State, local, or municipal governmental action;

(C)delays not caused by the Casino Operator with respect to the issuance of any permits or approvals (including, without limitation, any conditional use permits) that are required to perform any portion of the Capital Investment Work;

(D)acts of God, hurricanes, floods, sinkholes, fires and other casualties, earthquakes, epidemics, or quarantine;

(E)acts of a public enemy, acts of war, terrorism, blockades, insurrections, riots, civil disturbances, governmental preemption in connection with a national emergency, or national or international calamities;

(F)threatened or pending Claims or any judgments, orders or rulings issued by any court; or

(G)any other causes related to or arising out of the causes stated in subsections (A) through (F) above that are beyond the reasonable control of the Casino Operator.

Article X.
CASINO OPERATOR’S NEGATIVE COVENANTS

General

.  Throughout the Term, the Casino Operator covenants with the Gaming Board to duly and timely observe and to cause the Casino Manager and the Enterprise Services Provider, where applicable, to duly and timely observe each and every one of the following covenants as well as the other covenants, requirements, and terms found elsewhere in this Casino Operating Contract to wit:

Food and Restaurant Facilities and Service

.  To the extent permitted by State law, the Casino Operator shall be allowed to offer food and restaurant facilities at the Casino and at other real property which is owned, leased, or subleased by the Casino Operator and located adjacent to or in the vicinity of the Casino, provided that the Casino Operator’s offering of food and restaurant facilities at the Casino is made in accordance with all applicable requirements of the Casino Act and the Rules and Regulations.

Lodging and Meeting Space

.  To the extent permitted by State law, the Casino Operator shall be allowed to offer lodging and meeting space at the Casino and at other real property which is owned, leased, or subleased by the Casino Operator and located adjacent to or in the vicinity of the Casino, provided that the Casino Operator’s offering of lodging and meeting space at the Casino is made in accordance with all applicable requirements of the Casino Act and the Rules and Regulations.

Prohibited Contacts with Public Officers

.  The Casino Operator shall not engage in any business activity with any Person whom the Casino Operator knows or should know is a public officer, as defined in R.S. 42:1, including, but not limited to, those business activities described in R.S. 27:261, except as a patron in the Casino.  The Casino Operator, the Casino Manager and the Enterprise Services Provider shall not make campaign contributions to any Person seeking election or re-election to a public office, as defined in R.S. 42:1.  Nor shall the Casino Operator make a contribution, loan, or expenditure on behalf of a political candidate or group connected thereto or as otherwise prohibited by the Casino Act, the Governmental Requirements, and the Rules and Regulations.  The Casino Operator, Casino Manager, and Enterprise Services Provider shall further comply with all restrictions on direct and indirect campaign contributions under State law, as it may be amended from time to time.

Improper Activities

. The Casino Operator shall not:

(a)divert or “skim revenues” in violation of R.S. 27:262;

(b)engage in illegal activities or reduce competition from other gaming entities in violation of R.S. 27:240(1)(b); or

(c)conduct Games or Gaming Operations so as to prevent guests from patronizing local businesses, other than the Casino, in violation of R.S. 27:240(1)(c).

Prohibited Sale of Certain Products

.  The Casino Operator shall comply with the Casino Act and all of the Rules and Regulations concerning the sale of products within the Casino.

Exclusion and Detention of Certain Persons

.  In order to effectuate the policies of the Casino Act and Rules and Regulations and effectively maintain strict regulation of Games and Gaming Operations, the Casino Operator shall not knowingly admit, and shall exclude and eject from the Casino, all Persons whose presence in the Casino is determined by the Gaming Board, by Notice to the Casino Operator, to pose a threat to the interests of the State, the Gaming Board, licensed gaming, or all of them.  The Casino Operator shall further use its best efforts to provide security for the detection and prevention of offenses against patrons.  In connection with these requirements, and in accordance with the legislative mandates in R.S. 27:239, 240(3), 244(A)(6), and 260 to 265, in the event the Casino Operator, the Casino Manager or their employees and agents have reasonable cause to believe that a Person at the Casino:

(a)is or has violated any provision of the Casino Act or the Rules and Regulations;

(b)is subject to exclusion or ejection pursuant to the “Involuntary Exclusion List,” as defined and set forth in the Rules and Regulations;

(c)has engaged in an act that is subject to the ejectment criteria as provided in the Rules and Regulations; or

(d)is or may be threatening the safety or welfare of any patron or employee within the Casino, the Casino Operator, the Casino Manager, and their employees or agents may escort such Person to an approved security officer for questioning and, if appropriate, notify and turnover to regulatory or law enforcement authorities, including, without limitation, the Gaming Board, the New Orleans Police Department, or the State Police.

In connection with any detention and questioning of a Person as provided herein, the Casino Operator shall ensure that there is surveillance coverage of any detention and questioning.

Environmental Laws

.  The Casino Operator shall not cause, permit or allow any violation of any Environmental Laws on, about or beneath the Casino.  The Casino Operator shall obtain all permits and approvals necessary under the Environmental Laws in connection with the remodeling, demolition, or construction of the Casino.

Other Prohibited Activities

.  The Casino Operator shall not engage in any other activity or activities prohibited by the Casino Act, this Casino Operating Contract, the Rules and Regulations, or the Governmental Requirements.

Reduction in Personnel and Compensation

.  The Casino Operator shall not reduce its total operating force or personnel level or the total salary levels or compensation of its operating force or personnel below the level required under the Casino Act, including, but not limited to, R.S. 27:244 and R.S. 27:248 (as in effect on the Effective Date).

Article XI.
INTENTIONALLY OMITTED

Article XII.
FINANCIAL AND ACCOUNTING RECORDS, ACCESS AND REPORTING REQUIREMENTS, CONFIDENTIALITY

Financial and Accounting Records

. The Casino Operator shall maintain and keep, or shall cause to be maintained and kept, full, complete, and accurate Books and Records of all business conducted or transacted in, upon, or from the Casino, including, but not limited to, all business and Gaming Operations conducted by the Casino Operator, the extension of credit to Casino patrons, and other information which may assist the Gaming Board in performing its duties under this Casino Operating Contract, including determining:

(a)the amounts of the payments due and to be paid by the Casino Operator to the Gaming Board in accordance with the terms of this Casino Operating Contract; and

(b)whether the Casino Operator is in compliance with this Casino Operating Contract, the Internal Control System, the Casino Act, the Rules and Regulations, and the Essential Documents.

The Books and Records shall be maintained in accordance with the Casino Act and Rules and Regulations.  The Casino Operator shall also provide to the Gaming Board, without cost or charge, detailed information and instructions concerning use of and access to the Books and Records, including an index, if an index exists.  The Casino Operator shall observe the record retention and storage policies required by the Casino Act, the Rules and Regulations, and the Governmental Requirements.

Financial Statements and Quarterly Meetings

. Within forty-five (45) Days following the end of each Fiscal Quarter, the Casino Operator shall provide to:

(a)the Gaming Board complete, accurate, and unaudited Financial Statements of the Casino Operator for the most recently completed Fiscal Quarter (each a “Fiscal Quarter Financial Statement”); and

(b)the Gaming Board or its authorized representative audited Financial Statements with respect to the Gross Gaming Revenue received during the most recently completed Fiscal Quarter.  The Fiscal Quarter Financial Statements shall be prepared in accordance with GAAP and shall be Certified as accurate by the Casino Operator, the Casino Manager and the Enterprise Services Provider.

Within one hundred twenty (120) Days after the end of each Calendar Year, the Casino Operator shall provide the Gaming Board with Financial Statements of the Casino Operator for such Calendar Year, which shall have been audited by the Independent CPA (each a “Calendar Year Financial Statement”).  The form of the Fiscal Quarter Financial Statements and Calendar Year Financial Statements, and the manner in which such statements are reported to the Gaming Board, shall be as prescribed in the Casino Act and Rules and Regulations.  Within ten (10) Days after the delivery of a Fiscal Quarter Financial Statement to the Gaming Board, but in no event later than fifty-five (55) Days following the end of the applicable Fiscal Quarter, and within ten (10) Days after delivery of a Calendar Year Financial Statement, but in no event later than one hundred (100) Days following the end of the applicable Calendar Year, such Fiscal Quarter Financial Statements or Calendar Year Financial Statement (as applicable) shall be explained to the Gaming Board by the Casino Operator.  Before the commencement of each Fiscal Quarter, the Casino Operator shall also provide the Gaming Board, through the Chairman, with the following additional information:

(a)A projection for revenue and expenses during such Fiscal Quarter; and

(b)A statistical analysis of Games and Gaming Operations at the Casino for the immediately preceding Fiscal Quarter.  The Casino Operator shall further provide the Gaming Board with such other reports as are required by the Casino Act and Rules and Regulations.

Expiration or Termination Audit

. In addition to the Calendar Year Financial Statements prepared during the Term, the Financial Statements for the Last Fiscal Year of the Term shall be audited at the expiration or termination of this Casino Operating Contract.

Public Company Disclosure

. Notwithstanding the foregoing, if the Casino Operator or any Affiliate of the Casino Operator is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, then the Casino Operator shall not be required to submit any Fiscal Quarter Financial Statement or Calendar Year Financial Statement to the Gaming Board prior to the date that any such statement, or the information therein, becomes a matter of public record by the inclusion of such statement or the information therein in a report filed with the SEC;

provided, however, this provision shall not limit the Gaming Board’s review and audit rights under this Casino Operating Contract.

Review and Audit

.  The Casino Operator shall provide the Gaming Board with Notice at least twenty (20) Days prior to the date that the Annual Audit is commenced by the Independent CPA.  The Gaming Board shall have the right (through its employees or agents or through outside auditors, accountants, attorneys, or other consultants) to review the Books and Records at any time, without prior Notice or demand, and shall have the right, during the time that the Independent CPA is conducting the Annual Audit, to participate in the Annual Audit with the Independent CPA and independently examine, audit, inspect, and transcribe the Books and Records of the Casino Operator, the Casino Manager and the Enterprise Services Provider.  If, upon completion of an audit conducted by the Gaming Board, the audit reveals that the Casino Operator has understated Gross Gaming Revenue or any other material financial information or has failed to pay to the Gaming Board all sums due to the Gaming Board by the Casino Operator hereunder, then the Casino Operator shall pay to the Gaming Board, within seven (7) Days after demand, the outstanding sum that is owed to the Gaming Board, together with interest thereon at the Default Interest Rate for the period of time commencing on, and including, the date that such outstanding sum was due and owing to the Gaming Board under the terms of this Casino Operating Contract and ending on the date that the Casino Operator pays such outstanding sum.  If the amount of such outstanding sum exceeds two percent (2%) of the amounts due for the period subject to the audit, then the Casino Operator shall reimburse the Gaming Board for the actual cost of the Gaming Board’s audit.  Nothing contained in this Section 12.5 - “Review and Audit” shall prevent the Gaming Board from exercising any other remedy available to address underpayments, including the imposition of incremental fines or penalties upon the Casino Operator, the Casino Manager, the Enterprise Services Provider, or any Person found responsible for an underpayment to the Gaming Board.

Cooperation with the Legislative Auditor

. The Legislative Auditor shall have the right to audit or review the Books and Records of the Casino Operator, Casino Manager and Enterprise Services Provider, subject to and in accordance with Governmental Requirements.  The Casino Operator, Casino Manager and Enterprise Services Provider shall cooperate fully in connection with any audit of the Casino Operator, Casino Manager or Enterprise Services Provider by the Legislative Auditor.  The Legislative Auditor will maintain the confidentiality of information, as required by the AICPA Code of Professional Conduct, Section 3.01, and the terms of R.S. 24:513(f) and (h).  Nothing in this Casino Operating Contract shall restrict or enlarge the review and audit rights of the Legislative Auditor as provided by this Casino Operating Contract or by applicable law.

Public Records Access

. The Casino Operator acknowledges that records obtained by the Gaming Board may be subject to public disclosure as required by R.S. 27:237 and R.S. 27:21 and other applicable “public records” and “freedom of information” laws or regulations, as such laws and regulations presently exist and as they may be amended from time to time.  To the extent deemed confidential by State law, the Gaming Board agrees to treat the Books and Records, Financial Statements and other financial information (collectively, the “Information”) received or obtained from the Casino Operator, the Casino Manager, the Enterprise Services Provider, or their respective Affiliates as confidential, provided that the Casino Operator, the Casino Manager, the Enterprise Services Provider, or their respective Affiliates have treated and handled the same as confidential by marking or otherwise designating the Information as confidential in a visible manner reasonably calculated to provide actual notice to the Gaming Board of the confidential status of such Information and by taking due care to prevent the disclosure of the Information, except to authorized persons.  Confidential Information or data which is obtained by the Gaming Board shall not be released or revealed, in whole or in part, except in the course of the proper administration of the Casino Act and Rules and Regulations or as otherwise provided by law.  Notwithstanding any Information provided to the Gaming Board by the Casino Operator or obtained by the Gaming Board from any source being entitled to “confidential” status, the Gaming Board shall have the complete right to provide any Information which it possesses to:

(a)the Louisiana State Police, Gaming Division, and the Louisiana Attorney General, Gaming Division, both in connection with their responsibilities under the Casino Act;

(b)any law enforcement agency in connection with any violation or perceived violation of this Casino Operating Contract, the Casino Act, the Rules and Regulations, the Internal Control System, or the Governmental Requirements;

(c)other Gaming Authorities having regulatory authority over the Casino Operator, the Casino Manager, the Enterprise Services Provider, their respective Affiliates, or any Person in a Control Relationship with any of them;

(d)any court or other tribunal in connection with the enforcement of the Gaming Board’s rights under this Casino Operating Contract, the Casino Act, or the Rules and Regulations; and

(e)the Gaming Board’s representatives, including, but not limited to, accountants, auditors, employees, agents, attorneys, and consultants, provided that any such disclosure shall be limited to information that in the Gaming Board’s opinion is required to be disclosed under the circumstances.  The Gaming Board shall take steps reasonably designed to protect the confidentiality of confidential information.

Errors in Financial and Accounting Records Resulting in Overpayment to the Gaming Board

.  If an audit performed by the Independent CPA or Gaming Board discloses errors that resulted in an overpayment of sums due to the Gaming Board pursuant to this Casino Operating Contract, then the Gaming Board shall refund the full amount of such overpayment to the Casino Operator within thirty (30) Business Days after the Gaming Board receives the results of and Approves such audit.  Notwithstanding any provisions of this Casino Operating Contract to the contrary, if the Gaming Board’s available resources at the time any such refund is due are not sufficient to permit the Gaming Board to deliver the full amount of such refund to the Casino Operator, then the Casino Operator shall have the right to deduct any unpaid portion of such refund from ensuing Daily Payments.

Article XIII.
FUNDS AND FINANCING

Financing

. The Casino Operator shall provide all funds necessary to comply with this Casino Operating Contract through its own resources or through Approved Financing with a Suitable Lender.

Intentionally Omitted

.

Intentionally Omitted

.

Intentionally Omitted

.

Financing Representations; Restrictions

. The Casino Operator shall not represent to any Person that the Gaming Board or the State is, or in any way may be, liable or responsible for any of the representations or obligations of the Casino Operator in connection with any Financing, including, but not limited to, public or private offering of securities.  If the Casino Operator or its Financing Affiliate shall at any time sell or offer to sell any securities issued by the Casino Operator or its Financing Affiliate, whether by prospectus or otherwise, that relate to the Casino or its operations, then it shall do so only in full compliance with all applicable federal and state securities laws and shall disclose to all prospective purchasers and offerees that neither the Gaming Board nor the State shall in any way be deemed to be an issuer or underwriter of any such securities and that the Gaming Board, its directors, officers, agents, employees, attorneys, accountants, and other professional consultants and the State have not assumed and shall not have any liability arising out of or related to the sale or offer of any such securities, including, without limitation, any liability or responsibility for any financial statements, projections, or other information contained in or omitted from any prospectus placement memorandum or similar written or oral communication.  The Casino Operator shall defend, indemnify, and hold the Gaming Board harmless from any and all Claims relating to a breach of the Casino Operator’s obligations under this Section 13.5 - “Financing Representations; Restrictions” in accordance with the provisions of Article XVIII - “Indemnification” hereof.

Limitations on Financing

. The Casino Operator or its Financing Affiliate may obtain Debt only from a Suitable Lender and with the Approval of the Gaming Board, provided that the Gaming Board Approval shall not be required in connection with any Financing (whether secured or unsecured) that is obtained from a Suitable Lender and that meets any one or more of the following conditions:

(a)the principal amount of Debt incurred in the Financing does not exceed the sum of:

(i)debt retired with proceeds of the Financing;

(ii)the projected cost of capital improvements to be funded with proceeds of the Financing; and

(iii)customary transaction costs relating to the Financing; or

(b)the pre-tax cash flow of the Casino Operator for the twelve (12) month period ending on the last Day of the Fiscal Quarter immediately preceding the calendar month in which the Financing occurs is not less than one and twenty-five hundredths (1.25) times the amount of annual interest payable with respect to Secured Debt incurred in connection with the Financing; or

(c)the Financing is permitted by the Casino Act and Rules and Regulations without prior Approval by the Gaming Board, provided that the Financing must satisfy all of the requirements imposed by the Casino Act and Rules and Regulations.

Capital Replacements

.

(a)The Casino Operator has accounted for, and shall continue to account for, Capital Replacements in the Books and Records of the Casino Operator in accordance with this Section 13.7 - “Capital Replacements” (the “Capital Replacements Account”).  For every month during the Term, the Casino Operator shall add an amount that is equal to two percent (2%) of the sum of Gross Gaming Revenue during such month and non-gaming revenue during such month to the Capital Replacements Account.  The Capital Replacements Account and the corresponding account described in the Casino Lease shall be the same account in the Books and Records of the Casino Operator, and not a separate account, for so long as the Casino Operator holds the leasehold interest under the Casino Lease or the sublease interest under the Casino Sublease.  Any amounts shown in such corresponding account maintained pursuant to the Casino Lease shall satisfy and reduce the amounts of the Capital Replacements Account required pursuant to this Section 13.7 - “Capital Replacements.”

(b)The amounts shown in the Capital Replacements Account shall be used for any necessary Capital Replacements.  Any positive amount shown in the Capital Replacements Account at the close of each Fiscal Year shall be carried forward and shown in the Capital Replacements Account for the immediately succeeding Fiscal Year.  If the amount of the Capital Replacements Account is insufficient to pay for a Capital Replacement at the time such Capital Replacement is to be made, then the Casino Operator shall provide separate funds which are sufficient to pay for such deficiency within thirty (30) Days following the Casino Operator’s receipt of Notice thereof.

Notwithstanding the foregoing, if at the end of each Calendar Year during the Term, and after all Capital Replacements made during such Calendar Year have been paid in full:

(i) the Capital Replacements Account has a positive balance; and

(ii) the amount that is equal to all expenditures for Capital Replacements which the Casino Operator anticipates to expend during the ensuing Calendar Year, less the Casino Operator’s anticipated additions to the Capital Replacements Account during such ensuing Calendar Year (the “Anticipated Ensuing Calendar Year Balance”), is less than the balance of the Capital Replacements Account, then the Casino Operator may remove from the Capital Replacements Account the amount by which the balance of the Capital Replacements Account exceeds the Anticipated Ensuing Calendar Year Balance.  In addition to reductions in the amount of the Capital Replacements Account that result from expenditures for Capital Replacements and adjustments in accordance with this Section 13.7(b), the amount of the Capital Replacements Account may be reduced with the Approval of the Gaming Board.

(c)Upon the expiration or termination of this Casino Operating Contract, the balance of the Capital Replacements Account shall be first used to restore the Casino to first-class condition, reasonable wear and tear excepted.  Upon any expiration or termination of this Casino Operating Contract that results in the inability to use the System Marks in connection with the operation of the Casino, and if the Casino Lease is terminated as a result thereof, then the balance in the Capital Replacements Account as of the date of the termination of the Casino Lease shall be used to effectuate the replacement and removal of the System Marks from the Casino.  So long as there then exists no Event of Default and no other monies are due to the Gaming Board, in the event of the expiration or termination of this Casino Operating Contract, the balance of the Capital Replacements Account, if any, may be paid over to the Casino Manager, Enterprise Services Provider or Leasehold Mortgagees, as their interests may appear, or retained by the Casino Operator.

(d)Notwithstanding the Casino Operator’s obligation to maintain the Casino and related amenities in a “first-class condition,” as set forth in this Casino Operating Contract, with respect to Capital Replacements, the Casino Operator’s obligations shall be measured in comparison to other casinos located in the United States of America.  The Casino Operator shall make or shall cause to be made all Capital Replacements necessary to maintain this standard, regardless of the amount allocated to or shown on the Capital Replacements Account.  If the Gaming Board determines that the required standard is not being maintained, then the Gaming Board shall provide the Casino Operator with Notice to that effect, which Notice shall specify the deficiencies in reasonable detail.  The Casino Operator may appeal the determination of the Gaming Board in accordance with the Casino Act and/or Rules and Regulations.  Only upon (i) the issuance by a court of competent jurisdiction of a final non-appealable judgment that holds that the Casino Operator is in material breach of its obligations with respect to Capital Replacements under this Casino Operating Contract and (ii) the failure of the Casino Operator to comply with the orders set forth in such judgment within the time frames set forth therein shall an Event of Default for such failure exist and be treated as such under Article XX - “Casino Operator’s Default.”

Article XIV.
INSURANCE

Property and Casualty Insurance Coverage

.  The Casino Operator, at its sole cost and expense, commencing on the Plan Effective Date and through the remainder of the Term, shall keep the Casino insured, through an insurance company or companies authorized to do business in Louisiana having an A-M Best Rating of A-VIII or better (except where such insurance is provided by the Casino Operator’s captive insurance entity) for the mutual benefit of the Casino Operator as the named insured, and the Gaming Board, the Landlord, and each Leasehold Mortgagee as additional insureds (to the extent of their insurable interest), against loss or damage by fire, explosion, lightning, and other risks embraced by coverage of the type now known as the broad form of extended coverage, including, but not limited to, riot and civil commotion, smoke, windstorm, aircraft, vehicle, strike, riot, and vandalism and malicious mischief, with additional coverage for broad form water damage, sprinkler leakage, flood, boiler and machinery, and against such other risks or hazards as consistent with industry standards in an amount not less than one hundred percent (100%) of the then full replacement cost of the Casino (exclusive of the cost of undamaged excavations, foundations, and footings) without deduction for physical depreciation. The peril of flood applicable to improvements will be insured in the amount of Fifty Million Dollars ($50,000,000) for the Casino.  The full replacement cost of the Casino shall be appropriately recalculated at regular intervals no less frequently than triennially, unless there is a material change to the Casino.  Such policy or policies may include a deductible of not more than Ten Million Dollars ($10,000,000) per occurrence, exclusive of the perils of named storms and flood.  For named storms, the deductible shall be Twenty-Five Million Dollars ($25,000,000) per occurrence, unless the Gaming Board Approves a higher deductible amount because such a deductible is not available with commercially reasonable terms.  For flood insurance, the deductible, after purchase of the limits available from the National Flood Insurance Program, shall be Ten Million Dollars ($10,000,000) per occurrence.  The Casino Operator shall be solely responsible for all losses within the deductibles, if any.  The Casino Operator, at its sole cost and expense, shall also maintain insurance to cover the Casino Operator’s contractual indemnity obligations undertaken in this Casino Operating Contract but only insofar as such obligations relate to indemnities for personal injury, death, or property damage.

Builder’s Risk Insurance

.  During the construction of any Capital Investment upon the Casino Premises, the Casino Operator shall maintain or cause to be maintained Builder’s Risk Insurance on an “All Risk” form, including fire and extended coverage.  The deductible shall not exceed Ten Million Dollars ($10,000,000) per occurrence.  For flood, the deductible, after purchase of the limits available from the National Flood Insurance program, shall not exceed Ten Million Dollars ($10,000,000) per occurrence.

Adjustments to Policy Limits and Deductibles

.  The specific policy limits and deductibles provided above with respect to property and casualty policies, including builder’s risk insurance, (as adjusted for changes in industry standards) shall be increased periodically to an amount that represents the equivalent, after inflation, of the sums hereinabove specified consistent with industry standards.

Liability Insurance

.  The Casino Operator, with the Gaming Board, the Landlord, the City, and each Leasehold Mortgagee named as additional insureds and the Casino Operator as the named insured, shall maintain or cause to be maintained, with an insurance company or companies authorized to do business in Louisiana having an A.M. Best Rating of A-VIII or better during the Term of this Casino Operating Contract with respect to the Casino, the following:

(a)General Aggregate Limit (other than Products-Completed Operations) - Two Million Dollars ($2,000,000).

(b)Products-Completed Operations Aggregate Limit - Two Million Dollars ($2,000,000).

(c)Commercial General Liability insurance on an “occurrence basis,” which shall insure against claims for bodily injury, death, or property damage occurring upon, in or about the Casino or any elevators or any escalators therein and on, in, or about the non-public streets and passageways on the Casino.  The insurance required to be maintained by the Casino Operator under this subsection shall have such limits as may be consistent with industry standards.  As of the date of this Casino Operating Contract, the limits of liability under such insurance are the following:

Type of Coverage	Minimum Policy Limits

General Aggregate Limits (other than Products-Completed Operations)	$2,000,000
Products-Completed Operations Aggregate Limits	$2,000,000
Personal and Advertising Injury Limit	$1,000,000
Each Occurrence Limit	$1,000,000
Fire Damage Limit	$ 50,000

(d)Boiler and pressure vessel insurance (including air tanks, pressure piping, and major air conditioning equipment), provided the improvements located upon the Casino Premises contain equipment of the nature ordinarily covered by such insurance, and for an amount not less than Fifteen Million Dollars ($15,000,000) or such larger sum as the Gaming Board may require from time to time in accordance with industry standards.

(e)Comprehensive Motor Vehicle Liability Insurance with limits of not less than One Million Dollars ($1,000,000) combined single limit bodily injury liability and property damage. Such insurance shall cover all owned, hired, and non-owned vehicles.

(f)Workers’ Compensation and Employers’ Liability Insurance in accordance with Louisiana statutory limits, including any and all endorsements required by the laws of the State, which will provide coverage for claims under both the Louisiana Workers’ Compensation Act and, when applicable, the Federal Longshoremen’s and Harbor Workers’ Compensation Act, subject to statutory limits under applicable laws of the United States.  The limits of liability with respect to the employers’ liability insurance required hereunder shall be in the amount of One Million Dollars ($1,000,000).  The insurance required by this subsection (f) may be satisfied by a plan of self-insurance, provided the self-insurance plan complies with Louisiana law.

(g)Commercial Umbrella Liability Insurance in excess of the commercial general liability, motor vehicle liability and employers’ liability insurance described in subsections (c), (e) and (f) above, with a limit of not less than Seventy-Five Million Dollars ($75,000,000) and a self-insured retention of not more than Two Hundred Fifty Thousand Dollars ($250,000).

(h)Cyber liability insurance with limits of not less than Fifty Million Dollars ($50,000,000) and a self-insured retention or deductible of not more than Ten Million Dollars ($10,000,000).

Contractor Insurance

.  Casino Operator shall require each Contractor engaged during the construction or alteration of improvements located on the Casino Premises to obtain and maintain, during such time that the Contractor enters upon the Casino Premises, at no cost or expense to the Gaming Board, such insurance that will name as additional insureds and protect the Gaming Board, the Casino Operator, the Landlord, the City, and each Leasehold Mortgagee from any and all claims for damage to public or private property or personal injury or death to the employees of the Contractor, or to any members of the public, that may arise from any or all operations under the contract between the Casino Operator and the Contractor or any contract between the Contractor and its subcontractors.  The insurance required by this Section 14.5 - “Contractor Insurance” shall comply with all of the general requirements applicable to the coverages required by Section 14.2 - “Builder’s Risk Insurance” and Section 14.4 - “Liability Insurance”, and such insurance coverage provided by any Contractor pursuant to this Section 14.5 - “Contractor Insurance” must be issued by an insurance company authorized to do business in

Louisiana and having an A.M. Best rating of A-VIII or better.  The insurance coverages required by this Section 14.5 - “Contractor Insurance” shall extend to all occurrences that are the result of or arise from work performed by or under the Contractor who obtains such insurance; provided, however, that products and completed operations coverages shall extend for a period of two (2) years after the date on which such work is completed.  Nothing contained in the foregoing provisions of this Section 14.5 - “Contractor Insurance” shall be construed as requiring any such Contractor to maintain the coverage required hereunder during any period of time during which the contract between the Casino Operator and such Contractor has been suspended or after such time as such contract has been terminated or completed.

Other Contractor Insurance

.  The Casino Operator shall require contractors other than Contractors (“Other Contractors”), prior to commencing work, to provide to the Casino Operator proof of the following insurance coverages required by this Casino Operating Contract.  Insurance is to be placed with insurers authorized to do business in the State with an A. M. Best’s rating of no less than A- VI.  This rating requirement will be waived for the workers’ compensation coverage and policies written through Lloyds of London or Institute of London Underwriter (ILU) companies.  The Casino Operator will in turn furnish Certificates of Insurance to the Gaming Board regarding such insurance coverage.

All such insurance provided under this Section 14.6 – “Other Contractor Insurance” will name as additional insureds and protect the Gaming Board and Landlord from any and all claims for damage to public or private property or personal injury or death to the employees of the Other Contractor, or to any members of the public, that may arise from any or all operations under the contract between the Casino Operator and the Other Contractor or to any of the subcontractors of the Other Contractor.

All such insurance policies shall require thirty (30) days prior notice of cancellation to be given to the Casino Operator and all additional insureds by registered mail, return receipt requested.  All notices will name the Other Contractor and any subcontractor and identify the contract.

Insurance coverage specified in AIA Document A 201, 1987 Edition will be provided by the Other Contractors, and any other insurance described below shall be furnished with the following minimum limits:

(a)Workers’ Compensation:  Statutory in compliance with the Louisiana Workers’ Compensation Act.

(b)Commercial General Liability Insurance with a Combined Single Limit Per Occurrence for Bodily Injury and Property Damage:  This insurance shall include coverage for bodily injury and property damage for the seven (7) coverages listed below, unless the Gaming Board Approves the Casino Operator’s request that such insurance coverage be waived because said insurance is not applicable to the work being performed and/or not available with commercially reasonable terms. The seven (7) coverages are:

(i)Premises - Operations;

(ii)Broad Form Contractual Liability;

(iii)Products and Completed Operations;

(iv)Use of Contractors and Subcontractors;

(v)Personal Injury;

(vi)Broad Form Property Damage; and

(vii)Explosion, Collapse, and Underground (XCU) Coverage.

On the certification of insurance, under the description of operations, the following wording is required: THE AGGREGATE LOSS LIMIT APPLIES TO EACH PROJECT, or a copy of ISO form CG2503 (Ed. 11-85) shall be submitted.

The combined single limit (CSL) amount of insurance required shall be:

New Buildings and Renovation	Contracts Under $100,000	Contracts $100,001 – $1,000,000	Contracts Over $1,000.000
Each Occurrence/Minimum Limit	$500,000	$1,000,000	$3,000,000
Aggregate (Applicable to this Contract ONLY)	$500,000	$1,000,000	$3,000,000

(c)Business Automobile Liability Insurance: This coverage shall have a combined single limit of One Million Dollars ($1,000,000) per occurrence for bodily injury and property damage, unless otherwise authorized by the Gaming Board.  This insurance shall include for bodily injury and property damage the following coverages:

(i)Owned automobiles;

(ii)Hired automobiles; and

(iii)Non-owned automobiles.

(d)Owner’s and Contractor’s Protective Liability Insurance: This coverage shall be furnished by the Other Contractor as indicated below:

All Construction	Contracts Under $100,000	Contracts $100,000 – $1,000,000	Contracts Over $1,000,000
CSL – Each Occurrence	$500,000	$1,000,000	$3,000,000

(e)An Umbrella Policy may be used to meet minimum requirements as set forth in Sections 14.6(a) - “Workers Compensation,” 14.6(b) - “Commercial General Liability Insurance with a Combined Single Limit Per Occurrence for Bodily Injury and Property Damage,”

14.6(c) - “Business Automobile Liability Insurance” and 14.6(d) - “Owner’s and Contractor’s Protective Liability Insurance” above.

(f)All policies of insurance shall be approved by the Casino Operator prior to the commencement of any work on the Casino Premises.

Architect and Engineer Insurance

. The Casino Operator shall cause its principal architect and engineers subcontracted to the principal architect to obtain and secure Architects’ and Engineers’ Professional Liability Insurance covering all architectural and engineering services and work performed in connection with the construction of the Casino with coverage limits not less than Ten Million Dollars ($10,000,000) with a deductible of not more than Two Hundred Fifty Thousand Dollars ($250,000) per occurrence. Such policy or policies of insurance shall include coverage for ensuring losses caused by architects’ or engineers’ errors and omissions. Such policy or policies shall delete exclusions with reference to contractual liability, joint ventures, parks, amusement devices, and skateboards whenever applicable provided that such insurance is commercially available.

Business Interruption Insurance

.  Throughout the Term, the Casino Operator shall maintain, at its sole cost and expense, a policy or policies of Business Interruption Insurance insuring the Casino Operator and naming the Gaming Board as an additional insured (as its interests may appear) against the loss in the amount described below which may be occasioned by a casualty or catastrophe that interrupts the normal business and earnings of the Casino Operator and the Casino Operator’s ability to pay the Louisiana Gross Gaming Revenue Share Payments due and to become due under this Casino Operating Contract.  Except as otherwise provided in Section 15.3 - “Utilization of Insurance Proceeds,” the existence of such insurance coverage shall not relieve the Casino Operator of any payment obligation to the Gaming Board under this Casino Operating Contract when such payment is due hereunder.  For purposes of this Section 14.8 - “Business Interruption Insurance”, the Gaming Board’s interest in the proceeds of business interruption insurance for the Casino (unless the Casino Operator has been relieved of its obligation to make the Revenue Share Payments pursuant to Section 1.3 - “Exclusive Contract”), shall be equal to the aggregate amount of all Daily Payments that have become due and payable and not deposited into the Louisiana Casino Revenue Account during the period of time in which a loss insured by such business interruption insurance has occurred, minus (in each case) the aggregate amount of all Louisiana Gross Revenue Share Payments actually paid by the Casino Operator to the Gaming Board for the same period of time.  If the Casino Operator has been relieved of its obligation to make the Revenue Share Payments pursuant to Section 1.3 - “Exclusive Contract,” then:

(a)the Gaming Board shall have no interest in the proceeds of any business interruption insurance for the Casino; and

(b)the Casino Operator’s obligation to obtain business interruption insurance for the Casino shall cease.

Adjustments to Policy Limits for Liability Insurance

.  The kinds and types of insurance coverages, the specific policy limits, and the deductibles provided above (as adjusted for changes in industry standards) may be changed or increased periodically, subject to the

Approval and/or requirements of the Gaming Board, to an amount which represents the equivalent coverages, limits, and deductibles, after inflation and adjustments for changes in the CPI, as determined by a risk manager. Notwithstanding the foregoing, the primary limits for liability coverages may be increased through Commercial Umbrella Liability Insurance, where applicable.

Form of Insurance and Insurers

. All policies of insurance required by this Casino Operating Contract shall be effected under valid and enforceable policies, in such forms as authorized for use in Louisiana, shall be issued by insurers that satisfy the requirements hereunder and are authorized to transact business in Louisiana, and shall name the State and the Gaming Board as additional insureds.  Upon the execution of this Casino Operating Contract and thereafter prior to the expiration date of each policy required hereunder, a copy of each policy required hereunder or a certificate thereof (including proof of insurance provided by Casino Operator’s captive insurance entity, if applicable) shall be delivered by the Casino Operator to the Gaming Board.

If at any time any of the insurance policies required herein shall be or become unsatisfactory to the Gaming Board as to form or substance, or if a company issuing any such policy shall be or become unsatisfactory to the Gaming Board, subject to such rights being exercised by the Gaming Board only for a commercially reasonable circumstance, then the Casino Operator shall, promptly following the Casino Operator’s receipt of Notice to that effect from the Gaming Board, obtain (or cause a Contractor to obtain) a new policy, submit the same to the Gaming Board for Approval, and submit a certificate thereof as hereinabove provided.

The policies of workers’ compensation and employer’s liability insurance that each Contractor is required to obtain in accordance with the terms of this Casino Operating Contract shall provide for the insurer’s waiver of all rights of subrogation against the State, the Gaming Board, and its officers, officials, employees, boards, commissions, and volunteers for losses arising from work performed by the Contractor for the Casino Operator.

Other Policies

. Unless otherwise required by a Leasehold Mortgage, the Casino Operator shall not take out separate insurance concurrent in form, or contributing in the event of loss, with that required in this Article XIV - “Insurance,” unless the Gaming Board is named as an additional insured therein, with loss payable as provided in this Casino Operating Contract. The Casino Operator shall notify the Gaming Board of the taking out of any such separate insurance and shall cause the original policies in respect thereof or certificates therefor to be delivered to the Gaming Board.

Adjustment of Insurance

.  All insurance policies required by this Article XIV - “Insurance” shall provide for loss thereunder to be adjusted with the Casino Operator and payable to the insured and the additional insureds as their respective interests may appear with respect to any particular casualty resulting in damage or destruction to the Casino.

Insurance Notice

.  Each policy on which the Gaming Board is an additional insured shall, to the extent reasonably obtainable, contain a provision that states that no act or omission of the Casino Operator, the Casino Manager or the Enterprise Services Provider that would otherwise result in forfeiture or reduction of the insurance therein provided shall affect or limit the obligation of the insurer to pay the amount of any insured loss sustained by the Gaming Board and a provision that states such policy shall not be canceled or modified without at least thirty (30) Days’ prior written notice by registered mail, return receipt requested, to the Gaming Board.

Keep in Good Standing

.  The Casino Operator shall observe and comply with the requirements of all policies of public liability and fire insurance and other policies of insurance which are at any time in force with respect to the Casino, and the Casino Operator shall so perform and satisfy the requirements of the insurance companies writing such policies so that at all times there shall be a company of good standing that is willing to write or to continue such insurance.  The Casino Operator shall, in the event of any violation or attempted violation of the provisions of this Section 14.14 - “Keep in Good Standing” by any permitted Space Lease Operator, take steps, promptly upon obtaining knowledge of such violation or attempted violation, to remedy or prevent the same, as applicable.

Blanket Policies

.  Any insurance coverages required to be provided by the Casino Operator pursuant to this Casino Operating Contract may be effected by a policy or policies of blanket insurance; provided, however, that the amount of the total insurance allocated to the Casino shall be such as to furnish a level of protection that is equivalent to that which would be furnished under separate policies in the amounts herein required, and provided further that in all other respects, any such policy or policies shall comply with the other specific insurance provisions described in this Article XIV - “Insurance” and the Casino Operator shall deposit a copy of such policy or policies or a certificate thereof with the Gaming Board.

Change of Circumstances

.  If any insurance (including any insurance provision) required to be maintained under this Casino Operating Contract is not available at commercially reasonable rates, then the Casino Operator shall make good faith efforts to procure alternative insurance.  If alternative insurance is not available at commercially reasonable rates, then the Casino Operator and the Gaming Board shall negotiate in good faith to arrive at a practical solution that reasonably protects their respective interests.

Article XV.
DAMAGE TO OR DESTRUCTION OF THE CASINO

Damage or Destruction

. In the event of damage to or destruction of the buildings or improvements constituting the Casino or the Support Facilities, or any part thereof, by fire, other casualty or otherwise, the Casino Operator, at its sole expense and whether or not the insurance proceeds for such damage or destruction, if any, shall be sufficient therefor, shall, promptly after any insurance proceeds for such damage or destruction have been adjusted and received by the Casino Operator, repair and restore the Casino or the Support Facilities (as applicable) to as near the same condition as the same existed prior to such damage or destruction as is practicable, using materials of an equal or superior quality to those existing in the Casino or the Support Facilities (as applicable) before such damage or destruction, so that the Casino or the Support Facilities (as applicable) shall contain at least the same usable area existing before such damage or destruction.  If required, the Casino Operator shall obtain a permanent certificate of occupancy as soon as practicable after the completion of the repair and restoration.

Insurance Proceeds

. Subject to the requirements of the Casino Lease, the Casino Sublease Documents and any Leasehold Mortgage, all property insurance proceeds with respect to the Casino, except as to the business interruption insurance required by Section 14.8 - “Business Interruption Insurance,” shall be made available to pay for the cost of restoration if the Casino or any part thereof is damaged or destroyed in whole or in part by fire, flood, or other casualty.  If the insurance proceeds are insufficient to pay for the Work, then the Casino Operator shall, nevertheless, complete the Work at its sole cost and expense.

Utilization of Insurance Proceeds

. Except as provided in Section 15.4 – “Damage at End of Casino Term” below, no destruction of or damage to the Casino or any part thereof or property therein by fire, flood or other casualty, whether such damage or destruction be partial or total, shall permit the Casino Operator to surrender or terminate this Casino Operating Contract or relieve the Casino Operator from its timely payment and performance obligations to the Gaming Board under this Casino Operating Contract.  Notwithstanding anything to the contrary in this Casino Operating Contract, the Casino Operator may suspend the Revenue Share Payments in the event of a casualty loss requiring closure of all or a part of the Casino and requiring adjustment of business interruption insurance.

If the closure of the Casino is a total closure, then the suspended Revenue Share Payments shall resume on the earlier of:

(a)the date on which the Casino re-opens to the general public for business; or

(b)the receipt by the Casino Operator of the business interruption insurance proceeds related to such loss, provided that:

(i)Business interruption insurance meeting the criteria of this Casino Operating Contract is in full force and effect at the time of the loss;

(ii)The Casino Operator proceeds in good faith and with due diligence to adjust the claim with the insurer; and

(iii)Upon adjustment of the claim and payment by the insurer to the Casino Operator, the Casino Operator shall pay all Louisiana Gross Gaming Revenue Share Payments that would have been payable if not for the suspension of the Revenue Share Payments in accordance with this Section 15.3 - “Utilization of Insurance Proceeds,” together with any interest applicable to such Louisiana Gross Gaming Revenue Share Payments to the extent that the insurance proceeds include interest with respect to such Louisiana Gross Gaming Revenue Share Payments.  The amount of interest, if any, paid to the Gaming Board with respect to such Louisiana Gross Gaming Revenue Share Payments in accordance with this sub-clause (iii) shall be a pro rata share of the portion of the business interruption insurance proceeds that is applicable to interest on the entire claim, if any.

If the closure of the Casino is a partial closure, then the suspension of the Revenue Share Payments pursuant to this Section 15.3 - “Utilization of Insurance Proceeds,” shall be a pro rata suspension in proportion to the percentage of Gaming Operations which have been suspended at the Casino as a result of such partial closure, and such suspended Revenue Share Payments shall resume on the earlier to occur of:

(a)the date on which the partial closure is re-opened to the general public for business; or

(b)the receipt by the Casino Operator of the business interruption insurance proceeds related to such partial closure.

If the Casino Operator’s claim for business interruption insurance is denied, and, if the denial is challenged by the Casino Operator, such denial is affirmed by a final non-appealable judgment issued by a court of competent jurisdiction, then the Casino Operator shall be liable to the State for all unpaid payments of the Louisiana Gross Gaming Revenue Share Payments which were not paid for the period of the suspension of the Revenue Share Payments.  If the Casino Operator does not challenge the denial of the claim, then the Casino Operator shall pay all Louisiana Gaming Gross Revenue Share Payments for the period of the suspension of such payments.

Damage at End of Casino Term

. If destruction or damage to the Casino occurs during the last three (3) years of the Term and the Casino Operator determines that it is impracticable to repair the destruction or damage, then the Casino Operator shall, at the Casino Operator’s election, be entitled to terminate this Casino Operating Contract upon the Casino Operator:

(a)giving Notice of such termination to the Gaming Board;

(b)assigning to Landlord any property or casualty insurance proceeds for such destruction or damage; and

(c)satisfying or removing all monetary liens and encumbrances on the Casino Premises (other than any liens for real estate taxes or assessments which are not due and payable) created by the Casino Operator, provided, however, the Casino Operator shall continue to be obligated to pay the Gaming Board, on or before the last Day of each calendar month during the period of time that the Term (not including any Extended Term which has yet to commence) would have continued in the event that this Casino Operating Contract had not been terminated by the Casino Operator in accordance with this Section 15.4 - “Damage at End of Casino Term” (the “Post-Termination Payment Period”), an amount that is equal to one-twelfth (1/12) of the greater of:

(a)the average annual amount of the Louisiana Gross Gaming Revenue Share Payments for the three (3) Full Fiscal Years that immediately precede the Post-Termination Payment Period; or

(b)the amount of the Minimum Payment for the Fiscal Year during which this Casino Operating Contract is terminated in accordance with this Section 15.4 - “Damage at End of Casino Term.”

The Casino Operator shall be entitled to a credit against such monthly payments in an amount that is equal to the aggregate amount of all business interruption insurance proceeds actually received by the Gaming Board plus any payments actually made to the Gaming Board from a new casino operator or manager during the Post-Termination Payment Period.

Article XVI.
ALTERATIONS AND MODIFICATIONS TO
CASINO PREMISES AFTER COMPLETION

Alteration Approvals

. The Casino Operator shall not make, cause, or permit the making of any demolition, alteration, reconstruction, addition, modification, renovation, or improvement that is a Material Change (collectively referred to as “Alterations”) to the Casino without prior Notice to the Gaming Board.  All Alterations shall be made at the sole cost and expense of the Casino Operator, and the Gaming Board shall have no liability or responsibility therefor.

Manner of Performance

. All Alterations shall be performed in a good and workmanlike manner and in no event shall the quality of the Alterations be less than the quality of the Casino as of the date of this Casino Operating Contract.  All Alterations shall be subject to inspection by the Gaming Board through its designated representatives; however, the Gaming Board shall have no obligation to inspect and, in the event that the Gaming Board does inspect, the Gaming Board shall have no liability to the Casino Operator or to any other Person as a result of its inspection.

Article XVII.
ENTRY UPON CASINO PREMISES BY GAMING BOARD; INSPECTION

Access and Inspection Rights

. The Gaming Board and its representatives shall have the complete, immediate, and unrestricted right, at all times and without notice or demand to the Casino Operator, the Casino Manager, the Enterprise Services Provider, or any other Person, to enter the Casino, including all “secured” areas therein (as defined by the Rules and Regulations), for purposes of inspecting and determining whether the Casino Operator, the Enterprise Services Provider, and/or the Casino Manager are complying with the obligations of this Casino Operating Contract.  The Gaming Board’s rights under this Section 17.1 - “Access and Inspection Rights” shall include the right to examine the Books and Records as provided in the Casino Act and Rules and Regulations.  The Casino Operator shall not delay, hinder, impede, or restrict the Gaming Board’s or its authorized representatives’ immediate access to the totality of the Casino and any area, building or location leased, owned, or operated by or on behalf of the Casino Operator relative to Casino operations and shall not permit the Casino Manager, the Enterprise Services Provider, or any other Person to do so.  The Casino Operator shall deliver to the Gaming Board accurate scale drawings of the floor plans of the Casino showing and designating the use for each room or enclosed area, the “secured” areas and areas, where receipts from Gaming Operations and other Casino revenues are handled. The Casino Operator shall deliver updated copies of the scale drawings to the Gaming Board as changes are made in the use of any room or enclosed area.

Article XVIII.
INDEMNIFICATION

Indemnification

. From and after the Plan Effective Date, the Casino Operator shall defend, indemnify, and hold the Gaming Board harmless from and against any and all Claims that are asserted against, incurred by or imposed upon the Gaming Board or that the Gaming Board may be required to pay or observe that arise out of or are in any manner related to the possession, construction, operation, and management of the Casino by the Casino Operator, the Enterprise Services Provider or the Casino Manager and their respective employees and agents, including, but not limited to, Claims based or grounded in whole or in part on:

(a)the failure of the Casino Operator, the Casino Manager, the Enterprise Services Provider, or any Space Lease Operator to comply with the terms of this Casino Operating Contract;

(b)the construction or remodeling of the Casino or the performance of any work therein or thereon;

(c)the Gaming Board’s review or refusal to review and/or Approve of life safety systems, fire safety systems, or any other aspect relating to the design or construction of the Casino or the qualifications of any design professional contractor or sub-contractor;

(d)the failure of the Casino Operator, the Casino Manager, the Enterprise Services Provider, any Space Lease Operator and their respective employees, agents, and servants to comply with the terms of the Casino Lease, the Casino Sublease Documents, any Essential Document, or any other agreement affecting the Casino to which the Casino Operator, the Casino Manager, the Enterprise Services Provider, or a Space Lease Operator is a party;

(e)any personal injury, death, or property damage suffered or alleged to have been suffered by the Casino Operator, the Casino Manager, the Enterprise Services Provider, any Space Lease Operator, and their respective employees, agents, or servants or any other Person in, on, or about the Casino;

(f)any act, omission, or other negligence of the Casino Operator, the Casino Manager, the Enterprise Services Provider, any Space Lease Operator, or their respective employees, agents, or servants;

(g)any failure of the Casino Operator, the Casino Manager, the Enterprise Services Provider, any Space Lease Operator or their respective employees, agents, or servants to comply in all respects with all applicable Governmental Requirements, the Environmental Laws or any other law, ordinance, code, rule, or regulation applicable to the Casino or the Casino operations;

(h)the performance of any labor or service or the furnishing of any material for the Casino or the condition of any building, improvement, or component part forming the Casino or any non-public street, curb, or sidewalk on or about the Casino or any vaults, tunnels, malls, passageways, or space therein or thereabout or the failure to pay for such labor, service, or furnishing of material as and when required;

(i)any breach of any agreement between the Casino Operator and other Persons, including, but not limited to, the Casino Operator’s shareholders or Affiliates and any underwriters, financiers, lenders, creditors, suppliers, contractors, sub-contractors, materialmen, real property lessors, equipment lessors, accountants, attorneys, consultants or advisors, employees, agents or Space Lease Operators, Casino patrons, invitees, guests, and any other Person whomsoever or whatsoever;

(j)any act or omission of the Casino Manager, the Enterprise Services Provider or any Space Lease Operator or any Person for whom either the Casino Manager, the Enterprise Services Provider or a Space Lease Operator is vicariously responsible;

(k)any act or omission of a design professional, Contractor, subcontractor, equipment lessor, consultant, or other Person performing labor or services or providing equipment in connection with the construction of the Casino or any Work or Alterations; or

(l)those other circumstances or matters expressly described elsewhere in this Casino Operating Contract requiring indemnification of the Gaming Board by the Casino Operator,

provided, however, no indemnification shall be required with respect to Claims that are based upon:

(i)the sole negligence or intentional fault of the Gaming Board;

(ii)a finding of unsuitability that has been adjudicated by a proper court to have been arbitrary and capricious;

(iii)the joint or solidary fault of the Gaming Board, the State, or any Person for whom either is vicariously liable with a third party or parties other than the Casino Operator, the Casino Manager, the Enterprise Services Provider, or their respective Affiliates;

(iv)a breach of this Casino Operating Contract by the Gaming Board; or

(v)any allegation of breach of Section 4.1 - “Gaming Board Warranties; Due Authorization” hereof.

Defense of Proceedings

. If an action or proceeding is brought or asserted against the Gaming Board based upon a Claim in respect of which the Casino Operator is obligated to indemnify the Gaming Board in accordance with Section 18.1 - “Indemnification,” then the Casino Operator shall, upon Notice from the Gaming Board:

(a)defend the Claim on behalf of the Gaming Board through Independent Counsel;

(b)pay all costs of defense without exclusion;

(c)keep the Gaming Board fully and completely advised of all material developments and proceedings in connection therewith;

(d)furnish the Gaming Board with true, correct, and complete copies of all papers filed or served in the proceeding, irrespective of by whom served or filed; and

(e)pay or otherwise discharge any final judgment or award rendered therein.

Right to Participate in Defense

. The Gaming Board shall have the unrestricted right (but not the obligation), at the Gaming Board’s expense, to be represented by the Attorney General (or one or more special assistants to the Attorney General engaged by the Attorney General) in connection with any Claim in respect of which the Casino Operator is obligated to indemnify the Gaming Board in accordance with Section 18.1 - “Indemnification.”

No Settlement Without Gaming Board Approval

.  The Gaming Board shall have the right to Approve the conditions of any proposed settlement of any Claim in respect of which the Casino Operator is obligated to indemnify the Gaming Board in accordance with Section 18.1 - “Indemnification,” (including any agreement to acknowledge liability or pay money), unless the proposed settlement involves no acknowledgment of responsibility or liability on the part of the Gaming Board.

Payment of Judgment

. The Casino Operator shall promptly pay and discharge any final and non-appealable judgment or ruling rendered on a Claim in respect of which the Casino Operator is obligated to indemnify the Gaming Board in accordance with Section 18.1 - “Indemnification.”.

Indemnity of State

. The Casino Operator shall indemnify the State in the event a judgment is rendered against the State as a result of the actions of the Casino Operator or its agents.

Article XIX.
INTENTIONALLY OMITTED

Article XX.
CASINO OPERATOR’S DEFAULT

Events of Default

. The occurrence of any of the following shall constitute a default under this Casino Operating Contract by the Casino Operator, which, if not cured after Notice and opportunity to cure as provided in this Casino Operating Contract, shall be an “Event of Default”:

(a)If Casino Operator fails to pay the Daily Payments, Louisiana Gross Gaming Revenue Share Payments, Supplemental Payments, Annual Payments, Call Option Payments, Additional Charges, or any other payment due to the Gaming Board hereunder as and when due, and such default is not remedied within fifteen (15) Days following delivery of Notice of non-payment from the Gaming Board to the Casino Operator;

(b)If the Casino Operator is not Financially Stable, and the applicable cure period in Section 9.5(e) - “Financial Stability Default” has elapsed;

(c)If the Gaming Board makes a final determination that the Casino Operator, the Casino Manager or the Enterprise Services Provider is not Suitable, provided that any suitability determination that is related to the financial status of the Casino Operator, the Casino

Manager or the Enterprise Services Provider shall be first subject to the cure periods set forth in Section 9.5(e) - “Financial Stability Default” and provided further that if any suitability determination is appealed by the Casino Operator, the Casino Manager or the Enterprise Services Provider to a court of competent jurisdiction within the applicable period provided by law, the Gaming Board shall not terminate this Casino Operating Contract as a result of the determination of unsuitability until the appeal is dismissed or a court of competent jurisdiction renders a final non-appealable judgment upholding the Gaming Board’s determination.  If an appeal of the Gaming Board’s determination is filed by the Casino Operator, the Casino Manager or the Enterprise Services Provider with a court of competent jurisdiction, then the Gaming Board may, pending the final resolution of the appeal, take such steps as the Gaming Board, in its sole opinion, deems appropriate in order to protect the public interest, the integrity of the Casino (including the Gaming Operations), and the fiscal interest of the Gaming Board and the State, including, but not limited to, appointing a fiscal agent who shall be empowered to approve all disbursements made or expenses incurred by the Casino Operator, the Casino Manager or the Enterprise Services Provider or the appointment of a conservator who shall have such powers and duties with respect to the Casino and Gaming Operations as the Gaming Board Approves by emergency or otherwise in accordance with the Casino Act and Rules and Regulations;

(d)If the Gaming Board makes a final determination that any other Person required to be Suitable, including, but not limited to, any Affiliate of the Casino Operator, the Casino Manager or the Enterprise Services Provider or any Person in a Control Relationship with any of them is not Suitable, and the Casino Operator fails to comply with the safe harbor requirements of Section 24.3 - “Unsuitability - Holders of Equity or Debt Interests” and Section 24.4 - “Safe Harbor”;

(e)If the Casino Operator is in material non-compliance with any of the affirmative or negative covenants contained in this Casino Operating Contract, provided that any financial covenants (excluding any covenants or obligations to pay money to the Gaming Board) shall be subject to the cure period in Section 9.5(e) - “Financial Stability Default” and Section 20.2 - “Notice; Opportunity to Cure;”

(f)If the Casino Operator contracts with, engages, or otherwise utilizes a casino manager without the Approval of the Gaming Board;

(g)If the Casino Operator assigns or subcontracts or attempts to assign or subcontract any of the Casino Operator’s material duties or obligations to provide or to operate the Casino, in violation of this Casino Operating Contract, except as specifically authorized in this Casino Operating Contract;

(h)If the Casino Operator is convicted of conduct that, in the applicable jurisdiction, is punishable as a felony or equates to a felony in the State;

(i)If the Casino Operator Transfers this Casino Operating Contract or any interest herein, except with the Approval of the Gaming Board or as otherwise expressly permitted herein;

(j)If the Casino Operator is adjudicated to be in default under: (x) any Essential Document; (y) the Casino Lease prior to (or for events first arising prior to) the consummation of a VICI Sale-Leaseback Transaction or (z) the Casino Sublease Documents following (or for events first arising following) the consummation of a VICI Sale-Leaseback Transaction, and such default, in the Gaming Board’s sole opinion, materially affects the Casino Operator’s ability to perform its obligations under this Casino Operating Contract;

(k)If the Casino Operator amends or permits the amendment of any Essential Document without the Approval of the Gaming Board;

(l)If this Casino Operating Contract, or any right created hereby, is taken pursuant to any execution or other process of law directed against the Casino Operator, or pursuant to any seizure, or attachment by any creditor of the Casino Operator or claimant against the Casino Operator, and such execution, seizure or attachment is not fully released, discharged or disposed of within five (5) Days after such execution, seizure, or attachment becomes effective;

(m)If the Casino Operator makes a general assignment for the benefit of creditors, admits in writing its insolvency or its inability to pay its debts as they come due, is adjudged to be insolvent in any judicial or administrative proceeding, files a petition or other request for relief seeking any reorganization (other than any filings in connection with the Plan or the Revised Plan), arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, files an answer or other pleading or response admitting or not contesting the material allegations of, and/or stipulating to the relief sought in, a petition filed against it in any such proceeding, or seeks or consents to or acquiesces in the appointment of a trustee, administrator or liquidator for the Casino Operator or a material part of its asset or voluntarily liquidates or dissolves;

(n)If the Casino Operator fails to perform or comply with any other material obligation contained in this Casino Operating Contract, but not specifically addressed in this Article XX - “Casino Operator’s Default;” or

(o)If the Casino Operator, other than as a result of an Excusable Temporary Cessation of Operations, closes the Casino or ceases Gaming Operations and fails to reopen the Casino and resume Gaming Operations within seven (7) Days.

Notice; Opportunity to Cure

. The Casino Operator acknowledges and agrees that time is of the essence of this Casino Operating Contract and the Casino Operator’s observance and performance of its duties and obligations under this Casino Operating Contract.  A default under any of subsections (b), (e), (f), (g), (h), (j), (k), (1), or (n) of Section 20.1 - “Events of Default” shall not be an Event of Default unless the Casino Operator fails to remedy the default within thirty (30) Days after the date the Casino Operator receives Notice of such default from the Gaming Board (subject to such additional period for financial stability related issues as set forth in Section 9.5(e) - “Financial Stability Default” hereof); provided, however, if the default is not susceptible with due diligence of being cured by the Casino Operator within thirty (30) Days and the Casino Operator commences to cure the default within thirty (30) Days of its receipt of Notice of default and diligently and continuously prosecutes the cure to completion, then the thirty (30) Day period shall be extended for the period of time required to complete the cure.  The occurrence of the events under subsections (a), (c), (d), (i), (m), or (o) of Section 20.1 - “Events of Default” shall constitute an Event of Default without any other Notice or opportunity to cure.

Payment Disputes

. Notwithstanding any of the foregoing, the following provisions shall apply to a default that involves any payment or charge due hereunder, or which may be cured by the expenditure of funds by the Casino Operator.  If the asserted default involves a good faith dispute over the amount of a payment due to the Gaming Board, then the Casino Operator shall, before the expiration of the applicable cure period, pay and transfer to the Gaming Board the entire amount asserted by the Gaming Board to be due and payable, including that portion thereof which is in dispute, otherwise such failure shall be an Event of Default.  If the Casino Operator subsequently proves that all or a portion of the disputed amount was not in fact due, then, in the Gaming Board’s sole discretion, the Gaming Board shall either return the amounts determined not to have been due (plus interest at the Default Rate) to the Casino Operator or designate that such amounts (plus interest at the Default Rate) be credited to the next ensuing Daily Payments until the Casino Operator has received a credit equal to the total of such amounts.

Remedies

.

(a)Termination. Upon the occurrence of an Event of Default and subject to the rights of the Leasehold Mortgagees set forth below in Article XXIII - “Leasehold Mortgagees,” the Gaming Board shall have the right, without prejudice to any other right or remedy the Gaming Board may have hereunder, to terminate this Casino Operating Contract by delivery of Notice specifying the date of termination to the Casino Operator.

(b)Specific Performance. If the Gaming Board does not terminate this Casino Operating Contract, then the Gaming Board may, at its option:

(i)enforce the Casino Operator’s obligations to pay all amounts due under this Casino Operating Contract, together with interest at the Default Interest Rate;

(ii)enforce the Casino Operator’s other obligations hereunder by an action for specific performance or by restricting, limiting, or suspending the Casino Operator’s rights under this Casino Operating Contract; or

(iii)enforce any other remedy available to the Gaming Board at law or in equity.

The remedies to which the Gaming Board may resort under this Casino Operating Contract are cumulative and are not intended to be exclusive of other remedies or means of redress to which the Gaming Board may be entitled in case of any breach or threatened breach of this Casino Operating Contract.  Election of any particular default remedy shall not preclude the Gaming Board from electing any other available remedy at law or in equity.  The failure of the Gaming Board to insist upon the strict compliance with any law or regulation applicable to the Casino and/or the Casino Operator, or the strict compliance with or performance of any of the conditions of this Casino Operating Contract, shall not be construed as a waiver or relinquishment of any right or remedy for the failure of such or any other obligation, including the right to insist upon complete and timely performance of all obligations of the Casino Operator hereunder.  Under no circumstances shall any action, inaction, or delay which may be suffered in connection with the

Casino Operator’s performance hereunder create any custom, course of dealing or other basis for any claim of estoppel or detrimental reliance by the Casino Operator.

Right to Injunctive Relief

. In the event of a breach or threatened breach by the Casino Operator of any of the obligations of this Casino Operating Contract, the Gaming Board shall have the right to seek temporary and injunctive relief in addition to any other remedy at law or in equity, without the necessity of furnishing a bond.

No Limitation on Available Remedies

.  Nothing herein shall be construed to limit, reduce, or preclude the recovery by the Gaming Board against the Casino Operator of any sums or damages to which, in addition to any fines, penalties, or damages particularly provided for herein, the Gaming Board may lawfully be entitled by reason of any Event of Default hereunder on the part of the Casino Operator.  Nothing herein contained shall be construed to limit or prejudice the right of the Gaming Board to prove and obtain as liquidated damages, by reason of the termination of this Casino Operating Contract as a result of an Event of Default, an amount equal to the maximum allowed by any law in effect at the time and governing the proceedings in which such damages are to be proved, whether or not such amount is greater, equal to, or less than any of the sums referred to in other Sections of this Casino Operating Contract.  Moreover, the Casino Operator acknowledges the authority of the Gaming Board to impose the fines and seek other remedies provided in the Casino Act and Rules and Regulations, subject to review under applicable law.

Costs

. If the Gaming Board is the prevailing party, then all costs incurred by the Gaming Board to collect any amounts and damages owing by the Casino Operator under the provisions of this Casino Operating Contract or to enforce any provision of this Casino Operating Contract, including reasonable Litigation Expenses and other expenses of enforcement from the date any such matter is turned over to an attorney, shall be recoverable by the Gaming Board from the Casino Operator.  For the purpose of this Section 20.7 - “Costs,” the term “Litigation Expenses” means the reasonable fees and charges of attorneys, legal assistants, paralegals, law clerks, and other personnel used by attorneys and under attorney supervision and all reasonable costs incurred or advanced by any of them, irrespective of whether incurred in or advanced before the initiation of any legal, equitable, arbitration, administrative, bankruptcy, trial, or similar proceedings and any appeal from any of the same, and reasonable expert expenses and court costs.

Fines, Penalties

. In addition to any other remedies, penalties, or similar types of recourse specified in this Casino Operating Contract, the Gaming Board shall have the right to impose monetary fines upon the Casino Operator as provided in the Casino Act and Rules and Regulations.

Article XXI.
BANKRUPTCY AND INSOLVENCY

Bankruptcy or Insolvency

.  If (a) the Casino Operator files a voluntary petition under any chapter of the Bankruptcy Code or (b) an involuntary petition is filed against the Casino Operator under any chapter of the Bankruptcy Code and such petition is not dismissed within sixty (60) Days after filing, then the following provisions shall apply:

All references in this Article XXI - “Bankruptcy and Insolvency” to the “Bankruptcy Code” shall mean Title 11 of the United States Code, as it exists or may hereafter be amended, in the form applicable to the Casino Operator’s case and related proceedings.  All references in this Article XXI - “Bankruptcy and Insolvency” to the “Bankruptcy Court” shall mean the United States Bankruptcy Court in which a bankruptcy case with respect to the Casino Operator is filed and/or such other court as may have jurisdiction of and act with respect to such case.  All references to the “Casino Operator” shall apply equally to:

(a)the Casino Operator;

(b)the Casino Operator as debtor and/or debtor in possession in any bankruptcy case;

(c)any trustee of the Casino Operator’s estate appointed under any chapter of the Bankruptcy Code; and

(d)any assignee, or purported assignee, of this Casino Operating Contract pursuant to an assumption and assignment order by the Bankruptcy Court.

All time periods provided for herein shall be considered to run continuously and without interruption; that is, it is intended and agreed by the Casino Operator that no time period shall be considered to be interrupted or suspended by an automatic stay or by the occurrence of any event such as the conversion of a pending bankruptcy case, appointment of a trustee, entry of an order for relief in an involuntary case, or similar event.  No provision hereunder this Article XXI - “Bankruptcy and Insolvency” addressing the attempted assignment of this Casino Operating Contract by the Casino Operator shall be considered to waive or modify any other provision of this Casino Operating Contract which prohibits the Casino Operator from assigning this Casino Operating Contract.  Such provisions are included only in order to provide for the situation in which the Gaming Board is compelled by the Bankruptcy Court to acquiesce in an assignment duly approved by the Bankruptcy Court.

Regulation; Exercise of Police and Regulatory Powers

. The Casino Operator acknowledges and agrees that, for purposes of the Bankruptcy Code, the enforcement of the Casino Act by the Gaming Board, this Casino Operating Contract, and the Rules and Regulations are an exercise by a governmental unit of its police and regulatory powers not subject to the automatic stay imposed by § 362 of the Bankruptcy Code.

Cash Collateral

. The Casino Operator acknowledges and agrees that it has no ownership claims to the Louisiana Gross Gaming Revenue Share Payments, including the State’s Interest in Daily Collections.

Performance; Assumption or Rejection

. The Casino Operator acknowledges and agrees that the Casino Act, the Rules and Regulations, and all other laws and regulations applicable to this Casino Operating Contract, including, but not limited to, those addressing compliance with the Suitability Requirements, as well as the purpose and subject matter hereof, render this Casino Operating Contract, or any part hereof, inappropriate for “assumption” by the Casino Operator pursuant to § 365 of the Bankruptcy Code.  The Casino Operator further acknowledges and agrees that:

(a)“Applicable law,” as that term is defined in § 365 of the Bankruptcy Code, in all cases would excuse the Gaming Board from accepting performance from any entity other than the Casino Operator to whom the Casino Operator might propose to Transfer all or any part of this Casino Operating Contract; and

(b)The Gaming Board has no duty to consent or consider whether it might consent to any proposed assumption and assignment, pursuant to § 365 of the Bankruptcy Code, of this Casino Operating Contract and any rights hereunder.

No Performance Excused

. Irrespective of whether the Casino Operator is in default under this Casino Operating Contract at the time of commencement of a voluntary or involuntary bankruptcy case, the Casino Operator shall not be excused from full and timely performance under this Casino Operating Contract.

Notice of Filing

. The Casino Operator agrees to give the Gaming Board Notice of the commencement of:

(a)a voluntary bankruptcy case with respect to the Casino Operator, which Notice shall be provided contemporaneously with the commencement of such case; and

(b)an involuntary bankruptcy case with respect to the Casino Operator, which Notice shall be provided within twenty-four (24) hours of the Casino Operator’s receipt of formal or informal notice of the commencement of such case.

Relief from Automatic Stay

. The Casino Operator agrees to entry of an immediate order from the Bankruptcy Court, on the Gaming Board’s ex parte motion: (1) granting to the Gaming Board a modification of the automatic stay (and/or recognition that the automatic stay is not applicable) allowing it to fully enforce the provisions of this Casino Operating Contract, the Casino Operator hereby agreeing that in such case, “cause,” as defined by the Bankruptcy Code would exist for the immediate entry by the Bankruptcy Court of such an order modifying the automatic stay; and (2) if deemed necessary or advisable by the Gaming Board, compelling the Casino Operator to appear immediately and to show cause why this Casino Operating Contract should not be immediately terminated and/or, if appropriate, “rejected” under Bankruptcy Code § 365.

Cure Periods Not Tolled

. Neither the commencement of a bankruptcy case nor an automatic stay shall interrupt or suspend the tolling of any applicable cure period hereunder.  If the Casino Operator is in default under any provision of this Casino Operating Contract and any required Notice has not been given with respect to such default at the time of commencement of the voluntary or involuntary bankruptcy case, then the Casino Operator agrees that cause exists for and agrees to the immediate entry by the Bankruptcy Court, on the Gaming Board’s ex parte motion, of an order granting the Gaming Board relief from the automatic stay in order to give any required Notice and allow such cure period to toll, and, further, upon the expiration of such cure period, to proceed to enforce any and all rights under this Casino Operating Contract for the preservation or enforcement of the Gaming Board’s rights hereunder.

Article XXII.
DEFAULT BY THE GAMING BOARD

Default by Gaming Board

.  In the event of a default by the Gaming Board of any of its obligations under this Casino Operating Contract, except as provided in Section 22.3 - “Exclusivity - Default by the Gaming Board and Remedies,” the Casino Operator shall provide a Notice of default to the Gaming Board.  The Gaming Board shall have thirty (30) Business Days after the Casino Operator’s delivery of such Notice to the Gaming Board within which to cure the default.  If, however, the default cannot with due diligence be cured by the Gaming Board within the thirty (30) Business Day period and the Gaming Board commences to cure the default within the thirty (30) Business Day period and diligently and continuously prosecutes the cure to completion, then the thirty (30) Business Day period shall be extended for the period of time required for the Gaming Board to complete the cure.

Remedies

. If the Gaming Board fails to cure a default within the time period provided above, then the Casino Operator shall be entitled to compel specific performance of the Gaming Board’s obligations hereunder.  The Casino Operator shall also be entitled to any other remedy provided or permitted by law.

Exclusivity - Default by the Gaming Board and Remedies

. The provisions of Section 22.1 - “Default by Gaming Board” and Section 22.2 - “Remedies,” including, without limitation, the Notice, cure, and remedy provisions set forth therein, shall not apply to the provisions of Section 1.3 - “Exclusive Contract,” it being understood that the rights and obligations of the parties with respect to the matters set forth in Sections 1.3(a) through (f) inclusive of this Casino Operating Contract shall be governed exclusively by the terms set forth therein.

Article XXIII.
LEASEHOLD MORTGAGEES

General

.  To encourage the lending of money to the Casino Operator, to foster economic development and growth, to ensure the continuity of employment of citizens of the State, and to maintain the integrity and regulation of Gaming Activities, the Gaming Board, in accordance with the terms of the Casino Act and Rules and Regulations, hereby provides for certain protections of the rights of Leasehold Mortgagees, including protections with respect to the receivership provisions contained in the Casino Act.  The actions of a Receiver during the term of a Receivership shall be governed by and taken in strict accordance with the Casino Act and Rules and Regulations promulgated by the Gaming Board.  No rule or regulation and no provision in this Casino Operating Contract executed pursuant to authority granted in R.S. 27:275 shall be the basis for any cause of action in contract, tort, or otherwise against the State, the Gaming Board, or their respective employees, agents, or attorneys.  The Gaming Board shall have the right, but not the obligation, to Approve the terms of any future Leasehold Mortgage, as well as the term of any transaction or transactions required by the Casino Act or Rules and Regulations.

Registered Leasehold Mortgagee

. A Leasehold Mortgagee may provide a written registration notice to the Gaming Board.  The registration notice shall advise the Gaming Board of the existence of the Leasehold Mortgage, the name of the Leasehold Mortgagee, and the name and address of not more than four (4) Persons to whom Notices of default from the Gaming Board should be sent.  Upon delivery of the registration notice, the Leasehold Mortgagee shall be a “Registered Leasehold Mortgagee.”

Notices to Registered Leasehold Mortgagees

. The Gaming Board shall send to each Registered Leasehold Mortgagee a copy of each written Notice of default given by the Gaming Board to the Casino Operator.  The copy of the Notice of default shall be sent to each Registered Leasehold Mortgagee at the same time the Notice of default is sent to the Casino Operator.  The Gaming Board shall also send each Registered Leasehold Mortgagee written notice if the Casino Operator has been notified by the Gaming Board that the Casino Operator is under investigation for any act that may lead to suspension or revocation of the authorization to engage in Gaming Operations pursuant to this Casino Operating Contract.

Opportunity to Cure

.  With respect to any default with respect to which the Casino Operator is granted cure rights pursuant to this Casino Operating Contract, a Leasehold Mortgagee shall have the right to cure or cause to be cured any such default specified by the Gaming Board in its Notice of default.  A Leasehold Mortgagee shall have a period of up to forty-five (45) Business Days after the expiration of the Casino Operator’s cure period within which to remedy such a default.  The Gaming Board shall have the right at any time after the expiration of the cure period afforded to the Casino Operator to appoint a fiscal agent who shall be authorized to pay to the Gaming Board all current and past due Louisiana Gross Gaming Revenue Share Payments and take any other action as may be provided by the Casino Act and Rules and Regulations, including providing the protection of the rights of holders of security interests in property owned by the Casino Operator in accordance with R.S. 27:275.  The Leasehold Mortgagees have only the right (but not the obligation) to cure a default.  This Casino Operating Contract shall not terminate as a result of an Event of Default until after the Gaming Board has provided written notice of its intent to terminate to each Registered Leasehold Mortgagee and the passage of forty-five (45) Business Days, during which the Leasehold Mortgagees may seek the appointment of a Receiver in accordance with terms of this Casino Operating Contract (a “Receivership”), provided the Gaming Board shall have the right during this forty-five (45) Business Day period to appoint a fiscal agent who shall be authorized to pay to the Gaming Board all current and past due Louisiana Gross Gaming Revenue Share Payments and to take any other action as may be provided by the Casino Act and Rules and Regulations.

Revocation/Suspension Proceedings

. The Gaming Board shall provide written notice to the Registered Leasehold Mortgagees of any administrative hearing or other public proceeding that might lead to a suspension or revocation of the authorization to engage in Gaming Operations pursuant to this Casino Operating Contract, and each Leasehold Mortgagee shall have the right to participate in any such hearing or proceeding, including any appeal from any such proceeding.

Receivership/Foreclosure Proceedings

. The Gaming Board shall maintain a list of at least three (3) Persons who meet the Suitability Requirements to operate the Casino in the event of a Receivership (the “Receivership List”).

(a)Receivership Proceeding - Gaming Board as Nominal Defendant.  If a Leasehold Mortgagee wishes to continue the operation of the Casino during and after the filing of a suit to enforce its security interest, then the Leasehold Mortgagee shall name the Gaming Board as a nominal defendant in such suit and request the appointment of a receiver from among the Persons on the Receivership List.  Upon proof of the Casino Operator’s default under the Leasehold Mortgage and the Leasehold Mortgagee’s right to enforce the Leasehold Mortgage, the court shall appoint a receiver from the Receivership List (a “Receiver”).

(b)Bond. Upon the appointment of a Receiver by the court, such Receiver shall be required to furnish a fidelity bond in favor of the Leasehold Mortgagee, the Casino Operator, and the Gaming Board in an amount set by the court after consultation with the Gaming Board, the Leasehold Mortgagee, and the Casino Operator. No cause or right of action shall exist to test the sufficiency of such bond.

(c)Provisional Contract. Upon the appointment and posting of a fidelity bond by the Receiver, the Receiver so appointed shall be issued a one-time, nonrenewable provisional contract by the Gaming Board to continue Gaming Operations until the Receivership is terminated for any reason, including, but not limited to, the following:

(i)the Transfer of the Casino to a duly Approved or authorized Person or pursuant to Section 23.6(g) - “Transfers in Connection with Foreclosures;”

(ii)the payment in full or release (including, without limitation, of unpaid interest) of all obligations due to the Leasehold Mortgagee;

(iii)an agreement for the termination of the Receivership signed by the Leasehold Mortgagee and the Casino Operator and Approved by the Gaming Board and the court that appointed the Receiver;

(iv)the lapse of five (5) years from the date of the initial appointment of the Receiver; or

(v)written notice to the Gaming Board and the court from the Leasehold Mortgagee that provoked the Receivership of its intention to withdraw its financial support for the Receivership at a specified time not less than ninety (90) Days from the date of such notice.

In any proceeding thereafter by the court or by any parties to the suit other than the Gaming Board to remove the Receiver for cause or to appoint a successor receiver in the event of death, disability, or resignation of the Receiver, the Gaming Board shall be served with a written notice of such action and shall have standing to contest or concur in the action to remove the Receiver or to appoint a successor receiver. No Person may be appointed as a successor receiver unless such Person is named in the Receivership List.

(d)Operations by Receiver/Accounting. The actions of the Receiver during the term of the Receivership shall be governed by and taken in strict accordance with the Casino Act and Rules and Regulations.  The Receiver shall be required to account to both the court that appointed the Receiver and the Gaming Board during the Receiver’s tenure at such times and in such detail as may be required by the Casino Act and Rules and Regulations.  Fees of the Receiver and the authority for expenditures of the Receiver shall be established by the Casino Act and Rules and Regulations and shall be considered costs of operations of the Casino.

(e)Cost of Receivership. The Leasehold Mortgagee that provoked the appointment of the Receiver shall be required to pay the cost of the Receiver’s fidelity bond and the cost of operating the Casino during the term of the Receivership to the extent that such costs exceed available revenues from the operation of the Casino in accordance with the Casino Act and Rules and Regulations; provided that, if the Leasehold Mortgagee that provoked the Receivership provides written notice to the Gaming Board of its intention to withdraw financial support for the Receivership at a specified time not less than ninety (90) Days from the date of such notice, then the Leasehold Mortgagee shall not be responsible for any costs or expenses of the Receivership after the date specified in such notice, except reasonable costs and fees of the Receiver in concluding the Receivership and the costs of a final accounting.

(f)Effect of Termination of Receivership. If the Receivership is terminated as a result of:

(i)the payment in full of all obligations due to the Leasehold Mortgagee; or

(ii)an agreement for termination of the Receivership (which may include a Transfer of the property as provided in Section 23.6(g) - “Transfers in Connection with Foreclosures,” including a Transfer of this Casino Operating Contract, subject to the Gaming Board’s Approval) signed by the Leasehold Mortgagee and the Casino Operator and Approved by the Gaming Board and the court that appointed the Receiver, then the Casino Operator may simultaneously be restored to the same position as if the Receivership had never occurred.

If the Receivership is terminated due to:

(i)the Transfer of the property subject to the Receivership and/or this Casino Operating Contract to a duly Approved or authorized Person;

(ii)the lapse of five (5) years from the date of the initial appointment of the Receiver; or

(iii)the withdrawal of financial support of the Receivership by the Leasehold Mortgagee,

then the authority of the Casino Operator may be revoked by the Gaming Board and, if this Casino Operating Contract has not been sold or transferred to a duly Approved or authorized Person, then this Casino Operating Contract may be terminated by the Gaming Board and the right to operate the Casino may be rebid.

(g)Transfers in Connection with Foreclosures. Subject to Approvals from the Gaming Board required under the Casino Act and the Rules and Regulations, the following Transfers shall be permitted:

(i)any Transfer of the Casino to a Leasehold Mortgagee or its nominee by foreclosure, dation en paiement, or a giving in payment;

(ii)a Transfer of the Casino by such Leasehold Mortgagee or such nominee to a third party following the foreclosure by such Leasehold Mortgagee or assignment in lieu of foreclosure to such Leasehold Mortgagee or nominee; or

(iii)a Transfer of the Casino to a third party pursuant to a foreclosure sale upon a foreclosure by a Leasehold Mortgagee.

In connection with any Transfer of the Casino pursuant to clauses (i), (ii), and (iii) of this subsection, 26.3(g), this Casino Operating Contract (subject to Gaming Board Approval) may be Transferred to the party acquiring the Casino, subject to the Gaming Board’s prior finding of the transferee’s:

(A)satisfaction of the Suitability Requirements; and

(B)compliance with the Casino Act, the Rules and Regulations, and the terms of this Casino Operating Contract.

For purposes of this Section 23.6(g) - “Transfers in Connection with Foreclosures,” a “nominee” shall mean a Person who is designated by a Leasehold Mortgagee to act in place of such Leasehold Mortgagee solely for the purpose of holding the interest represented by such Leasehold Mortgagee’s Leasehold Mortgage and performing the obligations of the Leasehold Mortgagee thereunder.

Effect of Appointment of Receiver

. Upon the appointment of a Receiver and posting of a fidelity bond, the authority of the Casino Operator shall be conditioned, subject to full reinstatement by the Gaming Board according to the Casino Act and Rules and Regulations.  The Receiver shall have all of the rights and obligations of the Casino Operator under this Casino Operating Contract during the period of the Receivership.

No Effect On Suit to Enforce

. The appointment of a Receiver shall have no effect on the subsequent prosecution of the action to enforce the security interest of a Leasehold Mortgagee.

Third Party Beneficiaries

. A Leasehold Mortgagee shall have the right to rely on and shall be a third party beneficiary of the provisions of this Article XXIII - “Leasehold Mortgagees.”

No Lien on this Casino Operating Contract

.  The Casino Operator shall not pledge, hypothecate, or grant a lien or security interest in, or otherwise encumber this Casino Operating Contract, and each Leasehold Mortgage shall contain a provision expressly excluding this Casino Operating Contract from any pledge, lien, security interest, hypothecation, or encumbrance granted by such Leasehold Mortgage.

Subleasehold Interest

.  From and after the consummation of a VICI Sale-Leaseback Transaction, all covenants, rights, remedies, obligations, terms, and provisions herein relating to a Leasehold Mortgage or Leasehold Mortgagees shall relate only to the subleasehold estate or interest in the Casino Premises and shall have no impact whatsoever on the fee or leasehold estate or interest in the Casino Premises, except that the Leasehold Mortgagees shall notify the Gaming

Board of any default under any Leasehold Mortgage and provide any and all documentation requested by the Gaming Board related thereto.

Article XXIV.
SUITABILITY OF OTHERS

Suitability Requirements

. The Casino Act and Rules and Regulations provides the Gaming Board with discretion to require that certain Persons, in addition to the Casino Operator, satisfy the Suitability Requirements.  These Persons include, but are not limited to, the Casino Manager, the Enterprise Services Provider, certain holders of debt and/or equity interests in one or more of the Casino Operator and its Affiliates, and any other Person who, in the opinion of the Gaming Board, has the ability to exercise a significant influence over the activities of the Casino Operator.  If the Gaming Board determines that a Person required to be found Suitable is not Suitable, then the Gaming Board shall notify the Casino Operator of this determination and the Casino Operator shall take the actions specified below.

Unsuitability - Casino Manager or Enterprise Services Provider

. If the Gaming Board makes a final determination that the Casino Manager or Enterprise Services Provider is not Suitable after providing the Casino Manager or Enterprise Services Provider, as applicable, with notice and an opportunity for a hearing and after exhaustion of all administrative and judicial rights, then the Casino Operator shall terminate the Casino Management Contract or the Enterprise Services Agreement with respect to the Casino, as applicable, within thirty (30) Business Days (or such shorter period of time as ordered by the Gaming Board) after the Casino Operator’s receipt of Notice of the Gaming Board’s final determination that the Casino Manager or the Enterprise Services Provider, as applicable, is not Suitable.

Unsuitability - Holders of Equity or Debt Interests

. If the Gaming Board makes a final determination that a holder of a debt or equity interest in the Casino Operator or any of its Affiliates is not Suitable, then the Casino Operator (or an Affiliate of the Casino Operator, as applicable) shall, upon receipt of Notice from the Gaming Board:

(a)undertake and prosecute diligent good faith efforts to cause the disqualified holder to dispose of his interests; and

(b)insulate the disqualified holder from the Casino Operator by ensuring that the disqualified holder:

(i)does not receive dividends or interest on the securities of the Casino Operator or, if applicable, its Affiliates;

(ii)does not exercise, directly or indirectly, including through a trustee or nominee, any right conferred by the securities of the Casino Operator or, if applicable, its Affiliates;

(iii)does not receive any remuneration from the Casino Operator or its Affiliates;

(iv)does not receive any economic benefit from the Casino Operator or its Affiliates; and

(v)subject to the disposition requirements of this Section 24.3 - “Unsuitability - Holders of Equity or Debt Interests,” does not continue to own an ownership or economic interest in the Casino Operator or, if applicable, remain as a manager, officer, or director of the Casino Operator or its intermediary holding companies, as applicable.

Safe Harbor

. If at any time the Gaming Board finds that a holder of a debt or equity interest in the Casino Operator, or its respective Affiliates, that is required to be and remain Suitable has failed to demonstrate its compliance with the Suitability Requirements, then the Gaming Board may, consistent with the Casino Act, the Rules and Regulations, and this Casino Operating Contract, take any action that the Gaming Board deems necessary to protect the public interest; provided, however, if a holder of a debt or equity interest in the Casino Operator or an Affiliate associated with the Casino Operator has failed to demonstrate that it is Suitable, then the Gaming Board shall take no action to declare the Casino Operator or its Affiliate, as applicable, not Suitable based upon such finding, provided that the affected Casino Operator or Affiliate:

(a)takes immediate good-faith action (including the prosecution of all legal remedies) and complies with any order of the Gaming Board to cause such Person failing to demonstrate its compliance with the Suitability Requirements to dispose of such Person’s interest in the affected Casino Operator or Affiliate; and

(b)pending such disposition, and from the date of the Casino Operator’s or Affiliate’s receipt of Notice from the Gaming Board of its finding of the failure of such Person to demonstrate its compliance with the Suitability Requirements, ensures that such Person:

(i)does not receive dividends or interest on the securities of the Casino Operator or Affiliate;

(ii)does not exercise, directly or indirectly, including through a trustee or nominee, any right conferred by the securities of the Casino Operator or its Affiliates;

(iii)does not receive any remuneration from the Casino Operator or Affiliate;

(iv)does not receive any economic benefit from Casino Operator or Affiliate; and

(v)subject to the disposition requirements of this Section 24.4. - “Safe Harbor,” does not continue in an ownership or economic interest in the Casino Operator or Affiliate or to remain as a manager, officer, director, employee, consultant, or agent of the Casino Operator or Affiliate.

Nothing contained in this Section 24.4 - “Safe Harbor” shall prevent the Gaming Board from taking any action against the Casino Operator if the Casino Manager or the Enterprise Services Provider fails to be or to remain Suitable.  Moreover, nothing contained in this Section 24.4 - “Safe Harbor” shall prevent the Gaming Board from taking regulatory action against the Casino Manager, the

Enterprise Services Provider, the Casino Operator, or its Affiliate (as applicable) if the Casino Operator, the Casino Manager, the Enterprise Services Provider, or such Affiliate (as applicable):

(a)had actual or constructive knowledge or should have had knowledge of the facts that are the basis of the Gaming Board’s regulatory action and failed to take appropriate action;

(b)is so tainted by such Person failing to demonstrate its compliance with the Suitability Requirements that the ability of the Casino Operator, the Casino Manager, the Enterprise Services Provider, or such Affiliate (as applicable) to comply with the Suitability Requirements under the standards of the Casino Act or the Rules and Regulations is adversely affected in a material manner; or

(c)cannot satisfy the Suitability Requirements contained in the Casino Act and the Rules and Regulations.

Article XXV.
GUARANTEES AND ASSURANCES

Additional Guarantees and Assurances

. The Casino Operator, in order to guarantee successful completion of and compliance with this Casino Operating Contract or such other projects that are regulated by the Gaming Board, shall:

(a)perform all of its obligations under the Essential Documents as required in Section 9.21 - “Essential Documents;”

(b)maintain Financial Stability as required in Section 9.5 - “Financial Stability;”

(c)maintain the Insurance Coverages required by Article XIV - “Insurance,” including Business Interruption Insurance as required in Section 14.8 - “Business Interruption Insurance;” and

(d)maintain the Capital Replacements Account as required in Section 13.7 - Capital Replacements.”

Article XXVI.
TRANSFER RESTRICTIONS

Casino Operator Transfers - Casino Operating Contract

. The Casino Operator shall not Transfer this Casino Operating Contract, or any interest herein, or subcontract the performance of any of the Casino Operator’s duties or obligations hereunder to any Person without first obtaining the Approval of the Gaming Board.

Casino Operator Transfers - Essential Documents

. Except for:

(a)a Transfer to a Leasehold Mortgagee in compliance with the Casino Lease or Casino Sublease Documents (as applicable); or

(b)a Transfer pursuant to Section 23.6(g) - “Transfers in Connection with Foreclosures,”

the Casino Operator shall not voluntarily or involuntarily Transfer the Casino Lease or any interest therein prior to the consummation of the VICI Sale-Leaseback Transaction, or the Casino Sublease Documents or any interest therein following the consummation of the VICI Sale-Leaseback Transaction, in either case, to any Person without first obtaining the Approval of the Gaming Board.

Other Actions or Transfers Requiring Approval

. The Casino Operator shall not amend its Governance Documents and no Person shall Transfer any direct interest in the Casino Operator to any Person without first obtaining the Approval of the Gaming Board.  The Persons who are shareholders of any company holding a direct or indirect interest in the Casino Operator shall not Transfer any interest in an Affiliate of the Casino Operator that results in a change of Control of the Casino Operator without first obtaining the Approval of the Gaming Board.  This Section 26.3 - “Other Actions or Transfers Requiring Approval” is not intended to restrict the transfer of publicly traded securities, provided that the Gaming Board maintains the power to require the holder of any such securities subsequently to be found Suitable.

Conditions to Approval of Proposed Transfer

.  The Gaming Board may Approve the sale, transfer, or assignment of this Casino Operating Contract, or an interest herein, subject to the conditions imposed by the Gaming Board or by applicable law.

Five Percent Accumulation

. Pursuant to the terms of the Casino Act and Rules and Regulations, any Person acquiring a five percent (5%) or more direct or indirect ownership, income, profit, economic, or beneficial interest in the Casino Operator is required to obtain the Approval of the Gaming Board prior to the acquisition.  The Casino Operator agrees to facilitate the Gaming Board’s enforcement of this requirement by providing Notice to the Gaming Board of an intended acquisition of a direct or indirect ownership, income, profit, economic, or beneficial interest in the Casino Operator that will require the prior Approval of the Gaming Board within two (2) Business Days after the Casino Operator obtains knowledge of the intended acquisition.  The Casino Operator acknowledges the authority of the Gaming Board to take appropriate action against a Person who acquires a five percent (5%) or more direct or indirect ownership, income, profit, economic, or beneficial interest in the Casino Operator without first obtaining the required Approval of the Gaming Board.  However, the acquisition of such ownership, income, profit, economic, or beneficial interest in the Casino Operator without the required prior Approval of the Gaming Board shall not be a default by the Casino Operator under this Casino Operating Contract if, upon receipt of Notice from the Gaming Board, the Casino Operator (or an Affiliate of the Casino Operator):

(a)undertakes and prosecutes diligent good faith efforts to cause the disqualified Person to dispose of the interest; and

(b)insulates the disqualified Person by ensuring that the disqualified Person:

(i)does not receive dividends or interest on the securities of the Casino Operator or, if applicable, its Affiliates;

(ii)does not exercise directly or indirectly, including through a trustee or nominee, any right conferred by the securities of the Casino Operator, or, if applicable, its Affiliates;

(iii)does not receive any remuneration from the Casino Operator or, if applicable, its Affiliates;

(iv)does not receive any economic benefit from the Casino Operator or, if applicable, its Affiliates;

(v)subject to the disposition requirement of this Section 26.5 - “Five Percent Accumulation,” does not continue to own an ownership or economic interest in the Casino Operator or, if applicable, its Affiliates; and

(vi)does not remain as a manager, officer, or director of the Casino Operator or, if applicable, its Affiliates.

Transfer Restriction Legend

. All instruments evidencing ownership interests in the Casino Operator or pursuant to which the ownership interest is issued shall contain a statement in form acceptable to the Gaming Board setting forth the transfer restrictions imposed by R.S. 27:236, this Casino Operating Contract, and the Rules and Regulations.

Notice and Cure Period; Safe Harbor

. Before revoking this Casino Operating Contract for a violation of this Article XXVI - “Transfer Restrictions,” the Gaming Board shall give Notice and a reasonable opportunity to cure the violation to the Casino Operator.  With respect to a Transfer by anyone other than the Casino Operator in violation of the terms of this Article XXVI - “Transfer Restrictions,” the Transfer shall not be a default by the Casino Operator under this Casino Operating Contract if, upon receipt of Notice from the Gaming Board, the Casino Operator (or an Affiliate of the Casino Operator):

(a)undertakes and prosecutes diligent good faith efforts to cause the disqualified Person to dispose of the interest; and

(b)insulates the disqualified Person by ensuring that the disqualified Person:

(i)does not receive dividends or interest on the securities of the Casino Operator or, if applicable, its Affiliates;

(ii)does not exercise directly or indirectly, including through a trustee or nominee, any right conferred by the securities of the Casino Operator or, if applicable, its Affiliates;

(iii)does not receive any remuneration from the Casino Operator or, if applicable, its Affiliates;

(iv)does not receive any economic benefit from the Casino Operator or, if applicable, its Affiliates;

(v)subject to the disposition requirement of this Section 26.7 - “Notice and Cure Period; Safe Harbor,” does not continue to own an ownership or economic interest in the Casino Operator or, if applicable, its Affiliates; and

(vi)does not remain as a manager, officer, or director of the Casino Operator or, if applicable, its Affiliates.

Article XXVII.
NOTICES

Manner of Giving Notice

. All notices required or permitted to be given under this Casino Operating Contract shall be in writing and shall be deemed given or delivered when delivered by hand or three (3) Business Days after mailing, postage prepaid, by certified or registered mail, return receipt requested to the parties at the following addresses:

Casino Operator:	Jazz Casino Company, L.L.C. 8 Canal Street New Orleans, LA 70130 Attn: Regional President
with a copy to:	Law Department 1 Caesars Palace Drive Las Vegas, NV 89109 Attn: General Counsel
Gaming Board:	Louisiana Gaming Control Board 7901 Independence Boulevard Building A Baton Rouge, LA 70806 Attn: Chairman of Louisiana Gaming Control Board
with a copy to:	Attorney General State of Louisiana Post Office Box 94005 Baton Rouge, LA 70804 Attn: First Assistant Attorney General
And	Attorney General State of Louisiana Post Office Box 94005 Baton Rouge, LA 70804 Attn: Director, Gaming Division

Article XXVIII.
MISCELLANEOUS

No Joint Venture or Partnership

. Under no circumstances shall this Casino Operating Contract or the cooperative endeavor aspects of the Casino Act, the Rules and Regulations, or this Casino Operating Contract or any action taken by the parties in furtherance of this Casino Operating Contract be deemed to create either a joint venture or a partnership between the Gaming Board and the Casino Operator such that either shall be deemed to have the duties and obligations of a partner or joint venturer toward the other or to authorize either to act for or bind the other, the same being expressly negated.

No Waiver

. The receipt by the Gaming Board of any payment from the Casino Operator with knowledge of the breach of any term hereof shall not be deemed a waiver of such breach.  No provision of this Casino Operating Contract shall be deemed to have been waived by the Gaming Board unless the waiver is in writing and signed by a duly authorized representative of the Gaming Board.  No payment by the Casino Operator or receipt by the Gaming Board of any amount that is less than the payment actually due shall be deemed to be other than on account of the earliest payment due.  No endorsement or statement on any check or letter accompanying any check shall be deemed to be an accord and satisfaction, and the Gaming Board may accept any check or payment without prejudice to the Gaming Board’s rights to recover the balance of such payment or to pursue any other remedy available to the Gaming Board.

Partial Invalidity

. If any term of this Casino Operating Contract, or the application thereto to any Person or circumstance, shall, at any time or to any extent, be invalid or unenforceable, then the remainder of this Casino Operating Contract, or the application of such term of this Casino Operating Contract to Persons or circumstances other than those as to which the same has been held invalid or unenforceable, as applicable, shall not be affected thereby, and each term of this Casino Operating Contract shall be valid and be enforced to the fullest extent permitted by law.

Responsibility for Costs and Risks of Operations

. The Casino Operator shall bear and pay all costs and assume all risks of doing work and carrying on operations permitted under this Casino Operating Contract and the prevailing party in any judicial proceeding shall have the right to recover from the other party, all costs, reasonable attorney’s fees, and other expenses incurred to enforce, secure, or protect its rights under this Casino Operating Contract, whether by litigation or settlement.

Applicable Law

. This Casino Operating Contract shall be governed, interpreted, and enforced in accordance with Louisiana law.

Venue, Personal Jurisdiction and Forum Selection

. The Casino Operator, Casino Manager, Enterprise Services Provider, and JCC Holding hereby submit to the jurisdiction of the State and the courts thereof and to the jurisdiction of the 19th Judicial District Court in and for East Baton Rouge Parish (“19th JDC”) for purposes of any suit, action or other proceeding arising out of or relating to this Casino Operating Contract and agree not to assert, by way of motion as a defense or otherwise, that such suit, action, or other proceeding is brought in an inconvenient forum or that the venue of such suit, action, or other proceeding is improper or that the subject matter thereof may not be enforced in or by such court or to assert that any suit or action, filed in the 19th JDC may be removed to a federal court.  The Casino Operator, Casino Manager, Enterprise Services Provider and JCC Holding agree that the 19th JDC shall have the exclusive jurisdiction for purposes of any suit, action, or other proceeding brought by any of them relating to or arising out of this Casino Operating Contract.

If at any time during the Term, the Casino Operator, JCC Holding, the Casino Manager, or the Enterprise Services Provider is not a resident of the State or has no officer, director, employee, or agent available for service of process as a resident of the State, or if any permitted transferee shall be a foreign Person having no officer, director, employee, or agent available for service of process in the State, then the Casino Operator, JCC Holding, the Casino Manager and the Enterprise Services Provider, and each permitted transferee hereby designates the Secretary of State of Louisiana as its agent for service of process in any suit, action, or proceeding involving the Gaming Board or arising out of or relating to this Casino Operating Contract and such service shall be made as provided by Louisiana law for service on an insurance company through the Secretary of State.

Compliance

. Any condition, covenant, obligation, requirement, or term hereof that requires the Casino Operator to take action or to refrain from taking action shall be deemed to require the Casino Operator to cause the action to be taken or to cause the action not to be taken, as applicable.

Captions

. The captions in this Casino Operating Contract are solely for convenience of reference and shall not affect the interpretation of this Casino Operating Contract.

Number and Gender

. All words used in this Casino Operating Contract, regardless of the number or gender in which the words are used shall be deemed to include the other number and each other gender.

No Drafting Presumptions

. The parties agree and acknowledge that each has had significant input into the drafting of this Casino Operating Contract.  Consequently, and notwithstanding the provisions of Article 2056 or 2057 of the Louisiana Civil Code to the contrary, nothing contained in this Casino Operating Contract shall be presumptively construed against a party on the basis of any drafting responsibility.  Further, the parties agree and acknowledge that the drafting of this Casino Operating Contract was facilitated and expedited by the specific undertaking of the parties and their respective counsel, and in order to induce each other to make reasonable drafting accommodations, that no revision (by insertion or deletion) to any draft of this Casino Operating Contract either shall constitute or ever be used by or on behalf of any of them as an interpretive aid or as the basis of any contention to the effect that any such deletion or insertion or change from prior drafts proves facts or circumstances concerning the intent or agreement of a party in a subsequent draft or drafts.

Prior Agreements; Amendment

. This Casino Operating Contract contains the entire agreement between the parties with respect to the subject matter described in this Casino Operating Contract.  This Casino Operating Contract supersedes all prior and contemporaneous agreements, whether written or oral, between the parties relating or pertaining to the subject matter of this Casino Operating Contract.  This Casino Operating Contract may be amended or modified only by an agreement in writing signed by both the Gaming Board and the Casino Operator.

Intervention by Casino Manager, Enterprise Services Provider and JCC Holding

. The Casino Manager and Enterprise Services Provider intervene herein for the sole purpose of acknowledging the terms hereof applicable to the Casino Manager and Enterprise Services Provider.  This intervention is not a guarantee of the Casino Operator’s financial obligations under this Casino Operating Contract.  JCC Holding intervenes herein to consent to and approve all of the terms and conditions of this Casino Operating Contract and does hereby unconditionally and in solido guarantee the timely payment and performance of all obligations of the Casino Operator under this Casino Operating Contract.

Time of the Essence

. Time is of the essence of this Casino Operating Contract. No Notice, demand, or putting in default shall be required except as herein expressly provided for.

Successors and Assigns

. This Casino Operating Contract shall be binding on and enforceable against the parties and their respective successors and assigns.

No Third Party Beneficiary

. Except as otherwise provided in Article XXIII - “Leasehold Mortgages,” there shall be no third party beneficiaries of this Casino Operating Contract.  No recipient of any payments made by the Casino Operator at the direction of the Gaming Board shall be a third party beneficiary of this Casino Operating Contract or any other guaranty or surety of payment provided to the Gaming Board or any third party.

Intentionally Omitted

.

No Novation

. This Casino Operating Contract is an amendment and restatement of the Existing Amended Operating Contract and is not and shall not be construed as a novation of the Initial Operating Contract or Existing Amended Operating Contract.

Counterparts

. This Casino Operating Contract may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Intentionally Omitted

.

Estoppel Certificates

.  Concurrently with the execution of this Casino Operating Contract, the Casino Operator and the Gaming Board shall execute two (2) original copies of the Mutual Estoppel Certificate attached hereto as Exhibit E and each party shall retain one (1) original copy of such executed certificate.  The Gaming Board shall, within ten (10) Days following the Casino Operator’s delivery to the Gaming Board of a Notice requesting the same, execute and deliver to the Casino Operator an estoppel certificate:

(a) stating that this Casino Operating Contract is unmodified and in full force and effect (or, if there have been modifications to this Casino Operating Contract, stating that this Casino Operating Contract is in full force and effect as modified and providing a reasonably detailed description of such modifications);

(b) stating the dates to which all sums payable under this Casino Operating Contract have been paid;

(c) stating that, to the knowledge of the Gaming Board, no default exists hereunder (or, if the Gaming Board has knowledge of a default, stating that, to the knowledge of the Gaming Board, a default exists and providing a reasonably detailed description of such default); and

(d) stating any other information reasonably requested by the Casino Operator or a current or prospective Lender.

The Casino Operator shall, within ten (10) Days following the Gaming Board’s delivery to the Casino Operator of a Notice requesting the same, execute and deliver to the Gaming Board an estoppel certificate stating the same types of factual information as the Gaming Board is required to acknowledge in connection with the Casino Operator’s request for the Gaming Board to execute and deliver an estoppel certificate in accordance with the immediately preceding sentence.  Any estoppel certificate (including the Mutual Estoppel Certificate) executed and delivered by a party in accordance with this Section 28.20 - “Estoppel Certificates” may be relied upon by the other party and its current or prospective lenders, successors, and assigns.

[Signature Pages Follow]

The parties have signed this Casino Operating Contract on the dates below their respective signatures.

GAMING BOARD:

The State of Louisiana by and through

the LOUISIANA GAMING CONTROL BOARD

By:/s/ Ronnie Jones

Name:     Ronnie Jones

Title:     Chairman

Date:      March 18, 2020

S-1

CASINO OPERATOR:

JAZZ CASINO COMPANY L.L.C.,

a Louisiana limited liability company

By:/s/Eric Hession

Name:Eric Hession

Title:CFO and Treasurer

Date:April 1, 2020

INTERVENORS:

HARRAH’S NEW ORLEANS

MANAGEMENT COMPANY LLC,

a Nevada limited liability company

By:/s/Eric Hession

Name:Eric Hession

Title:Treasurer

Date:April 1, 2020

CAESARS ENTERPRISE SERVICES, LLC,

a Delaware limited liability company

By:/s/Eric Hession

Name:Eric Hession

Title:CFO and Treasurer

Date:April 1, 2020

JCC HOLDING COMPANY II LLC,

a Delaware limited liability company

By:/s/Eric Hession

Name:Eric Hession

Title:CFO and Treasurer

Date:April 1, 2020

S-2

EXHIBIT A

LEGAL DESCRIPTION OF CASINO PREMISES

A CERTAIN PORTION OF GROUND, together with all the buildings and improvements thereon, and all of the rights, ways, privileges, servitudes and advantages thereunto belonging or in anywise appertaining, situated in the First Municipal District of the City of New Orleans bounded by Canal, South Peters, and Poydras Streets, and Convention Center Boulevard shown as Square RS on a survey plat by the office of Gandolfo, Kuhn & Associates, dated October 20, 1998, Drawing No. T-182-3, being more particularly described as follows: Begin at Point A, being the southeast intersection of South Peters and Canal Streets, measure thence along the east or river side line of South Peters Street South 1 degree 39 minutes 1 second East, a distance of 727.65 feet to the northerly line of Poydras Street and Point B; thence along said line of Poydras Street South 76 degrees 14 minutes 24 seconds East, a distance of 540.52 feet to the westerly or land side line of Convention Center Boulevard and Point C, also being the easterly line of former Delta Street; thence North 2 degrees 24 minutes 29 seconds West, a distance of 455.48 feet to the southerly line of Canal Street and Point K; thence along said line of Canal Street, North 52 degrees 44 minutes 2 seconds West, a distance of 661.98 feet to Point A and the Point of Beginning and containing 7.016 acres.

Together with the existing tunnel portions in the following described subsurface areas:

Canal Street Portion:

THAT PORTION OF CANAL STREET which lies between two horizontal planes, the lower plane lying and being at an elevation of -5 feet Cairo Datum and the upper plane lying and being at an elevation of 30 feet Cairo Datum (approximate street grade), both as referenced to United States Coast and Geodetic Survey Benchmark B-96 1991, NGS Published Value having an elevation of 28.72 feet Cairo Datum, which property forms a portion of the Canal Street right of way, First Municipal District, City of New Orleans, Orleans Parish, Louisiana, the horizontal boundaries of which are more fully described as follows:

Commencing at Point K, being the intersection of the easterly line of former Delta Street and the southerly line of Canal Street, and also being the northeast corner of Square RS, measure thence along the southerly line of Canal Street North 52 degrees 44 minutes 02 seconds West, a distance of 87.04 feet to the Point of Beginning. From the Point of Beginning, measure thence along the southerly line of Canal Street North 52 degrees 44 minutes 02 seconds West, a distance of 129.11 feet to the westerly line of the former I-310 Tunnel; thence along said line along a curve to the right having a radius of 1689.02 feet, a distance of 78.94 feet to the northerly line of said Tunnel; thence along said line South 85 degrees 05 minutes 17 seconds East, a distance of 104 feet to the easterly line of the former I-310 Tunnel; thence along said line along a curve to the left having a radius of 1585.02 feet, a distance of 148.4 feet to the Point of beginning, and containing 11,774 square feet, as shown on a survey plat by Gandolfo, Kuhn & Associates, dated October 20, 1998, Drawing No. T-182-3.

EXHIBIT A

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EXHIBIT A

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EXHIBIT B

LEGAL DESCRIPTION OF FAIRGROUNDS

A CERTAIN PIECE OR PORTION OF GROUND, Together with all the buildings and improvements thereon and all the rights, ways privileges, servitudes, advantages, and appurtenances thereunto belonging or in anywise appertaining, situated in the State of Louisiana, Parish of Orleans, City of New Orleans, Third District, designates as the **FAIRGROUNDS TRACT**, which is bounded by Gentilly Road, Fortin Street, Crete Street (side), White Street (side), Sauvage Street (side), Lopez Street (side), Mystery Street (side), Verna Street, Leda Street, DeSaix Place Subdivision, Trafalgar (formerly Nelson) Street, N. Rendon Street (side), Derby Place, Castiglione (formerly Henry) Street, Belfort (formerly Gerson) Avenue, Romulus Street (side).

The perimeter of the aforesaid Fairgrounds Tract is more fully described as follows:

COMMENCE at the intersection of the northerly right-of-way line of Fortin Street and the westerly right-of-way line of Gentilly Road;

THENCE, turn and go along the aforesaid westerly right-of-way line, N 11°48'20" E a distance of 66.75 feet to the **POINT OF BEGINNING;**

THENCE, turn and go N 87°00'00" W a distance of 150.14 feet to a point;

THENCE, turn and go S 03°00'00" W a distance of 65.47 feet to a point on the northerly right-of-way line of Fortin Street;

THENCE, turn and go along the aforesaid northerly right-of-way line, N 87° 00'00" W a distance of 1238.50 feet to a point;

THENCE, turn and go N 03°00'00" E a distance of 55.21 feet to a point;

THENCE, turn and go N 87°00'00" W a distance of 20.00 feet to a point;

THENCE, turn and go N 03°00'00" E a distance of 87.60 feet to a point;

THENCE, turn and go N 87°00'00" W a distance of 90.00 feet to a point;

THENCE, turn and go S 03°00'00" W a distance of 142.81 feet to a point on the northerly right-of-way line of Fortin Street;

THENCE, turn and go along the aforesaid northerly right-of-way line, N 87°00'00" W a distance of 478.33 feet to a point;

THENCE, turn and go N 03°00'00" E a distance of 142.81 feet to a point;

THENCE, turn and go N 87°00'00" W a distance of 63.94 feet to a point;

EXHIBIT B

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THENCE, turn and go S 03°00'00" W a distance of 142.81 feet to a point on the northerly right-of-way line of Fortin Street;

THENCE, turn and go along the aforesaid northerly right-of-way line, N 87°00'00" W a distance of 524.59 feet to a point;

THENCE, turn and go N 18°21'47" E a distance of 414.59 feet to a point;

THENCE, turn and go N 71 °32'13" W a distance of 97.52 feet to a point on the easterly right-of-way line of Verna Street;

THENCE, turn and go along the aforesaid easterly right-of-way line, N 18°31'09" E a distance of 419.51 feet to a point on the northerly right-of-way line of St. Vincent Street;

THENCE, turn and go along the aforesaid northerly right-of-way line, N 71°26'35" W a total distance of 402.93 feet to a point;

THENCE, turn and go N 18°33'25" E a distance of 1628.16 feet to a point on the southerly line of DeSaix Place Subdivision;

THENCE, turn and go along the aforesaid southerly line, S 86°08'42" E a distance of 415.19 feet to a point;

THENCE, turn and go S 18°31'09" W a distance of 229.81 feet to a point;

THENCE, turn and go S 30°59'45" E a distance of 65.83 feet to a point on the southerly right-of-way line of Trafalgar (formerly Nelson) Street;

THENCE, turn and go along the aforesaid southerly right-of-way line, S 87°00'00" E a distance of 90.11 feet to a point;

THENCE, turn and go S 03°00'00" W a distance of 162.00 feet to a point;

THENCE, turn and go N 87°00'00" W a distance of 106.76 feet to a point;

THENCE, turn and go S 03 °00'00" W a distance of 226.00 feet to a point on the southerly right-of-way line of Castiglione (formerly Henry) Street;

THENCE, turn and go along the aforesaid southerly right-of-way line, S 87°00'00" E a distance of 424.43 feet to a point on the westerly right-of-way line of North Lopez Street;

THENCE, turn and go along the aforesaid westerly right-of-way line, S 03°00'00" W a distance of 100.00 feet to a point;
THENCE, turn and go N 87°00'00" W a distance of 30.00 feet to a point;

EXHIBIT B

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THENCE, turn and go S 03°00'00" W a distance of 150.00 feet to a point on the southerly right-of-way line of Belfort (formerly Gerson) Avenue;

THENCE, turn and go along the aforesaid southerly right-of-way line, S 87°00'00" E a distance of 1297.37 feet to a point;

THENCE, turn and go S 03°00'00" W a distance of 100.00 feet to a point;

THENCE, turn and go S 87°00'00" E a distance of 42.63 feet to a point;

THENCE, turn and go N 03°00'00" E a distance of 100.00 feet to a point on the southerly right-of-way line of Belfort (formerly Gerson) Avenue;

THENCE, turn and go along the aforesaid southerly right-of-way line, S 87°00'00" E a distance of 211.00 feet to a point;

THENCE, turn and go S 03°00'00" W a distance of 66.67 feet to a point;

THENCE, turn and go along S 87°00'00" E a distance of 64.39 feet to a point on the westerly right-of-way line of Crete Street;

THENCE, turn and go along the aforesaid westerly right-of-way line, S 23°53'43" W a distance of 35.68 feet to a point;

THENCE, turn and go S 18°01'10" W a distance of 29.50 feet to a point;

THENCE, turn and go S 06°01'14" W a distance of 329.98 feet to a point;

THENCE, turn and go S 77°01'51" E a distance of 205.20 feet to a point on the westerly right-of-way line of Gentilly Road;

THENCE, turn and go along the aforesaid westerly right-of-way line, S 11°48'20" W (Plan), S 11°48'05" W (Measured) a distance of 1038.87 feet (Plan), 1039.60 feet (Measured) to the **POINT OF BEGINNING**

The above described portion of ground contains a Total Perimeter Area of 4,745,964.67 square feet or 108.952 acres. All in accordance with a plan of survey by John S. Teegarden, Registered Professional Land Surveyor, dated October 8, 2004. Drawing No. M-421-2004/Proj. No. 4237.

File No. M421.001

A CERTAIN PORTION OF GROUND, together with all the buildings and improvements thereon and all the rights, ways, privileges, servitudes, advantages, and appurtenances thereunto belonging or in anywise appertaining, situated in the State of Louisiana, Parish of Orleans, City of New Orleans in that part designated as **A PORTION OF GROUND**

EXHIBIT B

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BOUNDED BY N SALCEDO ST., BELFORT AVE., CASTIGLIONE ST., CRETE ST. (SIDE) and is more fully described as follows:

BEGIN at the intersection of the Easterly right-of-way line of North Salcedo Street and the Southerly right-of-way line of Castiglione Street;

THENCE, S 87°00'00" E a distance of 330.00 feet to a point;

THENCE, S 03°00'00" W a distance of 200.00 feet to a point on the Northerly right-of-way line of Belfort Avenue (formerly Gerson);

THENCE, along the aforesaid right-of-way line N 87°00'00" W a distance of 300.00 feet to a point on the East right-of-way line of North Salcedo Street;

THENCE, along the aforesaid right-of-way line N 03°00'00" E a distance of 100.00 feet to a point;

THENCE, N 87°00'00" W a distance of 30.00 feet to a point;

THENCE, N 03°00'00" E a distance of 100.00 feet to the **POINT OF BEGINNING**.

The above described portion of ground contains **63,017** square feet or **1.45** acres. All in accordance with a plan of survey by John S. Teegarden, Registered Professional Land Surveyor, dated October 8, 2004. Drawing No. M-421-2004/Proj. No. 4237.

File No. M421.003

A CERTAIN PORTION OF GROUND, together with all the buildings and improvements thereon and all the rights, ways, privileges, servitudes, advantages, and appurtenances thereunto belonging or in anywise appertaining, situated in the State of Louisiana, Parish of Orleans, City of New Orleans in that part designated as **A PORTION OF GROUND BOUNDED BY N. LOPEZ ST., N SALCEDO ST., BELFORT AVE., CASTIGLIONE ST.**, and is more fully described as follows:

BEGIN at the intersection of the Easterly right-of-way line of North Lopez Street and the Southerly right-of-way line of Castiglione Street (Formerly Henry);

THENCE, S 87°00'00" E a distance of 60.00 feet to a point;

THENCE, S 03°00'00" W a distance of 100.00 feet to a point;

THENCE, N 87°00'00" W a distance of 60.00 feet to a point;

THENCE, N 03°00'00" E a distance of 100.00 feet to the **POINT OF BEGINNING**.

EXHIBIT B

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EXHIBIT B

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EXHIBIT C

LEGAL DESCRIPTION OF SUPPORT FACILITIES

SQUARE 16, LOT F:

A CERTAIN LOT OF GROUND, together with all the buildings and improvements thereon, and all of the rights, ways, privileges, servitudes and advantages thereunto belong or in anywise appertaining, situated in the First District of the City of New Orleans, Orleans Parish, Louisiana, in Square 16, bounded by Poydras, Fulton, South Peters and Lafayette Streets, which said lot is designated as Lot F on a plan of resubdivision by Stephen L. Gremillion of Engineering Technology, Inc., dated June 28, 1982 approved by the City Planning Commission under Subdivision Docket No. 96/82, registered as a Declaration of Title Change under Entry No. 466470 in Conveyance Office Book 781, folio 237, records of Orleans Parish, and according to the survey by John J. Avery, Jr., L.S., dated August 24, 1990, and according to survey by Gandolfo, Kuhn & Associates, Drawing No. T-182-3, dated October 20, 1998, said Lot F is more fully described and measures as follows:

Beginning at the intersection of the southerly line of Poydras Street with the westerly line of Fulton Street; thence along said line of Fulton Street, South 2 degrees 0 minutes 19 seconds East, 92 feet 5 inches 4 eighths to the southerly line of Lot F; thence along said line, North 76 degrees 7 minutes 30 seconds West, 46 feet 6 inches 5 eighths to the westerly line of Lot F; thence along said line, North 1 degree 50 minutes 45 seconds West, 92 feet 3 inches 4 eighths to the southerly line of Poydras Street, thence along said line South 76 degrees 14 minutes 24 seconds East, 46 feet 3 inches 0 eighths to the westerly line of Fulton Street and the Point of Beginning and containing 4,125 square feet.

SQUARE 4, LOT 1:

A CERTAIN PARCEL OF LAND, together with all the buildings and improvements thereon, and all of the rights, ways, privileges, servitudes and advantages thereunto belong or in anywise appertaining, situated in the First District of the City of New Orleans, in Square 4, Orleans Parish, Louisiana, bounded by Convention Center Boulevard (formerly South Front Street), Lafayette, Fulton and Poydras Streets, which said parcel is designated as Lot 1 and is the only lot of and comprises the whole of said Square 4, on plan of resubdivision of Stephen L. Gremillion of Engineering Technology, Inc., dated June 28, 1982, approved by the City Planning Commission under Subdivision Docket No. 96/82, registered as a Declaration of Title Change under Entry No. 466470 in Conveyance Office Book 781, folio 237, records of Orleans Parish, and according to a survey by John J. Avery, Jr., L.S., dated August 24, 1990, and according to survey plat by Gandolfo, Kuhn & Associates, Drawing No. T-182-3, dated October 20, 1998, said Lot 1 is described as follows:

Beginning at the intersection of the upper line of Poydras Street with the westerly line of Convention Center Boulevard; thence along said line of Convention Center Boulevard, South 2 degrees 23 minutes 18 seconds East, 371 feet 1 inch 0 1/2 eighths to the lower line of Lafayette Street; thence

EXHIBIT C

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along said line, North 75 degrees 59 minutes 17 seconds West, 117 feet 7 inches 4 eighths to the East line of Fulton Street, thence along said line, North 2 degrees 0 minutes 19 seconds West, 369 feet 10 inches 1 eighth to the upper line of Poydras Street, thence along said line, South 76 degrees 14 minutes 24 seconds East, 114 feet 10 inches 6 eighths to the westerly line of Convention Center Boulevard and the Point of Beginning and containing 41,385 square feet.

SQUARE 5, LOT G:

A CERTAIN LOT OF GROUND, together with all the buildings and improvements thereon, and all of the rights, ways, privileges, servitudes and advantages thereunto belong or in anywise appertaining, situated in the First Municipal District, City of New Orleans in Square 5, Orleans Parish, Louisiana, bounded by Convention Center Boulevard, Girod, Fulton, and Lafayette Streets, designated as Lot G on a survey plat by the office of Gandolfo, Kuhn and Associates dated October 20 , 1998, Drawing No. T-182-3 and is more particularly described as follows:

Beginning at the southeast corner of Square 5 being the intersection of westerly line of Convention Center Blvd. with the northerly line of Girod St.; thence along the northerly line of Girod St. North 76 degrees, 00 minutes, 54 seconds West, 120 feet 2 inches 6 eighths to the easterly line of Fulton St.; thence along said easterly line; North 02 degrees 00 minutes 19 seconds West 363 feet, 6 inches, 2 eighths to the southerly line of Lafayette St.; thence along said southerly line South 75 degrees 59 minutes 17 seconds East, 118 feet, 1 inch, 1 eighth to the westerly line of Convention Center Blvd.; thence along said line, South 02 degrees 19 minutes 52 seconds East, 364 feet, 0 inches, 6 eighths to the northerly line of Girod St. and the point of beginning and containing 41,630 square feet.

LAFAYETTE SUBSURFACE AREA

THAT PORTION OF LAFAYETTE STREET which lies between two horizontal planes, the lower plane lying and being at an elevation of -205 feet Cairo Datum (approximate bottom of pile tip) and the upper plane lying and being at an elevation of 30 feet Cairo Datum (approximate street grade), both as referenced to United States Coast and Geodetic Survey Benchmark B-96 1991, NGS Published Value, having an elevation of 28.72 feet Cairo Datum, which property forms a portion of the Lafayette Street right of way, First Municipal District, City of New Orleans, Orleans Parish, Louisiana, the horizontal boundaries of which are more fully described as follows:

Begin at the southwest corner of Square 4 being the northeast intersection of Lafayette and Fulton Streets, thence along the lower line of Lafayette Street South 75 degrees 59 minutes 17 seconds East, a distance of 117 feet 9 inches 5 eighths to a point on the westerly line of Convention Center Boulevard (former South Front Street) which lies 2 inches 1 eighth from the southeast corner of Square 4; thence along the westerly line of Convention Center Boulevard, South 2 degrees 19 minutes 52 seconds East, a distance of 46 feet 10 inches 6 eighths to the upper line of Lafayette Street and Northeast corner of Square 5; thence along the upper line of Lafayette Street North 75 degrees 59 minutes 17 seconds West, a distance of 118 feet 1 inch 1 eighth to the easterly line of Fulton Street; thence along the easterly line of Fulton Street North 2 degrees 0 minutes 19 seconds West, a distance of 46 feet 9 inches 7 eighths to the Point of Beginning, and containing 5,308 square feet all in accord with a survey plat by Gandolfo, Kuhn & Associates, dated October 20, 1998 , Drawing No. T-182-3.

EXHIBIT C

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POYDRAS TUNNEL AREA

THAT PORTION OF POYDRAS STREET which lies between two horizontal planes, the lower plane lying and being at an elevation of -205 feet Cairo Datum (approximate bottom of pile tip), and the upper plane lying and being at an elevation of 30 feet Cairo Datum (approximate street grade), both as referenced to United States Coast and Geodetic Survey Benchmark B-96 1991, NGS Published Value, having an elevation of 28.72 feet Cairo Datum, which property forms a portion of the Poydras Street right of way, First Municipal District, City of New Orleans, Orleans Parish, Louisiana, the horizontal boundaries of which are more fully described as follows:

Beginning at the northeast corner of Square 4, being the intersection of the west line of Convention Center Boulevard with the south line of Poydras Street, 134 feet wide; thence go along the North line of Square 4, North 76 degrees 14 minutes 24 seconds West, 114 feet 10 inches 6 eighths to the Northwest corner of Square 4, and the East line of Fulton Street; thence along the projection of said line, North 2 degrees 0 minutes 19 seconds West, 139 feet 4 inches 1 eighth to the North line of Poydras Street; thence along said line South 76 degrees 14 minutes 24 seconds East, 180 feet to a point; thence go South 25 degrees 14 minutes 37 seconds West, 136 feet 10 inches 1 eighth to the point of beginning and containing 19,772 square feet, all as shown on a survey plat by Gandolfo, Kuhn & Associates, dated October 20, 1998, Drawing No. T-182-3.

ENCROACHMENT AREA

A. Those sidewalks and rights of ways adjacent to and portions of Poydras Street, Convention Center Boulevard, Lafayette Street, and Fulton Street located within ten (10) feet from the lot lines of Square 4, First Municipal District, City of New Orleans, Orleans Parish, Louisiana upon which foundations, canopies, roof overhangs, columns, decorative paving, fountains, landscaping, streetscaping, lighting, directional signage, underground utilities and other encroachments are or will be constructed in connection with the Improvements located or to be located upon said Square 4. Reference is made to a survey plat by Gandolfo, Kuhn & Associates, dated October 20, 1998, Drawing No. T-182-3.

B. Those sidewalks and right of ways adjacent to and portions of Lafayette Street, Fulton Street, Convention Center Boulevard and Girod Street located within ten (10) feet from the lot lines of Square 5, First Municipal District, City of New Orleans, Orleans Parish, Louisiana upon which foundations, canopies, roof overhangs, columns, decorative paving, fountains, landscaping, streetscaping, lighting, directional signage, underground utilities and other encroachments are or will be constructed in connection with the Improvements located or to be located upon said Square 5. Reference is made to a survey plat by Gandolfo, Kuhn & Associates, dated October 20, 1998, Drawing No. T-182-3.

C. Those sidewalks and right of ways adjacent to and portions of Poydras Street, Convention Center Boulevard, South Peters Street, and Canal Street located within fifteen (15) feet from the lot lines of Square RS, First Municipal District, City of New Orleans, Orleans Parish, Louisiana, upon which foundations, canopies, roof overhangs, columns, decorative paving, fountains, landscaping, streetscaping, lighting, directional signage, underground utilities and other encroachments are or will be constructed with the Improvements located or to be located upon said Square RS. Reference is made to a survey plat by Gandolfo, Kuhn & Associates, dated October 20, 1998, Drawing No. T-182-3.

EXHIBIT C

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EXHIBIT D

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”), dated as of the [●] day of [●], 20[●], is by and among [●] (“Escrowee”), Jazz Casino Company, L.L.C., a Louisiana limited liability company (the “Casino Operator”), and the State of Louisiana, by and through the Louisiana Gaming Control Board (the “Gaming Board”).

RECITALS

WHEREAS, the Casino Operator and the Gaming Board are parties to that certain Amended and Restated Casino Operating Contract dated as of [●], 2019 (the “Casino Operating Contract”), pursuant to which the Casino Operator furnishes, equips, operates, and conducts gaming operations within the casino located at 8 Canal Street in the City of New Orleans, Parish of Orleans, State of Louisiana (the “Casino”), as more particularly described therein.  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Casino Operating Contract.

WHEREAS, the Casino Operator is required to cause the Capital Investment to be made before the Capital Investment Deadline in accordance with Section 9.33 of the Casino Operating Contract.

WHEREAS, substantially concurrently with the parties’ execution of this Agreement, the Casino Operator intends to (i) exercise its right to extend the Capital Investment Deadline due to a Force Majeure Delay that has delayed the Casino Operator’s performance of the Capital Investment Work and (ii) deposit funds (the “Escrow Funds”) into an escrow account with Escrowee (the “Escrow Account”) to secure the Casino Operator’s performance of the Capital Investment, each in accordance with Section 9.33(b) of the Casino Operating Contract.

WHEREAS, the parties desire to enter into this Agreement in order to set forth the terms and conditions upon which Escrowee shall hold the Escrow Funds and disburse the Escrow Funds from the Escrow Account following Escrowee’s receipt of the Escrow Funds.

AGREEMENT

NOW, THEREFORE, the parties hereto agree as follows:

1.	Appointment of Agent.

a.The Casino Operator and the Gaming Board hereby appoint Escrowee to act as their escrow agent with respect to the Escrow Funds on the terms and conditions hereinafter set forth.

b.Escrowee accepts such appointment and agrees to hold the Escrow Funds in the Escrow Account and disburse the Escrow Funds from the Escrow Account in accordance with the terms and conditions hereinafter set forth.

EXHIBIT D

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2.

Deposit of the Escrow Funds into the Escrow Account.  Escrowee shall deposit the Escrow Funds into the Escrow Account immediately following Escrowee’s receipt of the Escrow Funds.  The Escrow Account shall be an interest bearing savings account; provided, however, Escrowee shall not be required to maximize the rate of interest with respect to the Escrow Account.  Escrowee shall not commingle the Escrow Funds with any other funds.

3.

Disbursement of the Escrow Funds.  Promptly following Escrowee’s receipt from the Casino Operator of a written certification that the Casino Operator has incurred Capital Investment Expenses, Escrowee shall disburse to the Casino Operator a portion of the Escrow Funds that is equal to the amount of the Capital Investment Expenses that are shown in such written certification.  Each disbursement of a portion of the Escrow Funds to the Casino Operator in accordance with this Section 3 shall be delivered by Escrowee to the Casino Operator in accordance with wire instructions delivered by the Casino Operator to Escrowee.

4.	Concerning Escrowee.

a.Escrowee shall be protected in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument, or other document which is given to Escrowee without verifying the truth or accuracy of any such notice, demand, certificate, signature, instrument, or other document, so long as Escrowee does not have a reasonable basis to question the truth or accuracy of any such notice, demand, certificate, signature, instrument, or other document.

b.Escrowee shall not be bound in any way by any other contract or understanding between the Casino Operator and the Gaming Board, whether or not Escrowee has knowledge thereof, unless Escrowee consents thereto in writing.

c.Escrowee’s sole duties and responsibilities shall be to hold the Escrow Funds in the Escrow Account and disburse the Escrow Funds from the Escrow Account in accordance with this Agreement.

d.Upon the disbursement of the Escrow Funds in accordance with this Agreement, Escrowee shall be relieved and released from any liability under this Agreement.

e.Escrowee may resign at any time upon at least ten (10) Business Days prior written notice to the Casino Operator and the Gaming Board.  If, prior to the effective date of such resignation, the Casino Operator and the Gaming Board shall have approved, in writing, a successor escrow agent, then, upon the resignation of Escrowee, Escrowee shall deliver the Escrow Funds to such successor escrow agent.  From and after such resignation and the delivery of the Escrow Funds to such successor escrow agent, Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement which arise after such resignation, all of which duties, responsibilities and obligations shall be performed by the appointed successor escrow agent.  If the Casino Operator and the Gaming Board are unable to mutually approve of a successor escrow agent within such ten (10) Business Day period, Escrowee may bring any appropriate action or proceeding for leave to deposit the Escrow Funds with a court of competent jurisdiction, pending the approval of a successor escrow agent by the Casino Operator and the Gaming Board, and upon depositing the Escrow Funds with such court of competent jurisdiction,

EXHIBIT D

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Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement which arise after the deposit of the Escrow Funds with such court of competent jurisdiction.

f.The Casino Operator and the Gaming Board hereby agree to, jointly and severally, indemnify, defend, and hold harmless Escrowee from and against any liabilities, damages, losses, costs, or expenses incurred by, or claims or charges made against, Escrowee (including reasonable attorneys’ fees and disbursements) by reason of Escrowee performing its obligations pursuant to, and in accordance with, the terms of this Agreement, but in no event shall Escrowee be indemnified for its negligence, willful misconduct, or breach of the terms of this Agreement.

g.In the event that a dispute shall arise in connection with this Agreement, or as to the rights of the Casino Operator and the Gaming Board in and to, or the disposition of, the Escrow Funds, Escrowee shall have the right to (i) hold and retain all or any part of the Escrow Funds in the Escrow Account until such dispute is settled or finally determined by litigation, arbitration or otherwise, (ii) deposit the Escrow Funds with a court of competent jurisdiction, following which Escrowee shall thereby and thereafter be relieved and released from any liability or obligation under this Agreement which arises after the deposit of the Escrow Funds with such court of competent jurisdiction, (iii) institute an action in interpleader or another similar action permitted by stakeholders in the State of Louisiana, or (iv) interplead the Casino Operator and the Gaming Board in any action or proceeding which may be brought to determine the rights of the Casino Operator and the Gaming Board to all or any part of the Escrow Funds.

h.Escrowee shall not have any liability or obligation for loss of all or any portion of the Escrow Funds by reason of the insolvency of the institution of depository with whom the Escrow Account is maintained.

5.	Termination. This Agreement shall automatically terminate upon the delivery or disbursement by Escrowee of the Escrow Funds in accordance with the terms of this Agreement.
6.

Notices.  All notices, requests, or other communications which may be or are required to be given, served, or sent by either party hereto to the other shall be deemed to have been properly given if in writing and delivered (i) in person, (ii) by overnight delivery with any reputable overnight courier service, or (iii) by deposit in any post office or mail depository regularly maintained by the United States Postal Office and sent by registered or certified mail, postage paid, return receipt requested, and shall be effective upon receipt (whether refused or accepted) and, in each case, addressed as follows:

Casino Operator:	Jazz Casino Company, L.L.C. 8 Canal Street New Orleans, LA 70130 Attn: Regional President

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with a copy to:	Law Department 1 Caesars Palace Drive Las Vegas, NV 89109 Attn: General Counsel
Gaming Board:	Louisiana Gaming Control Board 7901 Independence Boulevard Building A Baton Rouge, LA 70806 Attn: Chairman of Louisiana Gaming Control Board
with a copy to:	Attorney General State of Louisiana Post Office Box 94005 Baton Rouge, LA 70804 Attn: First Assistant Attorney General
And	Attorney General State of Louisiana Post Office Box 94005 Baton Rouge, LA 70804 Attn: Director, Gaming Division
Escrowee:	[●] [●] [●] Attn: [●]
7.

Governing Law/Waiver of Trial by Jury.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA WHICH ARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.  THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

8.

Successors.  This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto; provided, however, except as expressly provided herein with respect to Escrowee, this Agreement may not be assigned by any party without the prior written consent of the other parties hereto.

9.

Entire Agreement.  This Agreement, together with the Casino Operating Contract, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

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10.

Amendments.  Except as expressly provided in this Agreement, no amendment, modification, termination, cancellation, or rescission of this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto.

11.

Counterparts and/or Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.  Executed copies hereof may be delivered by facsimile, PDF or email, and upon receipt, shall be deemed originals and binding upon the parties hereto.

12.

Severability.  If any provision of the Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision hereof.  Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date and year first above written.

ESCROWEE
[●], a [●]
By:

CASINO Operator
JAZZ CASINO COMPANY L.L.C., a Louisiana limited liability company
By:
Name:
Title:

GAMING BOARD
The State of Louisiana by and through the LOUISIANA GAMING CONTROL BOARD
By:
Name:
Title:

EXHIBIT D

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EXHIBIT E

MUTUAL ESTOPPEL CERTIFICATE

THIS MUTUAL ESTOPPEL CERTIFICATE (this “Certificate”) is made as of [●], 2019, by Jazz Casino Company, L.L.C., a Louisiana limited liability company (the “Casino Operator”), and the State of Louisiana, by and through the Louisiana Gaming Control Board (the “Gaming Board”).  The Casino Operator and the Gaming Board are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WITNESSETH

WHEREAS, the Casino Operator and the Gaming Board are parties to that Amended and Renegotiated Casino Operating Contract dated as of October 30, 1998 (the “Original Amended Operating Contract”), as amended by the terms of that certain First Amendment to Amended and Renegotiated Operating Contract dated as of October 19, 1999 (the “First Amendment”), that certain Second Amendment to Amended and Renegotiated Operating Contract dated as of March 8, 2001 (the “Second Amendment”), that certain Third Amendment to Amended and Renegotiated Operating Contract dated as of March 29, 2001 (the “Third Amendment”), that certain Fourth Amendment to Amended and Renegotiated Operating Contract dated as of February 14, 2005 (the “Fourth Amendment”), that certain Fifth Amendment to Amended and Renegotiated Operating Contract dated as of December 16, 2005 (the “Fifth Amendment”), and that certain Sixth Amendment to Amended and Renegotiated Operating Contract dated as of June 20, 2016 (the “Sixth Amendment”).  The Original Amended Operating Contract, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, and Sixth Amendment is referred to herein as the “Existing Amended Operating Contract”).

WHEREAS, concurrently with the execution of this Certificate, the Casino Operator and the Gaming Board intend to enter into that certain Amended and Restated Casino Operating Contract (the “Casino Operating Contract”) in order to amend and restate the Existing Amended Operating Contract in its entirety and set forth the terms and conditions upon which the Casino Operator shall continue to furnish, equip, operate, and conduct gaming and other operations within the casino located at 8 Canal Street in the City of New Orleans, Parish of Orleans, State of Louisiana (the “Casino”), as more particularly described in the Casino Operating Contract.  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Casino Operating Contract.

WHEREAS, in connection with the execution of the Casino Operating Contract, each Party desires to receive certifications from the other Party as to certain facts which relate to the Existing Amended Operating Contract and Casino Operating Contract.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, each Party certifies to the other Party as follows:

1.The documents attached hereto as Schedule A constitute true, correct, and complete copies of the Original Amended Operating Contract, First Amendment, Second Amendment, Third

EXHIBIT E

Amendment, Fourth Amendment, Fifth Amendment, and Sixth Amendment.  The Original Amended Operating Contract has not been amended, modified, or supplemented in any manner, other than pursuant to the terms of the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, and Sixth Amendment.

2.The Existing Amended Operating Contract is and has been in full force and effect at all times since the Initial Effective Date.  Except for the Existing Amended Operating Contract, there are no agreements or contracts between the Parties which relate to the Casino.

3.To such Party’s actual knowledge, neither Party is in breach or default of its obligations under the Existing Amended Operating Contract.  Such Party has not delivered nor received written notice of any breach or default under the Existing Amended Operating Contract that remains uncured as of the date of this Certificate.  Such Party does not have actual knowledge of any event, circumstance, or state of facts which, upon notice or lapse of time (or both), would constitute a breach or default by either Party with respect to its obligations under the Existing Amended Operating Contract.

4.Such Party has not delivered nor received written notice of any pending litigation, arbitration, or similar proceeding which relates to the Existing Amended Operating Contract or the Casino, other than the following (collectively, the “Pending Litigation”): Jazz Casino Company, L.L.C. vs. Cynthia Bridges, in her capacity as the Secretary for the Louisiana Department of Revenue, and the Louisiana Department of Revenue (Docket No. 597,371); Jazz Fulton Development, L.L.C. vs. Cynthia Bridges, in her capacity as the Secretary for the Louisiana Department of Revenue, and the Louisiana Department of Revenue (Docket No. 597,372); Jazz Casino Company, L.L.C. vs. Tim Barfield, in his capacity as the Acting Secretary and Executive Counsel for the Louisiana Department of Revenue, and the Louisiana Department of Revenue (Docket No. 622,075); Jazz Fulton Development, L.L.C. vs. Tim Barfield, in his capacity as the Acting Secretary and Executive Counsel for the Louisiana Department of Revenue, and the Louisiana Department of Revenue (Docket No. 622,076); and Kimberly L. Robinson, in her official capacity as Secretary of the Louisiana Department of Revenue, and the Louisiana Department of Revenue vs. Jazz Casino Company, L.L.C. and Jazz Fulton Development, L.L.C. (Docket No. 670,597).  To such Party’s actual knowledge, no litigation, arbitration, or similar proceeding is currently pending or has been threatened in writing, other than the Pending Litigation.

5.The Gaming Board certifies that there are no delinquent amounts now due and owing to the Gaming Board by the Casino Operator under the Existing Amended Operating Contract.  The Parties are not engaged in any disputes regarding amounts that are owed to the Gaming Board by the Casino Operator under the Existing Amended Operating Contract.

6.This Certificate shall inure to the benefit of each Party and its successors and assigns and current or prospective lenders (and their respective successors and assigns) and shall be binding upon each Party and its successors and assigns.

7.Nothing contained in this Certificate shall be construed to modify, waive or amend (i) any of the provisions, covenants, or conditions of the Casino Operating Contract or (ii) any rights, obligations, or remedies of either Party under the Casino Operating Contract.

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8.This Certificate may be (i) executed in counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument binding upon each Party, notwithstanding that the Parties are not signatories to the same counterpart and (ii) delivered by the exchange of such executed counterparts via electronic mail.  A Party’s signature transmitted by electronic mail shall be considered an “original” signature which is binding and effective for all purposes.

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This Certificate is binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

CASINO OPERATOR:

JAZZ CASINO COMPANY L.L.C.,

a Louisiana limited liability company

By:

Name:

Title:

GAMING BOARD:

The State of Louisiana by and through

the LOUISIANA GAMING CONTROL BOARD

By:

Name:

Title:

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